As filed with the Securities and Exchange Commission on July 13, 2006

                                                     Registration No. 333-132218
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                  NEWGOLD, INC.
                 (Name of Small Business Issuer in Its Charter)

            DELAWARE                          1081                    16-1400479
(State or Other Jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)   Identification No.)

                400 CAPITOL MALL, SUITE 900, SACRAMENTO, CA 95814
                                 (916) 449-3913
          (Address and Telephone Number of Principal Executive Offices)

                400 CAPITOL MALL, SUITE 900, SACRAMENTO, CA 95814
(Address of Principal Place of Business or Intended Principal Place of Business)

                                A. SCOTT DOCKTER
                400 CAPITOL MALL, SUITE 900, SACRAMENTO, CA 95814
                                 (916) 449-3913
            (Name, Address and Telephone Number of Agent For Service)

                                    Copy to:


                               ROGER D. LINN, ESQ.
                   WEINTRAUB GENSHLEA CHEDIAK LAW CORPORATION
               400 CAPITOL MALL, 11TH FLOOR, SACRAMENTO, CA 95814
                                 (916) 558-6000


         Approximate Date of Commencement of Proposed Sale to the Public: as soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------------- ------------------- ---------------------- ---------------------- -----------------
                                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
     TITLE OF EACH CLASS OF          AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING      REGISTRATION
  SECURITIES TO BE REGISTERED         REGISTERED            SHARE (1)              PRICE (1)              FEE
--------------------------------- ------------------- ---------------------- ---------------------- -----------------
Common Stock                          4,500,000               $0.23               $1,035,000            $ 121.82
$.001 par value
--------------------------------- ------------------- ---------------------- ---------------------- -----------------
Common Stock                         24,050,025(2)            $0.23               $5,531,506            $ 651.06
$.001 par value issuable upon
conversion of convertible
debenture
--------------------------------- ------------------- ---------------------- ---------------------- -----------------
Common Stock                          5,000,000               $0.23               $1,150,000            $ 135.35
$.001 par value issuable upon
exercise of warrants
--------------------------------- ------------------- ---------------------- ---------------------- -----------------
                           TOTAL     33,550,025(3)            $0.23               $7,716,506            $ 908.23(4)
--------------------------------- ------------------- ---------------------- ---------------------- -----------------

     (1) The proposed maximum offering price per share is estimated solely for purpose of calculating the registration fee in accordance with Rule 457(c) on the basis of the average of the high and low sales price as reported by the Over-the-Counter Bulletin Board on May 22, 2006.

     (2) Estimated number of shares of common stock underlying a Convertible Debenture as provided under the Securities Purchase Agreement dated January 27, 2006 between the Registrant and Cornell Capital Partners, LP.

     (3) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement increases, the provisions of Rule 416 under the Securities Act of 1933 shall apply, and this registration statement shall be deemed to cover any such additional shares of common stock.

     (4) Registration Fee was previously paid

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


PART I - INFORMATION REQUIRED IN PROSPECTUS....................................2

     ABOUT THIS PROSPECTUS.....................................................2

     SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.........................2

     PROSPECTUS SUMMARY........................................................3

     RISK FACTORS..............................................................4

     USE OF PROCEEDS..........................................................12

     MARKET FOR NEWGOLD COMMON STOCK AND RELATED STOCKHOLDER
     MATTERS..................................................................12

     BUSINESS.................................................................14

     GOVERNMENT CONTROLS AND REGULATIONS......................................21

     DESCRIPTION OF PROPERTY..................................................24

     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS...............25

     LEGAL PROCEEDINGS........................................................36

     MANAGEMENT...............................................................37

     EXECUTIVE COMPENSATION...................................................39

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
     MANAGEMENT AND RELATED STOCKHOLDER MATTERS...............................42

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTION............................43

     DESCRIPTION OF SECURITIES................................................43

     SELLING SECURITY HOLDERS.................................................44

     PLAN OF DISTRIBUTION.....................................................45

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
     SECURITIES ACT LIABILITIES...............................................47

     LEGAL MATTERS............................................................47

     EXPERTS..................................................................48

     WHERE YOU CAN FIND MORE INFORMATION......................................48

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS............................II-1

     SIGNATURES.............................................................II-8

                   PART 1 - INFORMATION REQUIRED IN PROSPECTUS


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 13, 2006.

PROSPECTUS

                                  NEWGOLD, INC.

                        33,550,025 SHARES OF COMMON STOCK

                             ----------------------

         This prospectus relates to the disposition by certain selling stockholders identified in this prospectus (the "Selling Stockholders") of up to an aggregate of 33,550,025 shares of Common Stock, par value $0.001 per share ("Common Stock") which includes (i) 24,050,025 shares issuable upon the conversion of a convertible debenture, (ii) 5,000,000 shares issuable upon the exercise of warrants and (iii) 4,500,000 of shares of currently outstanding Common Stock. All of such shares of Common Stock are being offered for resale by the Selling Stockholders.

         The prices at which the Selling Stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of these shares by the Selling Stockholders. However, we will receive proceeds from the exercise of warrants if exercised by the Selling Stockholder.

         We will bear all costs relating to the registration of the Common Stock, other than any Selling Stockholder's legal or accounting costs or commissions.


         Our Common Stock is quoted on the Over-the-Counter ("OTC") bulletin board under the symbol "NGLD". On June 30, 2006, the last sale price of our Common Stock on the Over-the-Counter Bulletin Board was $0.49 per share.


         Our principal executive offices are located at 400 Capitol Mall, Suite 900, Sacramento, CA 95814, and our telephone number is (916) 449-3913.

                             ----------------------

  INVESTING IN THE COMMON STOCK OFFERED HEREIN INVOLVES A HIGH DEGREE OF RISK.
    YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" CONTAINED IN THIS
                         PROSPECTUS BEGINNING ON PAGE 4.

                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
          COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
           DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is ______________, 2006.

                                TABLE OF CONTENTS


ABOUT THIS PROSPECTUS..........................................................2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................2
PROSPECTUS SUMMARY.............................................................3
RISK FACTORS...................................................................4
USE OF PROCEEDS...............................................................12
MARKET FOR NEWGOLD COMMON STOCK AND RELATED STOCKHOLDER
MATTERS.......................................................................12
BUSINESS......................................................................14
GOVERNMENT CONTROLS AND REGULATIONS...........................................21
DESCRIPTION OF PROPERTY.......................................................24
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS....................25
LEGAL PROCEEDINGS.............................................................35
MANAGEMENT....................................................................36
EXECUTIVE COMPENSATION........................................................38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS...........................................................40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTION.................................42
DESCRIPTION OF SECURITIES.....................................................42
SELLING SECURITY HOLDERS......................................................43
PLAN OF DISTRIBUTION..........................................................44
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES....................................................46
LEGAL MATTERS.................................................................46
EXPERTS.......................................................................46
WHERE YOU CAN FIND MORE INFORMATION...........................................47

ABOUT THIS PROSPECTUS

         We have not authorized anyone to provide information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Common Stock. In this prospectus, references to "Newgold," the "Company," "we," "us" and "our" refer to Newgold, Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements in this prospectus and in any prospectus supplement we may file constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events concerning our business and to our future revenues, operating results, and financial condition. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "forecast," "predict," "propose," "potential," or "continue" or the negative of those terms or other comparable terminology.

         Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management's current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. The section of this prospectus captioned "Risk Factors," beginning on page 4, provides a summary of the various risks that could cause our actual results or future financial condition to differ materially from forward-looking statements made in this prospectus. The factors discussed in this section are not intended to represent a complete list of all the factors that could adversely affect our business, revenues, operating results, or financial condition. Other factors that we have not considered may also have an adverse effect on our business, revenues, operating results, or financial condition, and the factors we have identified could affect us to a greater extent than we currently anticipate. Before making any investment in our securities, we encourage you to carefully read the information contained under the caption "Risk Factors," as well the other information contained in this prospectus and any prospectus supplement we may file.

                             ----------------------

PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the information contained elsewhere in this prospectus. You should read the entire prospectus, including "Risk Factors" and the financial statements before making an investment decision.

-------------------------- -----------------------------------------------------
                  ISSUER:  Newgold, Inc.
                           -----------------------------------------------------
                           400 Capitol Mall, Suite 900
                           Sacramento, CA  95814
                           (916) 449-3913
-------------------------- -----------------------------------------------------
 DESCRIPTION OF BUSINESS:  Newgold's  business will be to acquire,  explore and, if warranted, develop various mining properties located in the state of Nevada with the objective of identifying, mining and processing gold and silver ore deposits. Newgold plans to carryout comprehensive exploration and development programs on its properties which currently consists of various mineral leases associated with the Relief Canyon Mine located near Lovelock, Nevada. A description of our business begins on page 14 of this prospectus.

                           On January 25, 2006, Newgold entered into a joint venture with ASDi LLC to explore and, if warranted, develop two additional mining properties known as the Red Caps Project and the Crescent Valley Project located in the Battle Mountain - Eureka mineral belt in Nevada. A description of this joint venture begins on page 18 of this Prospectus.
-------------------------- -----------------------------------------------------
            THE OFFERING:  This offering  relates to the resale of shares of our
                           Common Stock that may be acquired from time to time upon conversion of an outstanding Secured Convertible Debenture and upon exercise of outstanding warrants. The selling stockholders and the number of shares that may be sold by each are set forth on page 42 of this prospectus.
-------------------------- -----------------------------------------------------
                  SHARES: 33,550,025 shares of our Common Stock. A description of our Common Stock is set forth on page 43 of this prospectus.
-------------------------- -----------------------------------------------------
          MANNER OF SALE:  The shares of our Common  Stock may be sold from time to time by the selling stockholders in open market or negotiated transactions at prices determined from time to time by the selling stockholders. A description of the manner in which sales may be made is set forth in this prospectus beginning on page 44 of this prospectus.
-------------------------- -----------------------------------------------------
         USE OF PROCEEDS:  We will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholders. However, we will receive proceeds from the exercise of warrants.
-------------------------- -----------------------------------------------------
            RISK FACTORS:  The  securities  offered hereby involve a high degree of risk and will result in immediate and substantial dilution. A discussion of additional risk factors relating to our stock, our business and this offering begins on page 4 of this prospectus.
-------------------------- -----------------------------------------------------

RISK FACTORS

         Please carefully consider the specific factors set forth below as well as the other information contained in this prospectus before purchasing shares of our Common Stock. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements.

RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY AND HAVE NOT GENERATED A PROFIT SINCE WE RECOMMENCED OPERATIONS, CONSEQUENTLY OUR LONG TERM VIABILITY CANNOT BE ASSURED.

We were inactive from July 2001 to February 2003 at which time we resumed our mining related activities and have incurred losses in each reporting period since recommencing operations. Our prospects for financial success are difficult to forecast because we have a relatively limited operating history and have not yet commenced exploration at two of our mining properties and have conducted limited exploration at the Relief Canyon mining property. Our prospects for financial success must be considered in light of the risks, expenses and difficulties frequently encountered by exploration stage mining companies initiating exploration of unproven properties. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a gold and silver exploration enterprise, including limited capital resources, possible delays in mining explorations and development failure to identify commercially viable gold or silver deposits, possible cost overruns due to price and cost increases in exploration and are processing, uncertain gold and silver market prices, inability to accurately predict mining results and attract and retain qualified employees. Therefore, there can be no assurance that our exploration or mining will be successful, that we will be able to achieve or maintain profitable operations, or that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL AND OUR INVESTORS COULD LOSE THEIR INVESTMENT.

We had cash in the amount of $398,749 and working capital deficit of $2,222,655 as of April 30, 2006. We currently do not generate revenues from our operations. Our business plan calls for substantial investment and cost in connection with the acquisition and exploration of our mineral properties currently under lease or joint venture. Any direct acquisition of any of the claims under lease or joint venture is subject to our ability to obtain the financing necessary for us to fund and carry out exploration programs on the subject properties. The requirements are substantial. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market prices for minerals, investor acceptance of our properties, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unfavorable to us. The most likely source of future funds presently available to us is through the sale of additional equity capital and loans. Any sale of additional shares will result in dilution to existing stockholders while incurring additional debt will result in encumbrances on our property and future cash flows.

BECAUSE THERE IS NO ASSURANCE WHEN WE WILL GENERATE REVENUES, WE MAY DEPLETE OUR CASH RESERVES AND NOT HAVE SUFFICIENT OUTSIDE SOURCES OF CAPITAL TO COMPLETE OUR EXPLORATION OR MINING PROGRAMS.

We have not earned any revenues as of the date of this prospectus and have never been profitable. To date we have been involved primarily in financing activities and no exploration activities. We do not have an interest in any revenue generating properties. Prior to our being able to generate revenues, we will incur substantial operating and exploration expenditures without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. Our net loss for the fiscal year ended January 31, 2006 was $2,645,231 and our net loss for the quarter ended April 30, 2006 was $694,078.

Due to our continuing losses from business operations, our independent auditor's report dated April 26, 2006, includes a "going concern" explanation relating to the fact that our continued operations are dependent upon obtaining additional working capital either through significantly increasing revenues or through outside financing. We are currently operating with limited cash reserves and no revenues which could inhibit our ability to continue in business or achieve our business objectives.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF NATURAL RESOURCE PROPERTIES, THERE IS SUBSTANTIAL RISK THAT WE WILL NOT FIND COMMERCIALLY VIABLE GOLD OR SILVER ORE DEPOSITS WHICH WOULD PREVENT OUR REALIZATION OF REVENUES.

There is no assurance that any of the claims we explore or acquire will contain commercially exploitable reserves of gold or silver minerals. Exploration for natural resources is a speculative venture involving substantial risk. Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts. Success in exploration is dependent upon a number of factors including, but not limited to, quality of management, quality and availability of geological expertise and availability of exploration capital. Due to these and other factors, no assurance can be given that our exploration programs will result in the discovery of new mineral reserves or resources.

WE MAY NOT HAVE ACCESS TO ALL OF THE SUPPLIES AND MATERIALS WE NEED FOR EXPLORATION, WHICH COULD CAUSE US TO DELAY OR SUSPEND OPERATIONS.

Demand for drilling equipment and limited industry suppliers may result in occasional shortages of supplies, and certain equipment such as drilling rigs that we need to conduct exploration activities. While we plan to acquire a used mobile drilling rig, we have not negotiated any long term contracts with any suppliers of products, equipment or services. If we cannot find the trained employees and equipment when required, we will have to suspend or curtail our exploration plans until such services and equipment can be obtained.

WE HAVE NO KNOWN ORE RESERVES AND WE CANNOT PREDICT WHEN AND IF WE WILL FIND COMMERCIAL QUANTITIES OF MINERAL ORE DEPOSITS. THE FAILURE TO IDENTIFY AND EXTRACT COMMERCIALLY VIABLE MINERAL ORE DEPOSITS WILL AFFECT OUR ABILITY TO GENERATE REVENUES.

We have no known ore reserves and there can be no assurance that any of the mineral claims we are exploring contain commercial quantities of gold or silver. Even if we identify commercial reserves, we cannot predict whether we will be able to mine the reserves on a profitable basis, if at all.

WE HAVE ENTERED INTO ONE JOINT VENTURE IN WHICH OUR JOINT VENTURE PARTNER IS AN AFFILIATE AND WE INITIALLY OWN A MINORITY INTEREST. CONSEQUENTLY, WE MAY BE UNABLE TO INFLUENCE OR PREVENT ACTIONS PERTAINING TO THE JOINT VENTURE PROPERTY WHICH WE DISAGREE WITH.

We have acquired the exploration rights to two mining properties from ASDi LLC whose sole manager and majority member is A. Scott Dockter, President and CEO of Newgold. Consequently, Mr. Dockter has a conflict of interest in this joint venture. Furthermore, ASDi LLC will initially hold a 77.78% interest in a newly formed Nevada LLC through which the joint venture will be operated. While Newgold will be the sole manager of the Nevada LLC, Mr. Dockter will be able to control the joint venture activities through his position with the Manager (Newgold) and through his ownership and control of the majority member (ASDi
LLC). While Mr. Dockter will endeavor to always act in the best interest of Newgold and its stockholders, stockholders will have only limited ability to influence or object to actions taken by the Nevada LLC in exploring, developing and capital spending on the joint venture properties.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

Newgold is substantially dependent upon the continued services of A. Scott Dockter, its President. We have no employment agreement with Mr. Dockter, nor is there either key person life insurance or disability insurance on Mr. Dockter. While Mr. Dockter expects to spend the majority of his time assisting Newgold and its business, there can be no assurance that Mr. Dockter's services will remain available to Newgold. If Mr. Dockter's services are not available to Newgold, Newgold will be materially and adversely affected. However, Mr. Dockter has been a significant stockholder of Newgold since its inception and considers his investment of time and money in Newgold of significant personal value. Our success is also largely dependent on our ability to hire highly qualified personnel. This is particularly true in the highly technical business such as mineral exploration. These individuals are in high demand and we may not be able to retain the personnel we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Failure to hire key personnel when needed, or on acceptable terms, to carryout our exploration and mining programs would have a significant negative effect on our business.

BECAUSE THE PROBABILITY OF MANY OF THE INDIVIDUAL MINING PROSPECTS EXPLORED WILL NOT SHOW COMMERCIALLY VIABLE AMOUNTS OF GOLD OR SILVER ORE DEPOSITS, SUBSTANTIAL AMOUNTS OF FUNDS SPENT ON EXPLORATION WILL NOT RESULT IN IDENTIFIABLE RESERVES.

The probability of our exploration program identifying individual prospects having commercially significant reserves cannot be predicted. It is likely that many of the properties explored will not contain any commercially significant reserves. As such substantial funds will be spent on exploration which may identify only a few, if any, claims having commercial development potential.

OUR MINING CLAIMS COULD BE CONTESTED WHICH WOULD ADD SIGNIFICANT COSTS AND DELAYS TO OUR EXPLORATION PROGRAMS.

Our mining property rights consist of 78 mill site and unpatented mining claims at the Relief Canyon Mine; 96 unpatented mining claims at the Red Caps project; and 39 unpatented mining claims at the Crescent Valley project. The validity of unpatented mining claims is often uncertain and is always subject to contest. Unpatented mining claims are generally considered subject to greater title risk than patented mining claims, or real property interests that are owned in fee simple. If title to a particular property is successfully challenged, we may not be able to develop or retain our royalty interests on that property, which could reduce our future revenues.

MINING OPERATIONS ARE SUBJECT TO EXTENSIVE FEDERAL AND STATE REGULATION WHICH INCREASES THE COSTS OF COMPLIANCE AND POSSIBLE LIABILITY FOR NON-COMPLIANCE.

Mining is subject to extensive regulation by state and federal regulatory authorities. State and federal statutes regulate environmental quality, safety, exploration procedures, reclamation, employees' health and safety, use of explosives, air quality standards, pollution of stream and fresh water sources, noxious odors, noise, dust, and other environmental protection controls as well as the rights of adjoining property owners. We believe that we are currently operating in compliance with all known safety and environmental standards and regulations applicable to our Nevada properties or are in the process of remediating our property to be compliant. However, there can be no assurance that our compliance could be challenged or that future changes in federal or Nevada laws, regulations or interpretations thereof will not have a material adverse affect on our ability to resume and sustain mining operations.

MINING OPERATIONS ARE SUBJECT TO VARIOUS RISKS AND HAZARDS WHICH COULD RESULT IN SIGNIFICANT COSTS OR HINDER ONGOING OPERATIONS.

The business of gold mining is subject to certain types of risks, including environmental hazards, industrial accidents, and theft. We expect to secure insurance against certain property damage loss (including business interruption) and comprehensive general liability insurance. While we will maintain insurance consistent with industry practice, it is not possible to insure against all risks associated with the mining business, or prudent to assume that insurance will continue to be available at a reasonable cost. We have not obtained environmental liability insurance because such coverage is not considered by management to be cost effective. We currently carry no insurance on any of our properties due to the current status of our mine operations.

COMPLIANCE WITH CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE REGULATIONS MAY RESULT IN ADDITIONAL EXPENSES.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, and new regulations issued by the Securities and Exchange Commission, are creating uncertainty for companies. In order to comply with these laws, we may need to invest substantial resources to comply with evolving standards, and this investment would result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

OUR  OFFICERS AND  DIRECTORS  HAVE LIMITED  LIABILITY  AND HAVE  INDEMNIFICATION
RIGHTS

Our Certificate of Incorporation and by-laws provide that we will indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.

RISKS RELATED TO OUR STOCK

OUR STOCK PRICE IS VOLATILE.

The market price of a share of our Common Stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future. During the first three months of fiscal year 2007, through April 30, 2006, the high and low sales prices of a share of Newgold common stock were $0.24 and $0.14 respectively. During fiscal year 2006, through January 30, 2006, the high and low sales prices of a share of Newgold Common Stock were $0.34 and $0.10, respectively. During fiscal year 2005, the high and low sales prices of a share of our Common Stock were $0.36 and $0.02, respectively. The market price of a share of our Common Stock may continue to fluctuate in response to a number of factors, including:

         o    results of our exploration program;

         o    fluctuations in our quarterly or annual operating results;

         o    fluctuations in the market price of gold and silver;

         o the loss of services of one or more of our executive officers or other key employees;

         o adverse effects to our operating results due to unforeseen difficulties affecting our exploration program; and

         o    general economic and market conditions.

WE MAY NEED TO RAISE FUNDS THROUGH DEBT OR EQUITY FINANCINGS IN THE FUTURE, WHICH WOULD DILUTE THE OWNERSHIP OF OUR EXISTING STOCKHOLDERS AND POSSIBLY SUBORDINATE CERTAIN OF THEIR RIGHTS TO THE RIGHTS OF NEW INVESTORS OR CREDITORS.

We may choose to raise additional funds in debt or equity financings if they are available to us on terms we believe reasonable to increase our working capital, strengthen our financial position or to make acquisitions. Any sales of additional equity or convertible debt securities would result in dilution of the equity interests of our existing stockholders, which could be substantial. Additionally, if we issue shares of preferred stock or convertible debt to raise funds, the holders of those securities might be entitled to various preferential rights over the holders of our Common Stock, including repayment of their investment, and possibly additional amounts, before any payments could be made to holders of our Common Stock in connection with an acquisition of the Company. Such additional debt, if authorized, would create rights and preferences that would be senior to, or otherwise adversely affect, the rights and the value of our

Common Stock. Also, new investors may require that we and certain of our stockholders enter into voting arrangements that give them additional voting control or representation on our board of directors.

INADEQUATE MARKET LIQUIDITY MAY MAKE IT DIFFICULT TO SELL OUR STOCK.

There is currently a public market for our Common Stock, but we can give no assurance that there will always be such a market. Only a limited number of shares of our Common Stock are actively traded in the public market and we cannot give assurance that the market for our stock will develop sufficiently to create significant market liquidity. An investor may find it difficult or impossible to sell shares of our Common Stock in the public market because of the limited number of potential buyers at any time. In addition, the shares of our Common Stock are not eligible as a margin security and lending institutions may not accept our Common Stock as collateral for a loan.

THE APPLICATION OF THE "PENNY STOCK REGULATION" COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to buy and sell our securities and may have the effect of reducing the level of trading activity of our Common Stock in the secondary market.

WE MAY ENGAGE IN FUTURE ACQUISITIONS THAT DILUTE OUR STOCKHOLDERS AND CAUSE US TO INCUR DEBT OR ASSUME CONTINGENT LIABILITIES.

As part of our strategy, we expect to review opportunities to acquire or participate in the exploration of other mining properties that would complement our current exploration or mining program, or that may otherwise offer growth opportunities. In the event of any future acquisitions, we could:

         o issue stock that would dilute current stockholders' percentage ownership;

         o    incur debt; or

         o    assume liabilities.

         These acquisitions also involve numerous risks, including:

         o problems combining additional exploration or mining opportunities with current business operations:

         o    unanticipated costs;

         o    holding  a  minority   interest   in  other   joint   ventures  or
              partnerships;

         o    possible financial commitments to fund development;

         o risks associated with exploring new mining property with negative results; and

         o    possible shared control with other persons or entities;

We cannot assure you that we will realize positive exploration results from the newly acquired Red Caps and Crescent Valley projects or any additional mining rights we may participate in or acquire in the future.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT

WE HAVE SIGNIFICANT "EQUITY OVERHANG" WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND IMPAIR OUR ABILITY TO RAISE ADDITIONAL CAPITAL THROUGH THE SALE OF EQUITY SECURITIES.

As of April 30, 2006, Newgold had approximately 68,604,072 shares of Common Stock outstanding and a convertible debenture which is convertible into up to 24,050,025 shares of our Common Stock. Additionally, warrants to purchase a total of 21,274,583 shares of our Common Stock were outstanding as of April 30, 2006. Furthermore, up to an additional 24,050,025 shares of Common Stock could become issuable to the convertible debenture holders if a default were to occur. The possibility that substantial amounts of our outstanding Common Stock may be sold by investors or the perception that such sales could occur, often called "equity overhang," could adversely affect the market price of our Common Stock and could impair our ability to raise additional capital through the sale of equity securities in the future.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE DEBENTURE COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES UPON CONVERSION, WHICH WILL CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

At the time of entering into the $1,000,000 Secured Convertible Debenture ("Convertible Debenture") with Cornell Capital Partners, the Fixed Conversion Price was $0.26 per share which would equal approximately 3,808,073 if the entire principal were converted into Newgold Common Stock. This represents the minimum number of shares issuable upon the conversion of the Convertible Debenture. However, the Convertible Debenture provides for the conversion rate at any given time to be the lower of the Fixed Conversion Price or 95% of the lowest Volume Weighted Average Price of Newgold's Common Stock during the 30 trading days immediately preceding the Conversion Date as quoted in Bloomberg, LP ("Market Conversion Price"). Consequently, if the market price for Newgold Common Stock should remain below $0.26 per share, we would be required to issue substantially more shares of Common Stock upon the conversion of the Convertible Debenture. The issuance of significantly more shares at a lower conversion price would have a dilutive effect to our current stockholders. See the Table on page 14.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT DATED JANUARY 27, 2006, SECURED CONVERTIBLE DEBENTURE OR THE SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR MINING RIGHTS HELD IN THE RELIEF CANYON PROPERTY.

In connection with the Securities Purchase Agreement dated January 27, 2006, we executed a Security Agreement in favor of Cornell Capital Partners granting them a first priority security interest in all of our leasehold interests and mining rights to the Relief Canyon property as well as any equipment or improvements located in such property. The Security Agreement states that if an event of default occurs under the Securities Purchase Agreement, Secured Convertible Debenture or Security Agreement, Cornell Capital Partners have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

IN THE EVENT A DEFAULT OCCURS UNDER THE SECURED CONVERTIBLE DEBENTURE, WE MAY BE REQUIRED TO ISSUE UP TO AN ADDITIONAL 24,050,025 SHARES OF NEWGOLD COMMON STOCK AS AN ADDITIONAL PENALTY FOR SUCH DEFAULT. IF SUCH SHARES WERE TO BE ISSUED, WE WOULD BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING THOSE ADDITIONAL SHARES AND RESULTING IN FURTHER DILUTION TO EXISTING STOCKHOLDERS AND EXPENSE TO NEWGOLD.

As an additional inducement to Cornell Capital Partners to enter into the Securities Purchase Agreement, the event of a default in the Convertible Debenture, we would be required, in addition to other remedies provided, to issue up to an additional 24,050,025 shares of our Common Stock to Cornell Capital Partners as an additional penalty for such default. (The exact number of shares dependent on the amount of principal debt remaining unpaid at the time a default was declared). In addition to having a dilutive affect on our existing stockholders, we would be required to file a subsequent registration statement covering such additional shares. The filing of an additional registration statement would result in substantial costs to us.

OUR  FINANCIAL  CONDITION  AND  THE  RESTRICTIVE   COVENANTS  CONTAINED  IN  OUR
OUTSTANDING DEBT MAY LIMIT OUR ABILITY TO BORROW ADDITIONAL FUNDS OR TO RAISE ADDITIONAL EQUITY AS MAY BE REQUIRED TO FUND OUR FUTURE OPERATIONS.

The terms of our outstanding Secured Convertible Debenture with Cornell Capital Partners may limit our ability, without Cornell Capital's consent, to, among other things:

         o    enter into certain transactions;

         o    create additional liens on our assets;

         o issue preferred stock or Common Stock at certain discounts below market prices; or

         o    merge or consolidate with other entities.

These restrictions could adversely affect our liquidity and our ability to attract additional funding as required.

WE MAY NOT BE ABLE TO PAY OUR DEBT AND OTHER OBLIGATIONS AND OUR ASSETS MAY BE SEIZED AS A RESULT.

We do not have sufficient funds to repay our outstanding debt at maturity and we may not generate the cash flow required to pay our liabilities as they become due. Our outstanding debt includes approximately $1,000,000 and accrued interest on the Convertible Debenture with Cornell Capital Partners due on January 27, 2009. If Cornell Capital Partners determines not to convert the Debenture into shares of Newgold Common Stock they may require us to repay all of the principal and interest outstanding under the Debenture under certain circumstances. We may not have sufficient cash reserves to repay the Debenture at such time, which would cause an event of default under the Debenture and may force us to declare bankruptcy. If we raise additional funds to repay the Debenture by selling equity securities, the relative equity ownership of our existing investors could be diluted and new investors could obtain terms more favorable than previous investors.

USE OF PROCEEDS

The Shares offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any proceeds from the sale of Common Stock by the selling stockholders.

MARKET FOR NEWGOLD COMMON STOCK AND RELATED STOCKHOLDER MATTERS

MARKET FOR OUR COMMON STOCK

In July 1997, our Common Stock was approved for quotation on the National Association of Securities Dealers' Over-the-Counter ("OTC") Bulletin Board where it traded under the symbol "NGLD" until June 2001. In June 2001, our Common Stock was moved to the "Pink Sheets" published by the Pink Sheets LLC (previously National Quotation Bureau, LLC). On June 7, 2005, our Common Stock was again approved for quotation on the OTC Bulletin Board with its symbol of "NGLD." As of June 30, 2006, the closing bid price of our Common Stock was $0.49 per share.

PRICE RANGE OF OUR COMMON STOCK

A public trading market having the characteristics of depth, liquidity and orderliness depends upon the existence of market makers as well as the presence of willing buyers and sellers, which are circumstances over which we do not have control. The following table sets forth the high and low sales prices reported by the OTC Bulletin Board for our Common Stock in the periods indicated. The quotations below reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

NEWGOLD, INC. COMMON STOCK                             LOW              HIGH
------------------------------------------------  --------------  --------------

YEAR ENDING JANUARY 31, 2007
------------------------------------------------  --------------  --------------
First Quarter (February-April)                        $0.14            $0.245
------------------------------------------------  --------------  --------------

YEAR ENDING JANUARY 31, 2006
------------------------------------------------  --------------  --------------
Fourth Quarter (November-January)                     $0.12            $0.225
Third Quarter (August-October)                        $0.10             $0.29
Second Quarter (May-July)                             $0.20             $0.34
First Quarter (February-April)                        $0.15             $0.33
------------------------------------------------  --------------  --------------

YEAR ENDED JANUARY 31, 2005
------------------------------------------------  --------------  --------------
First Quarter (November-January)                      $0.08             $0.33
Second Quarter (August-October)                       $0.02             $0.25
Third Quarter (May-July)                              $0.15             $0.26
Fourth Quarter (February-April)                       $0.16             $0.36
------------------------------------------------  --------------  --------------



STOCKHOLDERS

As of January 31, 2006, there were approximately 1,065 holders of record of our Common Stock. This amount does not include stockholders whose shares are held in street name.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain all future earnings for the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We have not issued any securities pursuant to any equity compensation plans.

SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE DEBENTURE

The $1,000,000 principal amount held by Cornell Capital is convertible into shares of our Common Stock at a per share conversion rate at the time of conversion which will be the lower of $0.2626 per share or 95% of the lowest Volume Weighted Average Price of Newgold's common stock during the 30 trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP (the "Market Conversion Price").

The following table sets forth the number of shares which would be issued to Cornell Capital upon the conversion of the $1,000,000 principal amount of the Debenture at various assumed Market Conversion Prices:

        ----------------------------------- -- ----------------------------
                                                 Total Shares Issued to
                                                Cornell Capital Under the
         Assumed Market Conversion Price            Debenture if Full
                    Per Share                         Conversion(1)
        ----------------------------------- -- ----------------------------
               $   0.2626 or higher                     3,808,073
        ----------------------------------- -- ----------------------------
               $   0.20                                 5,000,000
        ----------------------------------- -- ----------------------------
               $   0.18                                 5,555,556
        ----------------------------------- -- ----------------------------
               $   0.15                                 6,666,667
        ----------------------------------- -- ----------------------------
               $   0.10                                10,000,000
        ----------------------------------- -- ----------------------------
               $   0.05                                20,000,000
        ----------------------------------- -- ----------------------------
         (1) Does not include conversion of accrued but unpaid interest on the Debenture


BUSINESS

GENERAL

Newgold has embarked on a business strategy whereby it will invest in, explore and if warranted, conduct mining operations of its current mining properties and other mineral producing properties. Newgold is a public company that in the past has been engaged in the exploration, acquisition and development of gold-bearing properties in the continental United States. Currently, Newgold's principal assets include various mineral leases associated with the Relief Canyon Mine located near Lovelock, Nevada along with various items of mining equipment and improvement located at that site. Newgold has also entered into a joint venture to explore additional mining properties known as the Red Caps Project and Crescent Valley Project, both of which are located in Lander County, Nevada.

From 1995 until the beginning of 2000, Newgold had followed the above described business activity focusing on the exploration and mining of gold and silver ore deposits. At the beginning of 2000, Newgold's business strategy became focused on investing in Internet start-up companies. That strategy was not successful and by mid-2001 Newgold had abandoned such investments. From approximately July 2001 until February 2003 Newgold had been inactive. During the period of inactivity, ASDi LLC, an entity controlled by A. Scott Dockter who is also the Chairman and CEO of Newgold, has made the necessary expenditures to maintain the current status of the Relief Canyon mining claims. In February 2003, Newgold resumed its business of acquiring, exploring and if warranted developing its mining properties.

Newgold's mailing address is 400 Capitol Mall, Suite 900, Sacramento, CA 95814; and its telephone number is (916) 449-3913.

THE COMPANY

Newgold, a Delaware corporation, has been engaged in the acquisition, development and exploration of gold-bearing properties in the continental United States since 1995. In fiscal 1999 Newgold placed its only remaining property, the Relief Canyon Mine, located in Pershing County, Nevada, on a care and maintenance status. During fiscal 2000, Newgold executed a contract to sell the Relief Canyon Mine to A. Scott Dockter, Chairman of Newgold; however the sale was never completed and the asset remains the property of Newgold. It is now Newgold's intention to resume mining at the Relief Canyon Mine. See "Business" below for further detail.

Newgold's independent accountants have included a "going concern" explanatory paragraph in their report dated April 26, 2006 on Newgold's financial statements for the fiscal year ended January 31, 2006, indicating substantial doubt about Newgold's ability to continue as a going concern (See Note 2 of Financial Footnotes). If Newgold's exploration program is not successful or if insufficient funds are available to carry out Newgold's development plans, then Newgold will not be able to execute its business plan.

For financial information regarding Newgold, see "Financial Statements."

BUSINESS

Newgold is an "exploration stage" company engaged in the search and/or verification of ore deposits (reserves) in its property. Our business will be to acquire, explore and, if warranted, develop various mining properties located in the state of Nevada. We plan to carryout comprehensive exploration and development programs on our properties. While we currently plan to fund and conduct these activities ourselves, we may in the future outsource some of these activities through the use of various joint venture, royalty or partnership arrangements pursuant to which other companies would agree to finance and carryout the exploration and development programs on our mining properties. Consequently, our current plan will require the hiring of various mining employees to perform exploration and mining activities for our various mining properties.

PROPERTIES

RELIEF CANYON MINE

The Relief Canyon Mine is an open-pit, heap leaching operation located approximately 110 miles northeast of Reno, Nevada. Newgold held 50 unpatented mining claims covering approximately 1000 acres until October 2004 at which time Newgold completed re-staking the Relief Canyon mill site and lode claims. Newgold currently holds a total of 78 claims including 57 mill site claims and 21 unpatented mining claims. The annual payments to maintain these claims are approximately $15,600. The mine is readily accessible by improved roads. Water for mining and processing operations is provided by two wells located on the property in close proximity to the mine and processing facilities. Power is provided by a local rural electric association and phone lines are present at the mine site. Relief Canyon is located in the Humboldt Range, a mining district in Pershing County, Nevada.

Background and History
----------------------

On January 10, 1995, Newgold purchased the Relief Canyon mine from J.D. Welsh & Associates for $500,000. The mine at that time consisted of 39 unpatented lode mining claims covering approximately 780 acres and a lease for access to an additional 800 acres contiguous to the 39 claims located on Newgold's property. Located on the property are, a building containing five carbon tanks and a boiler for carbon strip solution, four detoxified leach pads, a preg pond for gold bearing solution, a barren pond for solution from which gold had been removed, water rights, and various permits. From acquisition through November 1997, Newgold refurbished the processing facilities by the purchase and installation of all equipment required to process the gold bearing leach solution when the mine was returned to production in 1997. During 1997, Newgold staked an additional 402 claims. However, subsequent to January 31, 1998, Newgold reduced the total claims to 50 (covering approximately 1,000 acres). In 1999 Newgold placed the mine in a care and maintenance status.

If mining operations are not resumed at the Relief Canyon mine, it is possible Newgold may be required to reclaim the mine. Reclamation consists of recontouring the four heaps to a 3:1 slope, sale and removal of the building and its contents, evaporation of all water in both ponds and burial of the building foundation and floor within the ponds' liners under the soil contained in the pond berms. Finally, native vegetation must be re-established in all areas of disturbance.

During 1996, Repadre Capital Corporation ("Repadre") purchased for $500,000 a net smelter return royalty (Repadre Royalty). Repadre was to receive a 1.5% royalty from production at each of the Relief Canyon Mine and Mission Mines. In July 1997, an additional $300,000 was paid by Repadre for an additional 1% royalty from the Relief Canyon Mine. In October, 1997, when the Mission Mine lease was terminated, Repadre exercised its option to transfer the Repadre Royalty solely to the Relief Canyon Mine resulting in a total 4% royalty. The total amount received of $800,000 has been recorded as deferred revenue in the accompanying financial statements.

Plan for Relief Canyon Production
---------------------------------

Based on past exploration by us and work done by others, we believe the Relief Canyon Mine presents the potential for gold bearing ore deposits which will hopefully be validated through further exploration of additional mining claims.

As of January 31, 2006 the Relief Canyon properties include 78 unpatented mining claims contained in about 1,000 acres.

Newgold's operating plan is to place the most promising mining targets into production during the 2007 fiscal year, and use the net proceeds from these operations to fund expanded exploration and development of its entire property holdings. By this means, Newgold intends to progressively enlarge the scope and scale of the mining and processing operations, thereby increasing both Newgold's annual revenues and its net profits.

Newgold's goals for environmental protection and reclamation are for minimal environmental disturbance during mining, and reclamation and/or restoration of the disturbed area after mining ceases. The economics of Newgold's operations will permit this environmentally responsible plan of operations.

We will initially focus on exploring the North Relief Canyon mining property. We recently posted a $243,204 reclamation bond with the Nevada Bureau of Mining Regulations and Reclamation ("BMRR") which allows us to apply for new permits for mining and processing on the property. In addition to posting the reclamation bond, the property must be brought into compliance with the Bureau of Land Management ("BLM") and Nevada Department of Environmental Protection ("NDEP") before any work can commence. We have completed approximately 75% of all the environmental work required by NDEP in the administrative Order of Consent issued May 2005 (the AOC). The purpose of the AOC is to bring the Relief Canyon mine up to current environmental compliance.

To assist us in this effort, we have retained Dyer Engineering Consultants, Inc. as our lead engineering firm for the permitting and compliance engineering work at the Relief Canyon, Crescent Valley and Red Caps exploration projects in Nevada.

Once we have achieved environmental compliance, we can proceed with the permits to commence full scale exploration and mining activities. The estimated time for completing the permitting process is between 9 months to 18 months. However, upon posting the bond, we are able to carry on limited operations pending full permitting for full mining operations.

Description of Past Exploration and Existing Development Efforts
----------------------------------------------------------------

Over 400 reverse circulation holes have been drilled at the Relief Canyon project. Of the 400 holes drilled, 106 had intercepts of gold bearing ore structures of 0.1 gold/ton content. Additionally there are numerous holes with several feet of 0.09 - 0.099 gold/ton content.

The ore zone of Relief Canyon is open ended on three sides. It is projected that additional drilling will increase the size of possible reserves. Most of the drilling to date was targeted for open pit mining, resulting in shallow holes which did not test for possible deeper ore deposits. A significant number of deep holes with 0.3 gold/ton and better were drilled on the North end of the property. This area is targeted for initial underground mining development. Additional exploration holes will be drilled when underground mining commences throughout the various ore zones to determine future development.

Typically, grade values of the Relief Canyon drill holes are reduced as a result of finds being lost down the hole or vented out as dust. Actual mining and recovery of gold in the milling process will determine the loss if any which could be as much as 30%.

Proposed Underground Mining Efforts
-----------------------------------

We will pursue exploration drilling to further identify areas of possible gold-bearing ore deposits. Results of this additional drilling will allow us to better plan our eventual underground mining efforts. Further development of our underground mining activity will also be dependent on the availability of adequate capital to initiate and sustain this effort. Underground mining is very expensive costing in the range of $600 to $1,000 per linear foot of underground development.

Ore Processing
--------------

Some gold-bearing sulfide ores may be processed through a flotation plant. In flotation, ore is finely ground, turned into slurry, then placed in a tank known as a flotation cell. Chemicals are added to the slurry causing the gold-containing sulfides to float in air bubbles to the top of the tank, where they can be separated from waste particles that sink to the bottom. The sulfides are removed from the cell and converted into a concentrate that can then be processed in an autoclave or roaster to recover the gold. The ore is then processed through an oxide mill.

Higher-grade oxide ores are processed through mills, where the ore is ground into a fine powder and mixed with water in slurry, which then passes through a cyanide leaching circuit. Lower grade oxide ores are processed using heap leaching. Heap leaching consists of stacking crushed or run-of-mine ore on impermeable pads, where a weak cyanide solution is applied to the top surface of the heaps to dissolve the gold. In both cases, the gold-bearing solution is then collected and pumped to facilities to remove the gold by collection on carbon or by zinc precipitation directly from leach solutions.

CRESCENT VALLEY AND RED CAPS MINE
---------------------------------

Overview
--------

Newgold is the owner of a 22.22% joint venture interest and is the operator of the Crescent Red Caps Joint Venture ("Crescent Red Caps"). The remaining 77.78% interest is held by ASDi LLC, a California limited liability company owned by A. Scott Dockter, Chairman and CEO of Newgold. Additionally, Newgold, by making expenditures over the next three years aggregating $2,700,000, will end up with a 66.66% overall interest in the joint venture. Newgold will then have the opportunity to purchase the remaining joint venture interest held by Mr. Dockter based on the results of the exploration work contemplated by these additional expenditures.

The properties are subject to two leases held by individuals and trusts affiliated with Sam Bida and Leon Belaustagi. The two leases include approximately 135 unpatented mining claims and cover approximately 2700 acres. All gold, silver and other mineral production by Crescent Red Caps is subject to a 3% net smelter return ("NSR") royalty payable to the lessors except for barite which is subject to a 10% royalty on ore produced from claims covered by the leases.

Property
--------

The Crescent Red Caps Properties are located in northeastern Nevada, approximately 60 miles southwest of Elko, Nevada in Lander County. The properties are accessed via Nevada State Highway 306, which extends southward from U.S. Interstate 80, both of which are paved roads.

The Cortez area of interest comprises approximately 640,000 acres along the Cortez/Battle Mountain trend. The two leases controlled by Crescent Red Caps include approximately 135 unpatented mining claims and cover approximately 2700 acres located along the Cortez/Battle

Mountain trend. Currently no exploration, development or mining permits have been granted for the areas covered by the leases.

Geology and Mineralization
--------------------------

The Crescent Red Caps properties are situated along the Cortez/Battle Mountain trend in north-central Nevada. The principal gold deposits and mining operations are located on the southwest and south sides of Crescent Valley, which was formed by basin and range extensional tectonism. Mineralization is sedimentary rock-hosted and consists of micron-sized free gold particles that are disseminated throughout the host rock, commonly in association with secondary silica, iron oxides or pyrite.

Exploration and Development
---------------------------

Approximately 23,000 feet of exploration drilling has been completed in two different drill programs conducted in 1991 and 1996. Gold mineralization encountered both in drilling and in surface sampling is tightly structurally controlled and is confined to narrow shears and fractures developed mainly in the non-reactive cherts and argillites. Future drill programs will test for more extensive bodies of mineralization. Upward migration of gold mineralization from a stockwork system or replacement mineralization of a more reactive host rock at depth could produce the type of anomalous gold concentrations found at the prior drill sites. The exploration potential in the immediate project areas remains positive. The focus in fiscal 2007 will be additional exploration drilling to better delineate the extent of the Crescent Red Caps area. The deep hole drilling program involves drilling exploratory holes to a depth of between 1000 ft. and 3000 ft.

INDUSTRY OVERVIEW

The gold mining and exploration industry has experienced several factors recently that are favorable to Newgold as described below.

The spot market price of an ounce of gold has increased from a low of $253 in February 2001 to a high of $645 in April 2006. The price was $568.75 as of January 31, 2006. This current price level has made it economically more feasible to produce gold as well as made gold a more attractive investment for many. Newgold is projecting a cash cost per ounce of gold produced in a range of $170 to $210. Accordingly, the gross margin per ounce of gold produced per the historical spot market price range above provides significant profit potential if successful in identifying and mining gold at Relief Canyon mine.

By industry standards, there are generally four types of mining companies. Newgold is considered an "exploration stage" company. Typically, an exploration stage mining company is focused on exploration to identify new, commercially viable gold deposits. "Junior mining companies" typically have proven and probable reserves of less then one million ounces of gold, generally produces less then 100,000 ounces of gold annually and / or are in the process of trying to raise enough capital to fund the remainder of the steps required to move from a staked claim to production. "Mid-tier" and large mining ("senior") companies may have several projects in production plus several million ounces of gold in reserve.

Generally gold reserves have been declining for a number of years for the following reasons:

     o The extended period of low gold prices from 1996 to 2001 made it economically unfeasible to explore for new deposits for most mining companies.

     o The demand for and production of gold products have exceeded the amount of new reserves added over the last several consecutive years.

Reversing the decline in lower gold reserves is a long term process. Due to the extended time frame it takes to explore, develop and bring new production on line, the large mining companies are facing an extended period of lower gold reserves. Accordingly, junior companies that are able to increase their gold reserves more quickly should directly benefit with an increased valuation.

Additional factors causing higher gold prices over the past two years have come from a weakened United States dollar. Reasons for the lower dollar compared to other currencies include the historically low US interest rates, the increasing US budget and trade deficits and the general worldwide political instability caused by the war on terrorism.

COMPETITION

There are generally considered four types of mining companies: exploration, junior, mid-tier and large companies. We believe junior companies represent the largest group of gold companies in the public stock market. All four types of mining companies may have projects located in any of the gold producing continents of the world and many have projects located near the Relief Canyon, Red Caps and Crescent Valley mines in Nevada. Many of our competitors have greater exploration, production, and capital resources than we do, and may be able to compete more effectively in any of these areas. Newgold's inability to generate capital to fund exploration and production capacity near-term, would establish a competitive cost disadvantage in the marketplace which would have a material adverse effect on its operations and potential profitability.

We  also  compete  in  the  hiring  and  retention  of  experienced   employees.
Consequently, we may not be able to hire qualified miners or operators in the numbers or at the times desired.

MINING PROPERTY RIGHTS

Relief Canyon Property
----------------------

Our mining property rights are represented by 78 unpatented mill and mining lode claims which were re-staked in October 2004. Unpatented mining claims are generally considered subject to greater title risks than patented mining claims or real property interests that are owned in fee simple. To remain valid, such unpatented claims are subject to annual maintenance fees. As of April 30, 2006, we were current in the payment of such maintenance fees.

Red Caps Property
-----------------

Our mining property rights are represented by 96 unpatented mining lode claims. Unpatented mining claims are generally considered subject to greater title risks than patented mining claims or real property interests that are owned in fee simple. To remain valid, such unpatented claims are subject to annual maintenance fees. As of April 30, 2006, the joint venture was current in the payment of such maintenance fees.

Crescent Valley Property
------------------------

Our mining property rights are represented by 39 unpatented mining lode claims. Unpatented mining claims are generally considered subject to greater title risks than patented mining claims or real property interests that are owned in fee simple. To remain valid, such unpatented claims are subject to annual maintenance fees. As of January 31, 2006, the joint venture was current in the payment of such maintenance fees.

EMPLOYEES

As of April 30, 2006, we had three full-time employees and one part-time employee. We anticipate hiring additional employees during the current year to work on the mining sites in Nevada as our exploration program is initiated. While skilled equipment and operations personnel are in demand, we believe we will be able to hire the necessary workers to implement our exploration program. Our employees are not expected to be subject to a labor contract or collective bargaining agreement. We consider our employee relations to be good.

Consulting services, relating primarily to geologic and geophysical interpretations, and relating to such metallurgical, engineering, and other technical matters as may be deemed useful in the operation of our exploration activities, will be provided by independent contractors.

GOVERNMENT CONTROLS AND REGULATIONS

Our exploration, mining and processing operations are subject to various federal, state and local laws and regulations governing prospecting, exploration, development, production, labor standards, occupational health, mine safety, control of toxic substances, and other matters involving environmental protection and employment. United States environmental protection laws address the maintenance of air and water quality standards, the preservation of threatened and endangered species of wildlife and vegetation, the preservation of certain archaeological sites, reclamation, and limitations on the generation, transportation, storage and disposal of solid and hazardous wastes, among other things. There can be no assurance that all the required permits and governmental approvals necessary for any mining project with which we may be associated can be obtained on a timely basis, or maintained. Delays in obtaining or failure to obtain government permits and approvals may adversely impact our operations. The regulatory environment in which we operate could change in ways that would substantially increase costs to achieve compliance. In addition, significant changes in regulation could have a material adverse effect on our operations or financial position.

Outlined below are some of the more significant aspects of governmental controls and regulations which materially affect our interests in the Relief Canyon, Red Caps and Crescent Valley mines.

Regulation of Mining Activity
-----------------------------

Newgold's mining properties, including care and maintenance, exploration, development and production activities, is subject to environmental laws, policies and regulations. These laws, policies and regulations regulate, among other matters, emissions to the air, discharges to water, management of waste, management of hazardous substances, protection of natural resources, protection of endangered species, protection of antiquities and reclamation of land. The mines are also subject to numerous other federal, state and local laws and regulations. At the federal level, the mines are subject to inspection and regulation by the Division of Mine Safety and Health Administration of the Department of Labor ("MSHA") under provisions of the Federal Mine Safety and Health Act of 1977. The Occupation and Safety Health Administration ("OSHA") also has jurisdiction over certain safety and health standards not covered by MSHA. Mining operations and all future exploration and development will require a variety of permits. Although we believe the permits can be obtained in a timely fashion, permitting procedures are complex, costly, time consuming and subject to potential regulatory delay. We do not believe that existing permitting requirements or other environmental protection laws and regulations would have a material adverse effect on our ability to explore and eventually operate the mines. However, we cannot be certain that future changes in laws and regulations would not result in significant additional expenses, capital expenditures, restrictions or delays associated with the operation of our properties. We cannot predict whether we will be able to obtain new permits or whether material changes in permit conditions will be imposed. Granting new permits or the imposition of additional conditions could have a material adverse effect on our ability to explore and operate the mining properties in which we have an interest.

On June 9, 2005, we received permission from the NDEP to commence designated environmental activities previously requested by us. In January 2006, we made a cash deposit of $243,204 to cover future reclamation costs as required by the NDEP for the Relief Canyon Mine. We are now moving forward with the permitting process that will allow us to perform additional exploration, development and mining operations. The Red Caps and Crescent Valley properties currently are not part of any permitting process. During fiscal 2007 Newgold plans on filing the necessary permits to allow initial exploration activities to begin at both properties.

Legislation has been introduced in prior sessions of the U.S. Congress to make significant revisions to the U.S. General Mining Law of 1872 that would affect our unpatented mining claims on federal lands, including a royalty on gold production. It cannot be predicted whether any of these proposals will become law. Any levy of the type proposed would only apply to unpatented federal lands and accordingly could adversely affect the profitability of portions of any future gold production from the Relief Canyon mine.

The State of Nevada, where our mine properties are located, adopted the Mined Land Reclamation Act (the "Nevada Act") in 1989 which established design, operation, monitoring and closure requirements for all mining facilities. The Nevada Act has increased the cost of designing, operating, monitoring and closing mining facilities and could affect the cost of operating, monitoring and closing existing mine facilities. The State of Nevada also has adopted reclamation regulations pursuant to which reclamation plans must be prepared and financial assurances established for existing facilities. The financial assurances can be in the form of cash placed on deposit with the State or reclamation bonds underwritten by insurance companies. The State of Nevada has requested financial assurances from or a posting of a bond by us in the amount of $464,000. We developed a specific reclamation plan of the Relief Canyon Mine and began implementation of the plan in April 2005. This work was completed in the summer of 2005. As a result of completing the work, the State of Nevada reduced the financial assurance amount to $243,204 which we have deposited in a blocked account with our bank in Sacramento, California. Our ability to commence full mining operations at the Relief Canyon Mine is now subject to our obtaining all necessary mining permits.

Environmental Regulations
-------------------------

Legislation and implementation of regulations adopted or proposed by the United States Environmental Protection Agency ("EPA"), the BLM and by comparable agencies in various states directly and indirectly affect the mining industry in the United States. These laws and regulations address the environmental impact of mining and mineral processing, including potential contamination of soil and water from tailings discharges and other wastes generated by mining companies. In particular, legislation such as the Clean Water Act, the Clean Air Act, the Federal Resource Conservation and Recovery Act ("RCRA"), the Environmental Response, Compensation and Liability Act and the National Environmental Policy Act require analysis and/or impose effluent standards, new source performance standards, air quality standards and other design or operational requirements for various components of mining and mineral processing, including gold-ore mining and processing. Such statutes also may impose liability on us for remediation of waste we have created.

Gold mining and processing operations by an entity would generate large quantities of solid waste which is subject to regulation under the RCRA and similar state laws. The majority of the waste which is produced by such operations is "extraction" waste that EPA has determined not to regulate under RCRA's "hazardous waste" program. Instead, the EPA is developing a solid waste regulatory program specific to mining operations under the RCRA. Of particular concern to the mining industry is a proposal by the EPA entitled "Recommendation for a Regulatory Program for Mining Waste and Materials Under Subtitle D of the Resource Conservation and Recovery Act" ("Strawman II") which, if implemented, would create a system of comprehensive Federal regulation of the entire mine site. Many of these requirements would be duplicates of existing state regulations. Strawman II as currently proposed would regulate not only mine and mill wastes but also numerous production facilities and processes which could limit internal flexibility in operating a mine. To implement Strawman II the EPA must seek additional statutory authority, which is expected to be requested in connection with Congress' reauthorization of RCRA.

We also are subject to regulations under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund") which regulates and establishes liability for the release of hazardous substances and
(ii) the Endangered Species Act ("ESA") which identifies endangered species of plants and animals and regulates activities to protect these species and their habitats. Revisions to "CERCLA" and "ESA" are being considered by Congress; however, the impact of these potential revisions on us is not clear at this time.

The Clean Air Act, as amended, mandates the establishment of a Federal air permitting program, identifies a list of hazardous air pollutants, including various metals and cyanide, and establishes new enforcement authority. The EPA has published final regulations establishing the minimum elements of state operating permit programs. Newgold will be required to comply with these EPA standards to extent adopted by the State of Nevada.

In addition, we are required to mitigate long-term environmental impacts by stabilizing, contouring, resloping, and revegetating various portions of a site. While a portion of the required work was performed concurrently with prior operations, completion of the environmental mitigation occurs once removal of all facilities has been completed. These reclamation efforts are conducted in accordance with detailed plans which have been reviewed and approved by the appropriate regulatory agencies. We have made the necessary cash deposits and we made provision to cover the estimated costs of such reclamation as required by permit.

We believe that our care and maintenance operation at the Relief Canyon Mine, as it exists today, is in substantial compliance with federal and state regulations and that no further significant capital expenditures for environmental control facilities will be required until production resumes at the site. We also believe we are in substantial compliance with the same federal and state regulations at the Red Caps and Crescent Valley properties as no exploration, development or mining activities have yet commenced there.

DESCRIPTION OF PROPERTY


Newgold's   executive  office  is  located  at  400  Capitol  Mall,  Suite  900,
Sacramento, California 95814.

Newgold owns 78 unpatented mill and mining claims covering 1000 acres representing the Relief Canyon mining property located in the Humboldt Range mining district in Nevada. This property also contains various improvements and equipment. See "Business - Relief Canyon Mine."

Newgold has entered into a joint venture to explore and develop the following mining properties:

         Approximately 96 unpatented mining claims covering over 1900 acres representing the Red Caps mining property located in the Battle Mountain-Eureka mineral belt in Nevada.

         Approximately 39 unpatented mining claims covering over 750 acres representing the Crescent Valley mining property located in the Battle Mountain-Eureka mineral belt in Nevada. See "Business-Crescent Valley and Red Caps Mine."

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This prospectus includes "forward-looking" statements about future financial results, future business changes and other events that haven't yet occurred. For example, statements like we "expect," "anticipate" or "believe" are forward-looking statements. Investors should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties about the future. We do not undertake to update the information in this prospectus if any forward looking statement later turns out to be inaccurate. Details about risks affecting various aspects of our business are discussed throughout this prospectus and should be considered carefully.

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS

Certain key factors that have affected our financial and operating results in the past will affect our future financial and operating results. These include, but are not limited to the following:

     o   Gold prices, and to a lesser extent, silver prices;

     o Current gold deposits under our control at the Relief Canyon Mine are estimated by us (based on past exploration by Newgold and work done by others).

     o Our proposed exploration of properties now include 78 unpatented mining claims contained in about 1000 acres of the Relief Canyon Property; 96 unpatented mining claims contained in about 1900 acres of the Red Caps Property; and 39 unpatented mining claims contained in about 750 acres of the Crescent Valley Property.

     o Our operating plan is to commence exploration work on all three mining properties beginning with the Relief Canyon mining property in the summer of 2006. We expect this exploration program to continue through the end of 2006. We expect to begin exploration work at the Red Caps and Crescent Valley properties in the fall of 2006. By the fourth quarter of fiscal 2007, we plan to resume mining operation at the Relief Canyon mine. We anticipate by the end of fiscal 2007 to be realizing production revenue from the Relief Canyon mine. Through the use of joint ventures, royalties, arrangements and partnerships, we intend to progressively enlarge the scope and scale of our exploration, mining and processing operations, thereby potentially increasing our chances of locating commercially viable ore deposits which could increase both our annual revenues and ultimately our net profits. Our objective is to achieve annual growth rates in revenue and net profits for the foreseeable future.

     o We expect to make capital expenditures in calendar years 2006 and 2007 of between $2.5 million and $4 million, including costs related to the exploration of the Relief Canyon mining property. We will have to raise additional outside capital to pay for these activities and the resumption of mine operations and production at the Relief Canyon mine.

     o Additional funding or the utilization of other venture partners will be required to fund mining operations, exploration, research, development and operating expenses at the Red Caps and Crescent Valley properties. In the past we have been dependent on funding from the private placement of our securities as well as loans from related and third parties as the sole sources of capital to fund operations.

RESULTS OF OPERATION

We resumed business operations after having been inactive from July 2001 until February 2003. Consequently, because we are in the process of reinstituting our business and mining operations, the results of operations for the last two fiscal years will likely not be indicative of our current and future operations. The current management discussion and analysis should be read from the context of our recent resumption of our mining business.

Operating Results for the Fiscal Years Ended January 31, 2006 and 2005
----------------------------------------------------------------------

Although we commenced efforts to re-establish our mining business early in fiscal year 2004, no mining operations have commenced and no revenues have been recognized during the fiscal years 2004, 2005 and 2006, respectively. We hope to be able to commence generating revenues from mining operations during the 2007 calendar year. We have granted a 4% net smelting return royalty to a third party related to the Relief Canyon mining property which has been recorded as an $800,000 deferred option income.

During the fiscal year ended January 31, 2006 we spent $132,166 on reclamation and maintenance expenses related to the Relief Canyon mining property. Reclamation and maintenance expenses expended during the year ended January 31, 2005 were $28,433. These expenses relate primarily to maintenance and retention costs required to maintain our mining claims. We incurred operating expenses of $674,778 during the year ended January 31, 2006. Of this amount, $374,001 reflects officer compensation and related payroll taxes during the year and $157,446 reflect fees for outside professional services. A large portion of the outside professional services reflects legal and accounting work pertaining to our annual and quarterly reporting on Form 10-KSB and preparation of an SB-2 registration statement occurring in fiscal year 2006. During the year ended January 31, 2005 we incurred operating expenses of $353,972 of which $220,000 represents officer compensation and related payroll taxes, $33,510 reflecting payroll tax penalties and $89,900 reflect fees for outside professional services. It is anticipated that both mining costs and operating expenses will increase significantly as we resume our exploration program and mining operations.

We incurred interest expense of $941,347 during the year ended January 31, 2006 which compares to interest expenses of $614,672 incurred during the year ended January 31, 2005. The amount of loans outstanding during fiscal year 2006 decreased by $797,742 compared to fiscal year 2005, which was primarily the result of the Chief Executive Officer's conversion of a convertible note payable of $1,402,742 into shares of common stock in July 2005 and the convertible debenture of $600,000 funded in January 2006. The increase in additional interest expense during fiscal year 2006 was primarily due to the increase in accretion of warrants issued in October 2004 as a debt discount.

In conjunction with the Convertible Debenture issued January 27, 2006, we allocated the proceeds received between convertible debt and the detachable warrants based upon the relative fair market values on the date the proceeds were received. Subsequent to the initial recording, the change in the fair value of the detachable warrants, determined under the Black-Scholes option pricing formula, and the change in the fair value of the embedded derivative in the conversion feature of the convertible debentures are recorded as adjustments to the liabilities at January 31, 2006. This resulted in $37,418 of expense relating to the change in the fair value of the Company's stock reflected in the change in the fair value of the warrants and derivatives (noted above) and is included as other income (expense).

In October 2004, we liquidated our investment in marketable securities through open market transactions. Net proceeds totaled approximately $34,100. This resulted in a loss on sale of $281,063. There were no sales of marketable securities for the comparable period in fiscal year 2006.

Due to the fact that the joint venture with ASDi was a related party transaction with no independent appraisal as to value, the joint venture was assigned a zero value for accounting purposes and the $859,522 of securities paid by Newgold was recorded as a loss for accounting purposes.

Our total net loss for the year ended January 31, 2006 increased to $2,645,231 compared to a net loss of $ 1,278,140 incurred for the fiscal year ended January 31, 2005. The larger net loss in fiscal year 2006 reflects the substantial increase in operating expenses as we reactivate our mining activities, the increase in interest expense, the loss recognized from the Crescent Red Caps JV and a continued lack of revenues recognized during fiscal year 2006.

Operating Results for the Fiscal Quarters Ended April 30, 2006 and 2005
-----------------------------------------------------------------------

Although we commenced efforts to re-establish its mining business early in fiscal year 2004, no mining operations have commenced and no revenues have been recognized during the quarters ended April 30, 2006 and 2005, respectively. Newgold hopes to be able to commence generating revenues from mining operations during the 2007 fiscal year. We have granted a 4% net smelting return royalty to a third party related to the Relief Canyon mining property which has been recorded as an $800,000 deferred option income.

During the quarter ended April 30, 2006 we spent $69,510 on reclamation and maintenance expenses related to the Relief Canyon mining property. Reclamation and maintenance expenses expended during the same quarter ended April 30, 2005 were $29,000. These expenses relate primarily to maintenance and retention costs required to maintain our mining claims. We incurred operating expenses of $247,729 during the quarter ended April 30, 2006. Of this amount, $93,500 reflects officer compensation and related payroll taxes during the quarter and $123,864 reflect fees for outside professional services. A large portion of the outside professional services reflects legal and accounting work pertaining to our annual and quarterly reporting on Form 10-KSB and Form 10-QSB occurring in fiscal year 2006 as well as our recently filed Form SB-2. During the quarter ended April 30, 2005 we incurred operating expenses of $202,880 of which $93,500 represented officer compensation and related payroll taxes, $22,323 reflected promotional expenses and $59,848 reflected fees for outside professional services. It is anticipated that both mining costs and operating expenses will increase significantly as we resume our exploration program and mining operations.

We incurred interest expense of $85,990 during the quarter ended April 30, 2006 which compares to interest expenses of $356,824 incurred during the same quarter of 2005. The principal balance of loans outstanding during the first quarter of fiscal year 2007 decreased by $602,741 compared to first quarter of fiscal year 2006, which was primarily the result of the Chief Executive Officer's conversion of a convertible note payable of $1,402,742 into shares of common stock in July 2005, which was partially offset by the convertible debenture of $600,000 issued in January 2006 and an additional convertible debenture of $200,000 issued in March 2006. The increase in additional interest expense during the quarter ended April 30, 2006 was primarily due to the increase in accretion of warrants issued in October 2004 as a debt discount.

In conjunction with the Convertible Debenture issued January 27, 2006, we allocated the proceeds received between convertible debt and the detachable warrants based upon the relative fair market values on the date the proceeds were received. Subsequent to the initial recording, the change in the fair value of the detachable warrants, determined under the Black-Scholes option pricing formula, and the change in the fair value of the embedded derivative in the conversion feature of the convertible debentures are recorded as adjustments to the liabilities at January 31, 2006. This resulted in $37,418 of expense relating to the change in the fair value of the Company's stock reflected in the change in the fair value of the warrants and derivatives (noted above) and is included as other income (expense).

Our total net loss for the quarter ended April 30, 2006 increased to $694,078 compared to a net loss of $588,704 incurred for the same quarter ended April 30, 2005. The higher net loss in the first quarter of fiscal 2007 reflects the income effect of the adjustment to fair value of derivatives and lower interest expense that are partially offset by the increase in operating expenses as we reactivate our mining activities and a continued lack of revenues recognized during the quarter.

LIQUIDITY AND CAPITAL RESOURCES

We have incurred significant operating losses since inception and during the three months ended April 30, 2006 which has resulted in an accumulated deficit of $19,724,611 as of April 30, 2006. At April 30, 2006, we had cash and other current assets of $404,463 compared to $701,546 at January 31, 2006 and a net working capital deficit of $2,222,655. Since the resumption of our business in February 2003, we have been dependent on borrowed or invested funds in order to finance our ongoing operations. As of April 30, 2006, we had outstanding debentures and notes payable in the gross principal amount of $1,252,634 (net balance of $1,548,892 after $(735,668) of note payable discount and deferred financing costs and $1,031,926 of derivative liabilities) which reflects a decrease of $602,741 compared to notes payable in the gross principal amount of $1,855,375, (net balance of $1,327,147 after $528,228 of note payable discount) as of April 30, 2005.

In January 2006 we made a cash deposit of $243,204 in a blocked account to cover future reclamation costs as required by the Nevada Department of Environmental Protection for the Relief Canyon Mine.

As of April 30, 2006, we were in default on a promissory note due to an unrelated party in the principal amount $176,500.

On January 25, 2006, Newgold entered into a joint venture with ASDi, LLC to develop two Nevada mining properties known as the Red Caps Project ("Red Caps") and Crescent Valley Project ("Crescent Valley"). Pursuant to the joint venture, Newgold will initially own a 22.22% interest in the LLC and ASDi will hold a 77.78% interest. By expending up to $1,350,000 on each project over the next three years, Newgold can increase its interest in the LLC to 66.66%. Thereafter, Newgold has the right to purchase the remaining interest in the LLC held by ASDi at a price to be determined by the results of the exploration work conducted.

On January 27, 2006, we entered into a Securities Purchase Agreement and a Convertible Debenture in the principal amount of $1,000,000 and bearing interest at 8% per annum. The Debenture was funded $600,000 on January 27, 2006 and we received an additional $200,000 on March 2, 2006 upon the filing of a resale registration statement with the SEC and we will receive a final $200,000 upon the registration statement being declared effective by the SEC.

By attempting to resume mining operations, we will require approximately $10 million to $15 million in additional working capital above the amounts realized from the convertible debentures to bring the Relief Canyon Mine into full production. It is our intention to pursue several possible funding opportunities including the sale of additional securities, entering into joint venture arrangements, or the incurring of additional debt.

Due to our continuing losses from business operations, the independent auditor's report dated April 26, 2006, includes a "going concern" explanation relating to the fact that Newgold's continuation is dependent upon obtaining additional working capital either through significantly increasing revenues or through outside financing. As of April 30, 2006, Newgold's principal commitments included its obligation to pay ongoing maintenance fees on its 78 unpatented mining claims and the funding arrangement pursuant to the joint venture with ASDi, LLC.

Our management believes that it will need to raise additional capital to continue to develop, promote and conduct our mining operations. Due to our limited cash flow, operating losses and limited assets, it is unlikely that we could obtain financing through commercial or banking sources. Consequently, we are dependent on continuous cash infusions from our major stockholders or other outside sources in order to fund our current operations. Prior to the transaction with Cornell Capital Partners, Newgold's president had paid a substantial portion of Newgold's expenses since restarting its business in February 2003. Although we believe that our creditors and investors will continue to fund Newgold's expenses based upon their significant debt or equity interest in Newgold, there is no assurance that such investors will continue to pay our expenses. If adequate funds are not otherwise available, through public or private financing as well as borrowing from other sources, Newgold would not be able to establish or sustain its mining operations.

Recent Financing Transaction
----------------------------

On January 27, 2006, we entered into a Securities Purchase Agreement (the "Purchase Agreement") and other agreements in connection with the private placement of a convertible debenture, in the principal amount of $1,000,000 and bearing interest at 8% per annum (the "Debentures"). The Debenture will be funded $600,000 on January 27, 2006, $200,000 upon the filing of a resale registration statement with the SEC and $200,000 upon the registration statement being declared effective by the SEC. The $600,000 Debenture is due and payable on January 27, 2009 while the $200,000 Debenture is due and payable on March 9, 2007 and a final $200,000 Debenture will be due and payable within three (3) years of the effective date of this Registration Statement, unless they are converted into shares of Newgold Common Stock or are repaid prior to the expiration dates. The conversion rate is adjustable and at any conversion date, will be the lower of $0.2626 per share or 95% of the Market Conversion Price. Consequently, the number of shares of Newgold Common Stock into which the Debentures may be converted will never be less than 3,808,073 shares but could be substantially more if the average price of Newgold's Common Stock falls below $0.2626.

In conjunction with the Purchase Agreement, we entered into an Investor Registration Rights Agreement (the "Registration Rights Agreement"). The Registration Rights Agreement requires us to register at least 24,050,025 shares of our Common Stock to cover the conversion of the Debenture (assuming conversion prices substantially below $0.26) and 2,500,000 shares of our Common Stock issuable upon conversion of warrants (the "Warrants") granted to the Debenture holder. We are required to keep this Registration Statement effective until the Debentures have been fully converted, repaid, or becomes due and the Warrants have been fully exercised or expire. Both the Debentures and the Warrants are currently convertible or exercisable, respectively.

In conjunction with the Purchase Agreement, we entered into a Security Agreement (the "Security Agreement"). The Security Agreement creates a secured interest in favor of the Debenture holder in our mining interest and assets in the Relief Canyon Mine property. This security interest was created by recordation of a Memorandum of Security Agreement filed in Pershing County, Nevada on February 14, 2006. Consequently, should a default occur under the Debenture, the Debenture holder could take over or sell all of our interests, business and assets associated with the Relief Canyon Mine.

In conjunction with the Purchase Agreement, we granted 2,500,000 warrants to purchase shares of Newgold Common Stock, 1,250,000 exercisable at $0.20 per share and 1,250,000 exercisable at $0.30 per share. The Warrants have a term of four years. The exercise price may be reduced if shares of Newgold's Common Stock are sold at a price below the Warrant exercise price.

Lastly, in conjunction with the Purchase Agreement, we entered into a Pledge and Escrow Agreement whereby up to an additional 24,050,025 shares of Newgold Common Stock could be issued to the Debenture holder in the event of a default relating to the Debenture. The precise amount of shares that would be required to be issued to the Debenture holder would depend on the amount of principal and interest outstanding under the Debenture at the time a default was declared.

Pursuant to the Purchase Agreement, for so long as at least $200,000 of principal remains outstanding under the Debenture, the Debenture holder will have approval rights over any major transaction (i.e., merger, stock splits, sale of assets) or any issuance of common or preferred stock by Newgold with certain exceptions. The Debenture holder will also have a right of first refusal for a period of 18 months with regard to any additional capital sought to be raised by Newgold.

On June 28, 2006 Cornell Capital Partners submitted two Notices of Conversion to convert $500,000 of principal of its Secured Convertible Debenture dated January 27, 2006 and $100,000 of principal of its Secured Convertible Debenture dated March 9, 2006. The $500,000 was converted into 1,904,037 shares of Newgold restricted common stock and the $100,000 was converted into 495,050 shares of Newgold restricted common stock. After the conversion, Cornell Capital Partners will continue to hold $200,000 in principal of Secured Convertible Debentures.

Off-Balance Sheet Arrangements
------------------------------

During the fiscal quarter ended April 30, 2006, Newgold did not engage in any off-balance sheet arrangements as defined in Item 303(c) of the SEC's Regulation S-B.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operation are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements requires management to make estimates and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our financial statements.

Exploration Stage Company
-------------------------

Effective January 1, 1995 (date of inception), Newgold is considered an exploration stage company as defined in SFAS No. 7. Newgold's exploration stage activities consist of the development of several mining properties located in Nevada. Sources of financing for these exploration stage activities have been primarily debt and equity financing. Newgold has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of Newgold and other relevant factors.

Valuation of long-lived assets
------------------------------

Long-lived assets, consisting primarily of property and equipment, patents and trademarks, and goodwill, comprise a significant portion of our total assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying values may not be recoverable. Recoverability of assets is measured by a comparison of the carrying value of an asset to the future net cash flows expected to be generated by those assets. The cash flow projections are based on historical experience, management's view of growth rates within the industry, and the anticipated future economic environment.

Factors we consider important that could trigger a review for impairment include the following:

         (a) significant underperformance relative to expected historical or projected future operating results,

         (b) significant changes in the manner of our use of the acquired assets or the strategy of our overall business, and

         (c)      significant negative industry or economic trends.


When we determine that the carrying value of long-lived assets and related goodwill and enterprise-level goodwill may not be recoverable based upon the existence of one or more of the above indicators of impairment, we measure any impairment based on a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model.

Deferred Reclamation Costs
--------------------------

In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations," which established a uniform methodology for accounting for estimated reclamation and abandonment costs. The statement was adopted February 1, 2003. The reclamation costs will be allocated to expense over the life of the related assets and will be adjusted for changes resulting from the passage of time and revisions to either the timing or amount of the original present value estimate.

Prior to adoption of SFAS No. 143, estimated future reclamation costs were based principally on legal and regulatory requirements. Such costs related to active mines were accrued and charged over the expected operating lives of the mines using the units of production method based on proven and probable reserves. Future remediation costs for inactive mines were accrued based on management's best estimate at the end of each period of the undiscounted costs expected to be incurred at a site. Such cost estimates included, where applicable, ongoing care, maintenance and monitoring costs. Changes in estimates at inactive mines were reflected in earnings in the period an estimate was revised.

Exploration Costs
-----------------

Exploration costs are expensed as incurred. All costs related to property acquisitions are capitalized.

Mine Development Costs
----------------------

Mine development costs consist of all costs associated with bringing mines into production, to develop new ore bodies and to develop mine areas substantially in advance of current production. The decision to develop a mine is based on assessment of the commercial viability of the property and the availability of financing. Once the decision to proceed to development is made, development and other expenditures relating to the project will be deferred and carried at cost with the intention that these will be depleted by charges against earnings from future mining operations. No depreciation will be charged against the property until commercial production commences. After a mine has been brought into commercial production, any additional work on that property will be expensed as incurred, except for large development programs, which will be deferred and depleted.

Reclamation Costs
-----------------

Reclamation costs and related accrued liabilities, which are based on our interpretation of current environmental and regulatory requirements, are accrued and expensed, upon determination.

Based on current environmental regulations and known reclamation requirements, management has included its best estimates of these obligations in its reclamation accruals. However, it is reasonably possible that our best estimates of our ultimate reclamation liabilities could change as a result of changes in regulations or cost estimates.

Valuation of Derivative Instruments
-----------------------------------

FAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" requires bifurcation of embedded derivative instruments and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black Scholes model as a valuation technique. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as Adjustments to Fair Value of Derivatives. In addition, the fair values of freestanding derivative instruments such as warrants are valued using Black Scholes models.

Recent Accounting Pronouncements
--------------------------------

In November 2004, the FASB issued SFAS No. 151,"Inventory Costs". SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4,"Inventory Pricing". Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 152,"Accounting for Real Estate Time-Sharing Transactions". The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2,"Accounting for Real Estate Time-Sharing Transactions". SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66,"Accounting for Sales of Real Estate", for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

In  December  2004,  the FASB  issued  SFAS No.  153,"Exchanges  of  Nonmonetary
Assets," an amendment to Opinion No. 29,"Accounting for Nonmonetary Transactions". Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 123(R),"Share-Based Payment". SFAS 123(R) amends SFAS No. 123,"Accountung for Stock-Based Compensation", and APB Opinion 25,"Accounting for Stock Issued to Employees." SFAS No.123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statement. On April 14, 2005, the Securities and Exchange Commission amended the compliance dates to allow companies to implement Statement No. 123R at the beginning of their next fiscal year, instead of the next reporting period, that begins after June 15, 2005, or Dec. 15, 2005 for small business issuers.

Effective for reporting periods beginning after April 29, 2004, the Emerging Issues Task Force (EITF) released Issue 04-2, "Whether Mineral Rights are Tangible or Intangible Assets." The consensus was that mineral rights acquired on a business combination are tangible assets and should be recorded as a separate component of property, plant and equipment either on the face of the financial statements or in the notes. The Company will comply with the Issue in the future as required.

Effective for reporting periods beginning after March 31, 2004, the EITF released Issue No. 04-3, "Mining Assets: Impairment and Business Combinations." The EITF reached consensus that an entity should include value beyond proven and probable reserves in the value allocated to mining assets in a purchase price allocation to the extent a market participant would include such value in determining the fair market value of the asset. The EITF also reached consensus that an entity should include the effects of anticipated changes in market prices of minerals when determining the fair market value of mining assets in a purchase price equation in a manner consistent with expectations of the marketplace.

Effective for reporting periods beginning after December 15, 2005, the EITF released Issue No. 04-6, "Accounting For Stripping Costs Incurred During Production In The Mining Industry." The EITF reached a consensus of accounting for "stripping cost", the cost of removing overburden (material overlying a mineral deposit that must be removed prior to mining) and waste materials, during the production phase and determined that such costs are considered variable production costs and thus should be included in the cost of inventory produced during the period in which the stripping costs are incurred. The consensus applies to only entities involved in finding and removing wasting natural resources. As such, this statement is not applicable to the Company.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations". FIN No. 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN No. 47 is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005 for calendar-year companies). Retrospective application of interim financial information is permitted but is not required. Management does not expect adoption of FIN No. 47 to have a material impact on our financial statements.

In May 2005, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 154, "Accounting Changes and Error Corrections" an amendment to Accounting Principles Bulletin Opinion No. 20, "Accounting Changes" ("APB No. 20"), and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". Though SFAS No. 154 carries forward the guidance in APB No.20 and SFAS No.3 with respect to accounting for changes in estimates, changes in reporting entity, and the correction of errors, SFAS No. 154 establishes new standards on accounting for changes in accounting principles, whereby all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005, with early adoption permitted for changes and corrections made in years beginning after May 2005. The Company will implement SFAS No. 154 in its fiscal year beginning February 1, 2006. We are currently evaluating the impact of this new standard but believe that it will not have a material impact on the Company's financial position, results of operations, or cash flows.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments", which amends SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities" and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. The Company is currently evaluating the impact this new Standard but believes that it will not have a material impact on the Company's financial position, results of operations, or cash flows.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets", which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied. The Company does not believe that SFAS No. 156 will have a material impact on its financial position, results of operations or cash flows.

LEGAL PROCEEDINGS

On February 4, 2000, a complaint was filed against Newgold by Sun G. Wong in the Superior Court of Sacramento County, California (Case No. 00AS00690). In the complaint, Mr. Wong claims that he was held liable as a guarantor of Newgold in a claim brought by Don Christianson in a breach of contract action against Newgold. Despite the fact that Newgold settled the action with Mr. Christianson through the issuance of 350,000 shares of Newgold Common Stock, Mr. Wong, nevertheless, paid $60,000 to a third party claiming to hold Mr. Christianson's judgment pursuant to Mr. Wong's guaranty agreement. Similarly, Mr. Wong alleges that he was held liable as a guarantor for a debt of $200,000 owed by Newgold to Roger Primm with regard to money borrowed by Newgold. Mr. Primm filed suit against Newgold which was settled through the issuance of 300,000 shares of Newgold Common Stock. Nevertheless, Mr. Wong alleges that he remains liable to a third party claiming to hold Mr. Primm's judgment for approximately $200,000 pursuant to his guaranty of such debt of Mr. Primm. On December 29, 2000, the superior court entered a default judgment against Newgold in the amount of $400,553 with regard to the Christianson judgment and an additional $212,500 in regard to the Primm judgment against Mr. Wong. Newgold believes that Mr. Wong was not obligated to pay any sums pursuant to his guarantees with regard to the Christianson and Primm judgments against Newgold. Should Mr. Wong seek to assert these judgments against Newgold, Newgold cannot predict the outcome of any such action or the amount of expenses that would be ultimately incurred in defending any such claims. Newgold is currently negotiating a settlement with Mr. Wong, however there is no assurance that an acceptable settlement will be consummated.

On May 18, 2004 Paul Ngoyi filed a petition for involuntary bankruptcy against Newgold (Case No. BK-N-0451511). Mr. Ngoyi claims to be the holder of both the Christiansen and Primm judgments against Newgold and is claming that Newgold cannot pay such judgments because it is insolvent. Newgold maintains that Mr. Ngoyi's claims are invalid as the two judgments were previously satisfied and that Newgold is not insolvent. A pre-trial hearing was held on April 4, 2005 at which time Newgold prevailed in having Mr. Ngoyi's petition dismissed. An order of dismissal was issued May 10, 2005.

MANAGEMENT

The following table sets forth information about the directors and executive officers of Newgold together with the principal positions and offices with Newgold held by each:

---------------------------- ------- ------------------------------------------------------ ------------------------
NAME OF PERSON               AGE     POSITION AND OFFICE PRESENTLY HELD WITH NEWGOLD        DIRECTOR SINCE
---------------------------- ------- ------------------------------------------------------ ------------------------
A. Scott Dockter               50    Chairman, CEO and President                            1996
---------------------------- ------- ------------------------------------------------------ ------------------------
James W. Kluber                55    Chief Financial Officer and Director                   2000
---------------------------- ------- ------------------------------------------------------ ------------------------

Biographical information for directors and executive officers:
--------------------------------------------------------------

A. SCOTT DOCKTER has been the Chief Executive Officer and Chairman since December 2000, assuming such positions upon the resignation of James Cutburth. Mr. Dockter had previously served as Newgold's CEO and President from November 1996 until February 2000 at which time Mr. Cutburth assumed such positions. Mr. Dockter has been self-employed in the business sector since 1978 and currently operates his business through ASD CORP and ASDi LLC. He has held a Class A General Engineering and Contracting License for more than 20 years, operating his businesses in California, Nevada and Montana, specializing in earth moving, mining, pipeline projects, structures, dams, industrial parks and sub divisions. Mr. Dockter has directed his companies in large landfill operations, underground concrete structures projects, large excavations, reclamation projects and others, which include state and local municipal projects. Mr. Dockter has also been a real estate developer, worked on oil & gas projects and has spent 15 years in the mining industry. He has personally owned mines, operated mines, constructed mine infrastructures (physical, production and process) and produced precious metals. In January 2002, Mr. Dockter pleaded guilty to one felony charge of environmental pollution and was sentenced to 5 months in a Federal detention camp and a $5,000 fine. The charge related to the release in the summer 1997 of a hazardous material (asbestos) at a demolition project owned by Riverfront Development Corporation, a corporation founded by Mr. Dockter of which he was then the CEO.

JAMES W. KLUBER has been the Chief Financial Officer of Newgold since February 2000 and a director since April 2000. Mr. Kluber has served as a senior financial consultant in a variety of service and technology environments with special focus on high growth companies and restructuring operations. He has successfully raised capital for companies in a variety of markets, utilizing public and private equity as well as securitized and unsecured debt to accomplish funding requirements. From December 2001 to September 2003, Mr. Kluber was the CFO and until October 2005 was the interim CFO of NutraCea a public company involved in the development and distribution of products based on the use of stabilized rice bran. Additionally, he was the Senior Vice President and CFO from 1996 to 1999 for RealPage, Inc. a leading provider of software and services to the real estate industry. From 1993 to 1996 he served as Vice President of Financial Operations for two public companies sponsored by Security Capital Group, ProLogis Trust and Archstone Communities.

The current Directors will serve and hold office until the next annual stockholders' meeting or until their respective successors have been duly elected and qualified. Newgold's executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

FAMILY RELATIONSHIPS

There are no family relationships between any director or executive officer.

BOARD MEETINGS AND COMMITTEES

Our Board of Directors held six meetings during the fiscal year ended January 31, 2006 and acted by unanimous written consent on two occasions. The Board does not currently have an Audit, Executive or Compensation Committee. At the current time, the entire Board of Directors acts as Newgold's audit committee. In addition, we do not have an audit committee financial expert because it does not currently have a designated audit committee. We have only two directors, both of whom are also officers of Newgold. We plan to appoint additional directors to our Board and appoint an independent audit committee during the current year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of Newgold's Common Stock to file reports of ownership on Form 3 and changes in ownership on Form 4 with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that no other filings were required for such persons, Newgold believes that, during the fiscal year ended January 31, 2006, its executive officers and directors and 10% stockholders complied with all applicable Section 16(a) filing requirements except as follows:

Mr. Dockter sold 6,316,414 shares of Newgold Common Stock on September 1, 2005. He did not file a Form 4 regarding this disposition until September 16, 2005.

Mr. Dockter, through an affiliated entity, acquired 2.5 million shares of Newgold Common Stock and options to purchase 2.5 million shares of Newgold Common Stock on January 25, 2006. He did not file a Form 4 timely but reported this transaction on a Form 5 which was timely filed on February 14, 2006.

Mr. Dockter, through an affiliated entity, sold 1.6 million shares of Newgold Common Stock on March 28, 2006. He did not file a Form 4 regarding this disposition until May 17, 2006.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our chief executive officer during the last three complete fiscal years and each officer who received annual compensation in excess of $100,000 during the last completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                 For Years Ended January 31, 2006, 2005 and 2004

                                       Annual Compensation                          Long Term Compensation
                             ---------------------------------------    --------------------------------------------
                                                                                   Awards                  Payout
                                                                        ------------------------------     ----------
                                                                           Restricted     Securities
                                                      Other Annual           Stock        Underlying         LTIP      All Other
                      Fiscal     Salary      Bonus    Compensation          Award(s)       Options          Payout    Compensation
                       Year                   ($)         ($)                 ($)             (#)            ($)          ($)
                      ------ -------------- ------- ----------------    -------------- ---------------    ---------- --------------
Scott Dockter (CEO)    2006     $180,000      -0-         -0-                   -0-            -0-            -0-         -0-
                       2005     $ 60,000      -0-         -0-                   -0-            -0-            -0-         -0-
                       2004     $ 60,000(1)   -0-         -0-                   -0-            -0-            -0-         -0-

James Kluber(2) (CFO)  2006     $160,000      -0-         -0-                   -0-            -0-            -0-        6,000(3)
                       2005     $140,000      -0-         -0-                   -0-            -0-            -0-        6,000(3)
                       2004     $140,000      -0-         -0-                   -0-            -0-            -0-        6,000(3)

         ---------------------------
         (1)  Of the amounts  shown,  the following  amounts have been deferred:
              2006 - $75,000;  2004 - $24,000.  The deferred amount for 2004 was converted to a convertible note payable on October 1, 2004.
         (2)  Of the amounts  shown,  the following  amounts have been deferred:
              2006 - $11,057;  2005 -  $93,500;  2004 -  $89,000.  The  deferred amount for 2004 was converted to a convertible note payable on October 1, 2004.
         (3)  Amount reflects a home office allowance

STOCK OPTION PLAN

We do not have a formal stock option plan currently in place. Options to date have been granted on an individual basis pursuant to individual option agreements. We expect to adopt a formal stock option plan during this current fiscal year.

Options/SAR Grants in Last Fiscal Year
--------------------------------------

The following table sets forth certain information with respect to options or SAR grants of Common Stock during the fiscal year ended January 31, 2006 to the Named Executive Officers.

------------------------- ------------------------- ----------------------- ------------------ ----------------------
Name                      Number of Securities      Percent of Total        Exercise or Base   Expiration Date
                          Underlying Options        Options Granted to      Price
                          Granted                   Employees at January    ($ Per Share)
                                                    31, 2006
------------------------- ------------------------- ----------------------- ------------------ ----------------------
None
------------------------- ------------------------- ----------------------- ------------------ ----------------------

Aggregated Option/SAR Exercises Year-End Table.
-----------------------------------------------

During the fiscal year ended January 31, 2006, none of the Named Executive Officers had exercised any options/SARs issued by Newgold. The following table sets forth information regarding the stock options held as of January 31, 2006 by the Named Executive Officers.

----------------------------- ------------------------------------------- -------------------------------------------
Name                          Number of Securities Underlying             Value of Unexercised
                              Unexercised Options at                      In-the-Money Options at
                              January 31, 2006                            January 31, 2006
----------------------------- --------------------- --------------------- -------------------- ----------------------
                                     Exercisable         Unexercisable          Exercisable          Unexercisable
----------------------------- --------------------- --------------------- -------------------- ----------------------
None
----------------------------- --------------------- --------------------- -------------------- ----------------------

EMPLOYMENT AGREEMENTS

On February 1, 2006, we entered into an employment agreement with A. Scott Dockter to serve as our chief executive officer for Newgold, Inc. Pursuant to the agreement, Mr. Dockter will receive an annual salary of $180,000 and an automobile expense allowance of $1,000 per month. In addition, Mr. Dockter will be eligible to participate in any discretionary bonuses or employee stock option plans which may be adopted in the future. The employment agreement has a term of three years.

On February 1, 2006, we entered into an employment agreement with James W. Kluber to serve as our chief financial officer of Newgold, Inc. Pursuant to the agreement, Mr. Kluber will receive an annual salary of $160,000 and an office expense allowance of $500 per month. In addition, Mr. Kluber will be eligible to participate in any future discretionary bonuses or employee stock option plans which may be adopted in the future. The employment agreement has a term of three years.

EMPLOYEE PENSION, PROFIT SHARING OR OTHER RETIREMENT PLANS

We do not have a defined benefit pension plan or profit sharing or other retirement plan.

COMPENSATION OF DIRECTORS

Our directors are also officers of Newgold and do not receive any additional compensation for their services as members of the Board of Directors.

We intend to appoint additional directors in the future who may or may not be employees. For the non-employee directors, we may seek stockholder approval for a "Director Option Plan" which would serve as the compensation plan for such directors. No specific plan had been developed as of the end of the last fiscal year.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to the principal executive officer, principal accounting officer or controller, or persons performing similar functions.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Newgold's bylaws provide that it will indemnify its officers and directors, employees and agents and former officers, directors, employees and agents unless their conduct is finally adjudged as grossly negligent or to be willful misconduct. This indemnification includes expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by these individuals in connection with such action, suit, or proceeding, including any appeal thereof, subject to the qualifications contained in Delaware law as it now exists. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding will be paid by Newgold in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by Newgold as authorized in the bylaws. This indemnification will continue as to a person who has ceased to be a director, officer, employee or agent, and will benefit their heirs, executors, and administrators. These indemnification rights are not deemed exclusive of any other rights to which any such person may otherwise be entitled apart from the bylaws. Delaware law generally provides that a corporation shall have the power to indemnify persons if they acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person is judged liable for negligence or misconduct, this indemnification will apply only if approved by the court in which the action was pending. Any other indemnification shall be made only after the determination by Newgold's Board of Directors (excluding any directors who were party to such action), by independent legal counsel in a written opinion, or by a majority vote of stockholders (excluding any stockholders who were parties to such action) to provide such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933Act") may be permitted to directors, officers and controlling persons of Newgold pursuant to the foregoing provisions, or otherwise, Newgold has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, enforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the number of shares of Newgold's Common Stock beneficially owned as of June 15, 2006 by, (i) each executive officer and director of Newgold; (ii) all executive officers and directors of Newgold as a group; and (iii) owners of more than 5% of Newgold's Common Stock.

   --------------------------------------- ----------------------- ------------------------ -------------------
   NAME AND ADDRESS OF BENEFICIAL OWNER           POSITION            NUMBER OF SHARES           PERCENT
                                                                     BENEFICIALLY OWNED
   --------------------------------------- ----------------------- ------------------------ -------------------
   OFFICERS AND DIRECTORS
   --------------------------------------- ----------------------- ------------------------ -------------------
   A. Scott Dockter                           Chairman and CEO          21,421,306(1)              27%
   400 Capitol Mall, Suite 900
   Sacramento, CA  95814
   --------------------------------------- ----------------------- ------------------------ -------------------
   James Kluber                             CFO, Executive Vice          1,395,007(2)               2%
   327 Copperstone Trail                       President, and
   Coppell, TX  75019                            Secretary
   --------------------------------------- ----------------------- ------------------------ -------------------
   All officers and  directors as a group                                22,816,313                29%
   ( 2 individuals)
   --------------------------------------- ----------------------- ------------------------ -------------------
   STOCKHOLDERS OWNING 5% OR MORE
   --------------------------------------- ----------------------- ------------------------ -------------------
   City Natural Resources                                               5,000,000 (3)              7.1%
   High Yield Trust
   Mansfield House
   1 Southhampton Street
   London , England WC2R OLR
   --------------------------------------- ----------------------- ------------------------ -------------------

(1) Amount includes 12,157,909 shares issuable under stock warrants exercisable within 60 days of June 15, 2006.
(2) Amount represents 1,395,007 shares issuable under stock warrants exercisable within 60 days of June 15, 2006. Amount excludes shares issuable pursuant to a convertible promissory note in the principal amount of $209,251.
(3) Amount includes 2,500,000 shares issuable under stock warrants exercisable within 60 days of June 15, 2006.

EQUITY COMPENSATION PLAN INFORMATION

------------------------------- ---------------------------- ---------------------------- ----------------------------
Plan Category                   Number of securities to be   Weighted-average exercise    Number of securities
                                issued  upon  exercise  of   price of  outstanding        remaining available for
                                outstanding options,         options, warrants and right  future  issuance under
                                warrants and rights                                       equity compensation
                                                                                          plans (excluding securities
                                                                                          reflected in column
                                                                                          (a))

                                (a)                          (b)                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity    compensation   plans
approved by security holders                N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity  compensation plans not
approved by security holders                N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------
                         TOTAL              N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

During the 2006 fiscal year, the president of Newgold, Scott Dockter, had loaned Newgold an aggregate of $5,000. In July 2005 a convertible promissory note with a balance of $1,402,742 and additional accrued interest of $446,193 due to Mr. Dockter was converted into 12,326,231 shares of Newgold common stock. As of January 31, 2005, Mr. Dockter had loaned Newgold a total of $24,845 and accrued interest of $32,023. In addition to the outstanding note payable, Mr. Dockter has been issued Warrants to purchase up to 12,157,909 shares of Newgold's Common Stock at exercise prices ranging from $0.15/share to $0.40/share.

On January 25, 2006, Newgold entered into a joint venture with ASDi, LLC to develop two Nevada mining properties known as the Red Caps Project and Crescent Valley Project. The Red Caps consists of approximately 96 unpatented mining claims covering 1900 acres and the Crescent Valley consists of approximately 39 unpatented mining claims covering 750 acres. The Red Caps and Crescent Valley mining claims are currently owned by ASDi, LLC, which is owned and managed by A. Scott Dockter, Chairman and CEO of Newgold. The joint venture will be operated through a newly formed Nevada limited liability company called Crescent Red Caps, LLC. The terms of the joint venture provide for ASDi to contribute the Red Caps and Crescent Valley mining claims to the LLC in exchange for Newgold issuing 2.5 million shares of its Common Stock to ASDi. Newgold will initially own a 22.22% interest in the LLC and ASDi will hold a 77.78% interest. By expending up to $1,350,000 on each project over the next three years, Newgold can increase its interest in the LLC to 66.66%. Thereafter, Newgold has the right to purchase the remaining interest in the LLC held by ASDi at a price to be determined by the results of the exploration work conducted. Newgold will be the Manager of the LLC.

Should a transaction, proposed transaction, or series of transactions involve one of our officers or directors or a related entity or an affiliate of a related entity, or holders of stock representing 5% or more of the voting power (a "related entity") of our then outstanding voting stock, the transactions must be approved by the unanimous consent of our board of directors. In the event a member of the board of directors is a related party, that member will abstain from the vote.

DESCRIPTION OF SECURITIES

We are authorized to issue 250,000,000 shares of Common Stock, $.001 par value per share. We are not authorized to issue any preferred stock consisting. We had 68,604,072 shares of our Common Stock and no shares of preferred stock outstanding as of April 30, 2006.

COMMON STOCK

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our business, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding preferred or Common Stock or other claims of creditors. Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

The holders of Newgold Common Stock are entitled to one vote for each share held on all matters submitted to a vote of Newgold stockholders. Under certain circumstances, California law permits the holders of Newgold Common Stock to assert their right to cumulate their votes for the election of directors, in which case holders of less than a majority of the outstanding shares of Newgold Common Stock could elect one or more of Newgold's directors. Holders of Newgold Common Stock have no preemptive, subscription, or redemption rights.

TRANSFER AGENT

Transfer Online, Inc., Portland Oregon, serves as a transfer agent for the shares of Newgold Common Stock.

SELLING SECURITY HOLDERS

The table below lists the selling stockholders and other information regarding the beneficial ownership of the Common Stock by each of the selling stockholders. The first column lists the name of each selling stockholder. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder as of April 30, 2006. The third column lists the number of shares of Common Stock that may be resold under this prospectus. The fourth and fifth columns list the number of shares of Common Stock owned and the percentage of Common Stock owned after the resale of the Common Stock registered under this prospectus. The total number of shares of our Common Stock outstanding as of April 30, 2006 was 68,604,072. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to such shares. Shares of Common Stock issuable upon conversion of a convertible debenture and shares of Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days after April 30, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

                                              COMMON SHARES             COMMON SHARES                  COMMON SHARES
                                            BENEFICIALLY OWNED         OFFERED BY THIS               BENEFICIALLY OWNED
NAME OF SELLING STOCKHOLDER                 PRIOR TO OFFERING            PROSPECTUS                    AFTER OFFERING
--------------------------------------    -----------------------    --------------------     --------------- -- --------------
                                                                                                  NUMBER          PERCENTAGE
                                                                                              ---------------    --------------
Cornell Capital Partners, LP                   26,550,025(1)             26,550,025                ----                *
City Natural Resources High Yield
Trust(2)                                        5,000,000(2)              5,000,000                ----                *
A. Scott Dockter                               21,421,306(3)              2,000,000             19,421,306            24%
                                          -----------------------    --------------------     ---------------    --------------
                                                52,971,331               33,550,025             19,421,306            24%
                                          =======================    ====================     ===============    ==============

  * Represents holdings of less than one percent

(1) Estimated maximum number of shares of common issuable upon conversion of Convertible Debentures (24,050,025 shares) beneficially owned by Cornell Capital Partners, and 2,500,000 shares of common stock underlying warrants immediately exercisable. Yorkville Advisors, LLC, which is the investment advisor and general partner of Cornell Capital Partners, has sole dispositive, investment and voting power for all the shares. Pursuant to the Convertible Debenture, Cornell Capital Partners will not own more than 4.9% of our then outstanding common stock at any time. The address for Cornell Capital Partners, is 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07303.

(2) Securities beneficially owned by City Natural Resources High Yield Trust, represent 2,500,000 shares of common stock and 2,500,000 shares of common stock underlying warrants immediately exercisable. The address for City Natural Resources High Yield Trust is Mansfield House, 1 Southhampton Trust, London, England WC2 ROLR

(3) Securities beneficially owned by Scott Dockter, represent 9,263,397 shares of common stock and 12,157,909 shares of common stock underlying warrants immediately exercisable. The address for Scott Dockter is 400 Capitol Mall, Ste.900, Sacramento, CA 95814

PLAN OF DISTRIBUTION

Each of the selling stockholders, and any of their donees, pledgees, transferees or other successors-in-interest selling shares of Newgold Common Stock or interests in shares of Newgold Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. A selling stockholder will act independently of Newgold in making decisions with respect to the timing, manner and size of each sale.

Each of the selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o settlement of short sales entered into after the date of this prospectus;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale;

         o        through the writing or  settlement of options or other hedging
                  transactions,   whether   through  an  options   exchange   or
                  otherwise; or

         o        any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what are customary in the types of transactions involved.

In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act") in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholders and/or the purchasers. Each selling stockholder has informed Newgold that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

Newgold is required to pay certain fees and expenses incurred by it incident to the registration of the shares. Newgold has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) January 27, 2009 (ii) the date on which the shares may be resold by the selling stockholders pursuant to Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DISCLOSURE  OF  COMMISSION   POSITION  OF  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

Our Bylaws,  subject to the  provisions  of Delaware  Corporation  Law,  contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares  offered under this  registration  statement is being
passed  upon  by  Weintraub   Genshlea  Chediak  Law  Corporation,   Sacramento,
California.

EXPERTS

Our financial statements for the fiscal years ending January 31, 2005 and 2006 included in this prospectus have been so included in reliance on the report of Singer Lewak Greenbaum & Goldstein LLP independent registered public accounting firm, given on that firm's authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 (File Number 333-132218) under the Securities Act of 1933 regarding the shares of Common Stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We intend to make available to our stockholders annual reports (on Form 10-KSB) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-QSB) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

                                  NEWGOLD, INC.
                           400 CAPITOL MALL, SUITE 900
                              SACRAMENTO, CA 95814
                               (916) 449-3913 (O)
                               (916) 449-8259 (F)

                          ITEM 7. FINANCIAL STATEMENTS


                                  NEWGOLD, INC.
                              FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JANUARY 31, 2006 AND 2005

         Report of Independent Registered Public Accounting Firm            F-1

         Balance Sheet                                                      F-2

         Statements of Operations                                           F-4

         Statements of Comprehensive Loss                                   F-5

         Statements of Shareholders' Deficit                                F-6

         Statements of Cash Flows                                           F-10

         Notes to Financial Statements                                      F-14

FOR THE QUARTERS ENDED APRIL 30, 2006 AND 2005


       Condensed Balance Sheet as of April 30, 2006 (Unaudited)             F-33

       Condensed Statements of Operations for the three months ended
           April 30, 2006 and 2005 (Unaudited)                              F-35

       Condensed Statements of Cash Flows for the three months
           ended April 30, 2006 and 2005 (Unaudited)                        F-36

       Notes to Unaudited Financial Statements                              F-40

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Newgold, Inc.

We have audited the balance sheet of Newgold, Inc. (a exploration stage company) (the "Company") as of January 31, 2006, and the related statements of operations, comprehensive loss, shareholders' deficit, and cash flows for each of the two years in the period ended January 31, 2006 and the period from January 1, 1995 to January 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Newgold, Inc. as of January 31, 2006, and the results of its operations and its cash flows for each of the two years in the period ended January 31, 2006, and the period from January 1, 1995 to January 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a net loss of $2,645,231 and had negative cash flow from operations of $899,807. In addition, the Company had an accumulated deficit of $19,030,535 and a shareholders' deficit of $2,960,365 at January 31, 2006. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 26, 2006

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                                                   BALANCE SHEET
                                                                JANUARY 31, 2006
--------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS
     Cash                                                         $     700,224
     Travel advance                                                       1,322
                                                                 ---------------

              Total current assets                                      701,546

PROPERTY, PLANT AND EQUIPMENT                                            19,199

OTHER ASSETS
     Restricted cash                                                    243,204
     Deferred reclamation costs                                         270,736
                                                                 ---------------

              Total other assets                                        513,940
                                                                 ---------------

                  TOTAL ASSETS                                    $   1,234,685
                                                                 ===============

--------------------------------------------------------------------------------


                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable                                             $     798,233
     Accrued expenses                                                 1,305,790
     Accrued reclamation costs                                          270,736
     Notes payable due to individuals and officers                      457,634
                                                                 ---------------

         Total current liabilities                                    2,832,393
                                                                 ---------------

LONG-TERM LIABILITIES
     Convertible debenture and related derivative liabilities,
         net of unamortized discount of $597,260 and deferred
         financing costs of $77,500                                     562,657
     Deferred revenue                                                   800,000
                                                                 ---------------

         Total long-term liabilities                                  1,362,657

              Total liabilities                                       4,195,050



                                       F-2
    The accompanying notes are an integral part of these financial statements

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
     Common stock, $0.001 par value
         250,000,000 shares authorized
         68,104,072 shares issued and outstanding                        68,104
     Additional paid in capital                                      16,002,066
     Deficit accumulated during the exploration stage               (19,030,535)
                                                                 ---------------

              Total shareholders' deficit                            (2,960,365)
                                                                 ---------------

                  TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT     $   1,234,685
                                                                 ===============









































                                       F-3
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                                        STATEMENTS OF OPERATIONS
                                   FOR THE YEARS ENDED JANUARY 31, 2006 AND 2005
                     AND FOR THE PERIOD FROM JANUARY 1, 1995 TO JANUARY 31, 2006
--------------------------------------------------------------------------------


                                                                                                For the Period
                                                            For the Years Ended January 31,     From January 1,
                                                          ----------------------------------    1995 to January
                                                                2006               2005         31, 2006
                                                          ---------------    ---------------    ---------------
NET SALES                                                  $           -      $           -      $           -


COST OF GOODS SOLD                                               132,166             28,433            302,831
                                                          ---------------    ---------------    ---------------

GROSS (LOSS)                                                    (132,166)           (28,433)          (302,831)

OPERATING EXPENSES                                              (674,778)          (353,972)       (13,912,008)
                                                          ---------------    ---------------    ---------------

LOSS FROM OPERATIONS                                            (806,944)          (382,405)       (14,214,839)
                                                          ---------------    ---------------    ---------------

OTHER INCOME (EXPENSE)
     Interest income                                                                                    72,687
         Dividend income                                               -                  -             30,188
     Other income                                                      -                  -              6,565
     Adjustments to fair value of derivatives                    (37,418)                 -            (37,418)
     Interest expense                                           (941,347)          (614,672)        (2,409,037)
     Loss from joint venture                                    (859,522)                             (859,522)
     Loss on sale of marketable securities                             -           (281,063)          (281,063)
     Bad debt expense                                                  -                  -            (40,374)
     Loss on disposal of plant, property
        and equipment                                                  -                  -           (334,927)
     Loss on disposal of bond                                          -                  -            (21,000)
                                                          ---------------    ---------------    ---------------

         Total other expense                                  (1,838,287)          (895,735)        (3,873,901)
                                                          ---------------    ---------------    ---------------

NET LOSS                                                   $  (2,645,231)     $  (1,278,140)     $ (18,088,740)
                                                          ===============    ===============    ===============

BASIC AND DILUTED LOSS PER SHARE                           $       (0.05)     $       (0.03)
                                                          ===============    ===============

BASIC AND DILUTED WEIGHTED-AVERAGE
  SHARES OUTSTANDING                                          56,755,520         47,644,745
                                                          ===============    ===============



                                       F-4
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                                STATEMENTS OF COMPREHENSIVE LOSS
                                   FOR THE YEARS ENDED JANUARY 31, 2006 AND 2005
                     AND FOR THE PERIOD FROM JANUARY 1, 1995 TO JANUARY 31, 2006
--------------------------------------------------------------------------------

                                                                                                For the Period
                                                            For the Years Ended January 31,     From January 1,
                                                          ----------------------------------    1995 to January
                                                                2006               2005         31, 2006
                                                          ---------------    ---------------    ---------------

NET LOSS                                                   $  (2,645,231)     $  (1,278,140)     $ (18,088,740)

OTHER COMPREHENSIVE LOSS
     Unrealized loss from
     marketable securities                                             -                  -           (204,820)

SALE OF SECURITIES WITH PREVIOUS UNREALIZED
  HOLDING LOSS                                                         -            204,820            204,820
                                                          ---------------    ---------------    ---------------

COMPREHENSIVE LOSS                                         $  (2,645,231)     $  (1,073,320)     $ (18,088,740)
                                                          ===============    ===============    ===============





























                                       F-5
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                             STATEMENTS OF SHAREHOLDERS' DEFICIT
                                   FOR THE YEARS ENDED JANUARY 31, 2006 AND 2005
                     AND FOR THE PERIOD FROM JANUARY 1, 1995 TO JANUARY 31, 2006
--------------------------------------------------------------------------------

                                                         Common Stock         Additional    Other Com-
                                                   -------------------------   Paid in      prehensive                  Accumulated
                                                      Shares       Amount      Capital        (Loss)        Deficit        Total
                                                   ------------ ------------ ------------- ------------- ------------- -------------

Balance December 31, 1994                            6,768,358  $     6,768             -             -  $   (636,084) $   (629,316)

Net loss                                                                                                     (233,877)     (233,877)
                                                   ------------ ------------ ------------- ------------- ------------- -------------

Balance December 31, 1995                            6,768,358        6,768             -             -      (869,961)     (863,193)

Shares issued to creditors and shareholders
  of Warehouse Auto Centers, Inc.                      305,709          306       305,403             -      (305,709)            -
Shares issued to investors and underwriters          5,135,130        5,135     4,701,835                                 4,706,970
Shares issued to purchase Washington Gulch           3,800,000        3,800       177,200                                   181,000
Shares issued in exchange for net profits interest   1,431,642        1,432       440,605                                   442,067
Shares issued to others                                 21,000          221       220,779                                   221,000
Shares issued to Repadre                               100,000          100        99,900                                   100,000
Shares issued to repurchase 50% interest
  in Relief Canyon                                   1,000,000        1,000       999,000                                 1,000,000
Net loss for the period January 1, 1996
  to January 31, 1997                                                                                      (1,803,784)   (1,803,784)
                                                   ------------ ------------ ------------- ------------- ------------- -------------

Balance January 31, 1997                            18,761,839       18,762     6,944,722             -    (2,979,454)    3,984,030

Shares issued to Warehouse Auto Centers, Inc.
  shareholders subsequently cancelled                  (25,242)         (25)      (25,217)                                  (25,242)
Shares issued to others                                 12,500           13         4,987                                     5,000
Additional shares issued to investors and
  underwriters for delay in share trading              513,514          513       204,487                                   205,000
















                                       F-6
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                             STATEMENTS OF SHAREHOLDERS' DEFICIT
                                   FOR THE YEARS ENDED JANUARY 31, 2006 AND 2005
                     AND FOR THE PERIOD FROM JANUARY 1, 1995 TO JANUARY 31, 2006
--------------------------------------------------------------------------------

Shares issued to Repadre                               200,000          200       199,800                                   200,000
Net loss                                                                                                   (5,883,309)   (5,883,309)
                                                   ------------ ------------ ------------- ------------- ------------- -------------

Balance January 31, 1998                            19,462,611       19,463     7,328,779             -    (8,862,763)   (1,514,521)

Shares issued in exchange for rent                      15,000           15         5,985                                     6,000
Shares issued to IBK                                 5,616,977        5,617       542,383                                   548,000
Shares issued in exchange for property                 150,000          150        55,350                                    55,000
Net loss                                                                                                     (753,219)     (753,219)
                                                   ------------ ------------ ------------- ------------- ------------- -------------

Balance January 31, 1999                            25,244,588       25,245     7,932,497             -    (9,615,982)   (1,658,240)

Three-for-two stock split                           12,672,441       12,671       (12,671)                                        -
Shares issued in exchange for debt conversion        3,205,674        3,206     1,279,065                                 1,282,271
Net loss                                                                                                     (919,735)     (919,735)
                                                   ------------ ------------ ------------- ------------- ------------- -------------

Balance January 31, 2000                            41,122,703       41,122     9,198,891             -   (10,535,717)   (1,295,704)

Shares issued for cash                               1,796,000        1,796       663,204                                   665,000
Additional shares issued for delay in registration     239,200          239          (239)                                        -
Shares issued for offering costs                       120,000          120       (60,120)                                  (60,000)
Shares issued for legal settlement                   1,000,000        1,000       649,000                                   650,000
Shares issued for services                              78,271           78        69,922                                    70,000
Net loss                                                                                                   (2,382,723)   (2,382,723)
                                                   ------------ ------------ ------------- ------------- ------------- -------------

Balance January 31, 2001                            44,356,174       44,356    10,520,657             -   (12,918,440)   (2,353,427)

Shares issued for cash                               2,500,000        2,500       147,500                                   150,000
Warrants issued with debt                                                          20,000                                    20,000















                                       F-7
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                             STATEMENTS OF SHAREHOLDERS' DEFICIT
                                   FOR THE YEARS ENDED JANUARY 31, 2006 AND 2005
                     AND FOR THE PERIOD FROM JANUARY 1, 1995 TO JANUARY 31, 2006
--------------------------------------------------------------------------------

Net loss                                                                                                   (1,502,366)   (1,502,366)
                                                   ------------ ------------ ------------- ------------- ------------- -------------

Balance January 31, 2002                            46,856,174       46,856    10,688,157             -   (14,420,806)   (3,685,793)

Shares issued upon exercise of warrants                550,000          550        54,450                                    55,000
Offering costs                                                                     (1,467)                                   (1,467)
Warrants issued with debt                                                          13,574                                    13,574
Net loss                                                                                                     (215,533)     (215,533)
                                                   ------------ ------------ ------------- ------------- ------------- -------------

Balance January 31, 2003                            47,406,174       47,406    10,754,714             -   (14,636,339)   (3,834,219)

Shares issued upon exercise of warrants                200,000          200        19,800                                    20,000
Warrants issued with debt                                                          63,918                                    63,918
Other comprehensive loss                                                                       (204,820)                   (204,820)
Net loss                                                                                                     (470,823)     (470,823)
                                                   ------------ ------------ ------------- ------------- ------------- -------------

Balance January 31, 2004                            47,606,174       47,606    10,838,432      (204,820)  (15,107,162)   (4,425,944)

Shares issued for cash                                 671,667          672       100,078                                   100,750
Offering costs                                                                   (124,337)                                 (124,337)
Warrants issued with common stock                                                 124,337                                   124,337
Warrants issued with debt                                                       1,284,234                                 1,284,234
Sale of marketable securities                                                                   204,820                     204,820
Net loss                                                                                                   (1,278,140)   (1,278,140)
                                                   ------------ ------------ ------------- ------------- ------------- -------------

Balance January 31, 2005                            48,277,841       48,278    12,222,744             -   (16,385,302)   (4,114,280)


















                                       F-8
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                             STATEMENTS OF SHAREHOLDERS' DEFICIT
                                   FOR THE YEARS ENDED JANUARY 31, 2006 AND 2005
                     AND FOR THE PERIOD FROM JANUARY 1, 1995 TO JANUARY 31, 2006
--------------------------------------------------------------------------------

Shares issued for cash                               5,000,000        5,000     1,070,000                                 1,075,000
Shares issued in exchange for
  debt conversion                                   12,326,231       12,326     1,836,609                                 1,848,935
Shares issued to purchase 22%
  interest in Crescent Red Caps LLC                  2,500,000        2,500       497,500                                   500,000

Warrants issued with investment in joint
venture                                                                           359,523                                   359,523
Warrants issued for services                                                       15,690                                    15,690
Sale of marketable securities
Net loss for the period February
  1, 2005 to January 31, 2006                                                                              (2,645,231)   (2,645,231)
                                                   ------------ ------------ ------------- ------------- ------------- -------------
Balance, January 31, 2006                           68,104,072  $    68,104  $ 16,002,066             -  $(19,030,535) $ (2,960,365)
                                                   ============ ============ ============= ============= ============= =============

































                                       F-9
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                                        STATEMENTS OF CASH FLOWS
                                   FOR THE YEARS ENDED JANUARY 31, 2006 AND 2005
                     AND FOR THE PERIOD FROM JANUARY 1, 1995 TO JANUARY 31, 2006
--------------------------------------------------------------------------------

                                                                                                               For the Period
                                                                           For the Years Ended January 31,     From January 1,
                                                                          --------------------------------     1995 to January
                                                                               2006             2005              31, 2006
                                                                          ---------------  --------------- -- -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                  ($2,645,231)     ($1,278,140)        ($18,088,740)
   Adjustments to reconcile net loss to net cash
      used in operating activities
         Accretion of warrants issued as a debt discount                         777,642          443,682            1,274,257
         Accretion of beneficial conversion                                       71,645           35,823              107,468
         Accretion of debt discount                                                2,740                -                2,740
         Adjustments to  fair value of derivatives                                37,417                -               37,417
         Loss from joint venture                                                 859,522                -              859,522
         Loss on sale of marketable securities                                         -          281,063              281,063
         Depreciation and amortization                                                 -                -              124,157
         Loss on disposal of property, plant and equipment                             -                -              334,927
         Impairment in value of property, plant and equipment                          -                -              807,266
         Loss on disposal of bond                                                      -                -               21,000
         Impairment in value of Relief Canyon Mine                                     -                -            3,311,672
         Impairment in value of joint  investments                                     -                -              490,000
         Bad debt                                                                      -                -               40,374

























                                       F-10
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                                        STATEMENTS OF CASH FLOWS
                                   FOR THE YEARS ENDED JANUARY 31, 2006 AND 2005
                     AND FOR THE PERIOD FROM JANUARY 1, 1995 TO JANUARY 31, 2006
--------------------------------------------------------------------------------

         Assigned value of stock and warrants exchanged for services              15,690                -              552,948
         Gain on write off of note payable                                                              -               (7,000)
         Judgment loss accrued                                                                                         250,000
         (Increase) decrease in
           Restricted cash                                                      (243,204)                             (243,204)
            Employee receivable                                                      678            2,000                2,678
            Deposits                                                                               45,000                4,500
            Deferred reclamation costs                                           243,210                -            (194,742)
            Prepaid expenses                                                           -                -              (2,900)
            Reclamation bonds                                                          -                -              185,000
            Other assets                                                               -                -              (1,600)
         Increase (decrease) in
            Accounts payable                                                     229,955           28,082             517,273
            Accrued expenses                                                    (249,871)          89,289           1,963,574
                                                                          ---------------  --------------- -- -----------------

               Net cash used by operating activities                            (899,807)        (353,201)         (7,370,344)
                                                                          ---------------  --------------- -- -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of marketable securities                                         -           34,124               34,124
   Investment in marketable securities                                                 -                -             (315,188)
   Advances from shareholder                                                           -                -                7,436
   Contribution from joint venture partner                                             -                -              775,000
   Purchase of joint venture partner interest                                          -                -             (900,000)
   Capital expenditures                                                          (19,199)               -           (2,970,706)





















                                       F-11
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                                        STATEMENTS OF CASH FLOWS
                                   FOR THE YEARS ENDED JANUARY 31, 2006 AND 2005
                     AND FOR THE PERIOD FROM JANUARY 1, 1995 TO JANUARY 31, 2006
--------------------------------------------------------------------------------

   Proceeds from disposal of property, plant and equipment                                              -              278,783
   Investments in joint ventures                                                       -                -             (490,000)
   Note receivable                                                                     -                -             (268,333)
   Repayment of note receivable                                                        -                -              268,333

               Net cash used by investing activities                             (19,199)         (34,124)          (3,580,551)
                                                                          ---------------  --------------- -- -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from the issuance of common stock                                  1,075,000          100,750            7,559,253
   Proceeds from notes payable                                                   527,500          251,043            5,554,548
   Principal repayments of notes payable                                               -          (21,953)          (2,037,706)
   Repayment of advances to affiliate                                                  -                -             (231,663)
   Deferred revenue                                                                    -                -              800,000

               Net cash provided by financing activities                       1,602,500          329,840           11,644,432
                                                                          ---------------  --------------- -- -----------------

                  Net increase in cash                                           683,494           10,763              693,537

CASH, BEGINNING OF YEAR                                                           16,730            5,967                6,687
                                                                          ---------------  --------------- -- -----------------

CASH, END OF YEAR                                                         $      700,224   $       16,730     $        700,224
                                                                          ===============  =============== == =================






















                                       F-12
    The accompanying notes are an integral part of these financial statements

SUPPLEMENTAL CASH FLOW INFORMATION FOR THE YEARS ENDED JANUARY 31, 2006 AND 2005 AND JANUARY 1, 1995 THROUGH JANUARY 31, 2006 AS FOLLOWS:

                                                                                                               For the Period
                                                                           For the Years Ended January 31,     From January 1,
                                                                          --------------------------------     1995 to January
                                                                               2006             2005              31, 2006
                                                                          ---------------  --------------- -- -----------------

Cash paid for interest                                                     $           -    $           -      $        161,107
Cash paid for income taxes                                                 $           -    $           -      $             -

Non Cash Investing and Financing Activities:
   Conversion of related party note payable to common
      stock,including interest payable of $446,193                         $    1,848,935   $           -      $      1,848,935






































                                      F-13
    The accompanying notes are an integral part of these financial statements

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

NEWGOLD, Inc. ("the Company") has been in the business of acquiring, exploring, developing, and producing gold properties. The Company had rights to mine properties in Nevada and Montana. Its primary focus was on the Relief Canyon Mine located near Lovelock, Nevada, where it has performed development and exploratory drilling and was in the process of obtaining permits to allow operation of the Relief Canyon Mine. In December 1997, the Company placed the Relief Canyon Mine on care and maintenance status. The Company also conducted exploration at its Washington Gulch Mine property in Montana.

In February 2000 the Company began to implement an entirely new business model of investing in Internet companies. Due to the deterioration of the investment market for these types of companies later in 2000, the Company abandoned this investment strategy. From mid-2001 until the beginning of 2003 Newgold was essentially inactive, only continuing with some of the care and maintenance at Relief Canyon, as provided for by a non-affiliate company owned by the Chairman and CEO of Newgold.

The Company has embarked on a business strategy whereby it will invest in and/or manage gold mining and other mineral producing properties. Currently, the Company's principal assets include various mineral leases associated with the Relief Canyon mine located near Lovelock, Nevada along with various items of mining equipment located at that site as well as a 22% interest in a joint venture covering two separate leasehold interests covering over 2700 acres in Lander County, Nevada. The Company's business will be to acquire, explore and, if warranted, develop various mining properties located in the state of Nevada. The Company plans to carryout comprehensive exploration and development programs and when appropriate, begin mining activities on its properties. The Company may fund and conduct these activities itself, or it may outsource some of these activities through the use of various joint venture, royalty or partnership arrangements pursuant to which other companies would agree to finance, carryout the exploration and development programs, or perform mining operations on Newgold's mining properties. The Company's current plan may not require the hiring of significant amounts of mining employees depending upon the level, if any, of the mining and exploration activities outsourced to other entities.

Merger
------
In November 1996, Newgold, Inc. of Nevada (Old Newgold) was merged into Warehouse Auto Centers, Inc. (WAC), a public company, which had previously filed an involuntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of New York. Pursuant to the plan of reorganization and merger (the Plan), (i) WAC which was the surviving corporation for legal purposes, changed its name to Newgold Inc. (the Company), (ii) the outstanding shares of Old Newgold were converted into the right to receive an aggregate of 12,000,000 shares or approximately 69% of the post merger outstanding common stock of the Company, (iii) each outstanding share of WAC was converted into the right to receive 1/65 share of the common stock of the Company, for an aggregate of 51,034 shares or less than 1% of the post merger outstanding common stock, (iv) unsecured trade debts and other unsecured pre-petition liabilities were paid in full via the issuance of one share of the Company's stock, for each $42 of debt, for an aggregate of 63,374 shares or less than 1% of the post merger outstanding common stock, and (v) post petition creditors received 1 share of stock for each $1 of debt, for an aggregate of 191,301 shares or approximately 1% of the post merger outstanding common stock. The Plan also required an amendment to the Company's capital structure to increase the number of shares authorized to 50,000,000 and to reduce the corresponding par value to $.001.

In connection with the Plan, the Company raised $4,707,000 of cash through the issuance of convertible debtor certificates. Shortly after confirmation of the Plan, the debtor certificates were exchanged for 5,135,130 shares of common stock (including 428,130 shares issued in lieu of paying cash for underwriter's fees) representing approximately 29% of the post merger outstanding common stock. An additional bonus of 513,514 shares was issued to investors and underwriters during the year ended January 31, 1998 for delay in the effective date of the Company's stock trading.

For accounting purposes, Old Newgold has been treated as the acquirer (reverse acquisition). Accordingly, the historical financial statements prior to November 21, 1996 are those of Old Newgold. There were no assets or liabilities acquired in this transaction and there is no impact on the statement of operations.

NOTE 2 - GOING CONCERN

These financial statements have been prepared on a going concern basis. During the years ended January 31, 2006 and 2005 and the period from January 1, 1995 to January 31, 2006, Newgold incurred net losses of approximately $2,645,231, $1,278,140 and $18,088,740, respectively. In addition, Newgold had a total shareholders' deficit of $2,960,365 and was in the exploration stage since inception and through January 31, 2006. The Company's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. Since inception, the Company has satisfied its capital needs by issuing equity securities.

Management plans to continue to provide for its capital needs during the year ended January 31, 2006 by issuing equity securities or incurring additional debt financing, with the proceeds to be used to re-establish mining operations at Relief Canyon as well as improve its working capital position. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Exploration Stage Company
-------------------------
Effective January 1, 1995 (date of inception), the Company is considered an exploration stage Company as defined in SFAS No. 7. The Company's exploration stage activities consist of the development of several mining properties located in Nevada. Sources of financing for these exploration stage activities have been primarily debt and equity financing. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Cash and Cash Equivalents
-------------------------
For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Restricted Cash
---------------
Restricted cash represents a certificate of deposit with Wells Fargo Bank to serve as collateral for a reclamation bond with the Nevada Department of Environmental Protection at the Relief Canyon Mine.

Marketable Securities Available for Sale
----------------------------------------
Investments in equity securities are classified as available-for-sale. Securities classified as available for sale are marked to market at each period end. Changes in value on such securities are recorded as a component of Other comprehensive income (loss). If declines in value are deemed other than temporary, losses are reflected in Net income (loss).

Property and Equipment
----------------------
Depreciation, depletion and amortization of mining properties, mine development costs and major plant facilities will be computed principally by the units-of-production method based on estimated proven and probable ore reserves. Proven and probable ore reserves reflect estimated quantities of ore which can be economically recovered in the future from known mineral deposits. Such estimates are based on current and projected costs and prices. Other equipment is depreciated using the straight-line method principally over the estimated useful life of seven years.

Deferred Reclamation Costs
--------------------------
In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations," which established a uniform methodology for accounting for estimated reclamation and abandonment costs. The statement was adopted February 1, 2003. The reclamation costs will be allocated to expense over the life of the related assets and will be adjusted for changes resulting from the passage of time and revisions to either the timing or amount of the original present value estimate.

Prior to adoption of SFAS No. 143, estimated future reclamation costs were based principally on legal and regulatory requirements. Such costs related to active mines were accrued and charged over the expected operating lives of the mines using the UOP method based on proven and probable reserves. Future remediation costs for inactive mines were accrued based on management's best estimate at the end of each period of the undiscounted costs expected to be incurred at a site. Such cost estimates included, where applicable, ongoing care, maintenance and monitoring costs. Changes in estimates at inactive mines were reflected in earnings in the period an estimate was revised.

Exploration Costs
-----------------
Exploration costs are expensed as incurred. All costs related to property acquisitions are capitalized.

Mine Development Costs
----------------------
Mine development costs consist of all costs associated with bringing mines into production, to develop new ore bodies and to develop mine areas substantially in advance of current production. The decision to develop a mine is based on assessment of the commercial viability of the property and the availability of financing. Once the decision to proceed to development is made, development and other expenditures relating to the project will be deferred and carried at cost with the intention that these will be depleted by charges against earnings from future mining operations. No depreciation will be charged against the property until commercial production commences. After a mine has been brought into commercial production, any additional work on that property will be expensed as incurred, except for large development programs, which will be deferred and depleted.

Financing Costs
---------------
Financing costs, including interest, are capitalized when they arise from indebtedness incurred to finance development and construction activities on properties that are not yet subject to depreciation or depletion. Financing costs are charged against earnings from the time that mining operations commence. Capitalization is based upon the actual interest on debt specifically incurred or on the average borrowing rate for all other debt except where shares are issued to fund the cost of the project.

Depreciation, Depletion and Amortization
----------------------------------------
Assets other than mining properties and mineral rights are depreciated using the straight-line method over their estimated useful lives. Capitalized development costs are amortized on the units of production method considering proven and probable reserves. Depreciation and depletion rates are subject to periodic review to ensure that asset costs are amortized over their useful lives.

Impairment
----------
Mining projects and properties are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. If estimated future cash flows expected to result from the use of the mining project or property and its eventual disposition are less than the carrying amount, impairment is recognized based on the estimated fair market value of the mining project or property. Fair value generally is based on the present value of estimated future net cash flows for each mining project or property, calculated using estimates of proven and probable minable reserves, geological resources, future prices, operating costs, capital requirements and reclamation costs. A provision for impairment in valuation of development costs and property, plant and equipment amounted to $800,000 for the year ended January 31, 2002 and was charged to operating expense. After these adjustments all development costs and property, plant and equipment have been fully written off.

Management's estimates of future cash flows are subject to risks and uncertainties. Therefore, it is reasonably possible that changes could occur which may affect the recoverability of the Company's investment in mineral properties.

Risks Associated with Gold Mining
---------------------------------
The business of gold mining is subject to certain types of risks, including environmental hazards, industrial accidents, and theft. Prior to suspending operations, the Company carried insurance against certain property damage loss (including business interruption) and comprehensive general liability insurance. While the Company maintained insurance consistent with industry practice, it is not possible to insure against all risks associated with the mining business, or prudent to assume that insurance will continue to be available at a reasonable cost. The Company has not obtained environmental liability insurance because such coverage is not considered by management to be cost effective. The Company currently carries no insurance on any of its properties due to the current status of the mine and the Company's current financial condition.

Reclamation Costs
-----------------
Reclamation costs and related accrued liabilities, which are based on the Company's interpretation of current environmental and regulatory requirements, are accrued and expensed, upon determination.

Based on current environmental regulations and known reclamation requirements, management has included its best estimates of these obligations in its reclamation accruals. However, it is reasonably possible that the Company's best estimates of its ultimate reclamation liabilities could change as a result of changes in regulations or cost estimates.

Valuation of Derivative Instruments
-----------------------------------
FAS No. 133 "Accounting for Derivative Instruments and Hedging Activities " requires bifurcation of embedded derivative instruments and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black Scholes model as a valuation technique. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as Adjustments to Fair Value of Derivatives. In addition, the fair values of freestanding derivative instruments such as warrants are valued using Black Scholes models.

Revenue Recognition
-------------------
Revenues will be recognized when deliveries of gold are made, title and risk of loss passes to the buyer and collectibility is reasonably assured. Deferred revenue represents non-refundable cash received in exchange for royalties on net smelter returns on the Relief Canyon Mine. Deferred revenue will be amortized to earnings based on estimated production in accordance with the royalty agreement.

Fair Value of Financial Instruments
-----------------------------------
The Company's financial instruments include cash and cash equivalents and accounts payable - trade. The carrying amounts for these financial instruments approximate fair value due to their short maturities.

Comprehensive Income
--------------------
The  Company  utilizes  SFAS No. 130,  "Reporting  Comprehensive  Income."  This
statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources.
Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale marketable securities. Comprehensive income is presented in the Company's financial statements since the Company did have unrealized gain
(loss) of from changes in equity from available-for-sale marketable securities.

Income Taxes
------------
The Company accounts for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As of January 31, 2005, the deferred tax assets related to the Company's net operating loss carry-forwards are fully reserved. Due to the provisions of Internal Revenue Code Section 338, the Company may not have any net operating loss carry-forwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

Estimates
---------
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Share
--------------
The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

The following common stock equivalents were excluded from the calculation of diluted loss per share since their effect would have been anti-dilutive:

                                               2006                    2005
                                         ---------------       ---------------
                  Warrants                   20,774,583            11,724,583

Concentrations of Credit Risk
-----------------------------
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Recent Accounting Pronouncements
--------------------------------
In November 2004, the FASB issued SFAS No. 151,"Inventory Costs". SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4,"Inventory Pricing". Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 152,"Accounting for Real Estate Time-Sharing Transactions". The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2,"Accounting for Real Estate Time-Sharing Transactions". SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66,"Accounting for Sales of Real Estate", for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15,

2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

In  December  2004,  the FASB  issued  SFAS No.  153,"Exchanges  of  Nonmonetary
Assets," an amendment to Opinion No. 29,"Accounting for Nonmonetary Transactions". Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations". FIN No. 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN No. 47 is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005 for calendar-year companies). Retrospective application of interim financial information is permitted but is not required. Management does not expect adoption of FIN No. 47 to have a material impact on Newgold's financial statements.

In May 2005, the FASB issued Statement of Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections" an amendment to Accounting Principles Bulletin (APB) Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements" though SFAS No. 154 carries forward the guidance in APB No. 20 and SFAS No. 3 with respect to accounting for changes in estimates, changes in reporting entity, and the correction of errors. SFAS No. 154 establishes new standards on accounting for changes in accounting principles, whereby all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005, with early adoption permitted for changes and corrections made in years beginning after May 2005.

Effective for reporting periods beginning after April 29, 2004, the Emerging Issues Task Force (EITF) released Issue 04-2, "Whether Mineral Rights are Tangible or Intangible Assets." The consensus was that mineral rights acquired on a business combination are tangible assets and should be recorded as a separate component of property, plant and equipment either on the face of the financial statements or in the notes. The Company will comply with the Issue in the future as required.

Effective for reporting periods beginning after March 31, 2004, the EITF released Issue No. 04-3, "Mining Assets: Impairment and Business Combinations." The EITF reached consensus that an entity should include value beyond proven and probable reserves in the value allocated to mining assets in a purchase price allocation to the extent a market participant would include such value in determining the fair market value of the asset. The EITF also reached consensus that an entity should include the effects of anticipated changes in market prices of minerals when determining the fair market value of mining assets in a purchase price equation in a manner consistent with expectations of the marketplace. Effective for reporting periods beginning after December 15, 2005, the EITF released Issue No. 04-6, "Accounting For Stripping Costs Incurred During Production In The Mining Industry." The EITF reached a consensus of accounting for "stripping cost", the cost of removing overburden (material overlying a mineral deposit that must be removed prior to mining) and waste materials, during the production phase and determined that such costs are considered variable production costs and thus should be included in the cost of inventory produced during the period in which the stripping costs are incurred. The consensus applies to only entities involved in finding and removing wasting natural resources. As such, this statement is not applicable to the Company.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments", which amends SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities" and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. The Company is currently evaluating the impact this new Standard but believes that it will not have a material impact on the Company's financial position, results of operations, or cash flows.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("SFAS NO. 156"), which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement
(1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied. The Company does not believe that SFAS No. 156 will have a material impact on its financial position, results of operations or cash flows.

NOTE 4 - MARKETABLE SECURITIES AVAILABLE FOR SALE

At January 31, 2006 and 2005 the Company held no marketable securities available for sale. In October 2004 the Company sold all of its investment in marketable securities. This resulted in net proceeds of $34,124 and a recognized loss of sale of $281,063.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at January 31, 2006 was recorded at $19,199 and consisted of additional monitoring wells that were installed at the Relief Canyon Mine during the year ended January 31, 2006. The Company had previously determined that the value of its fixed assets at the Relief Canyon Mine were permanently impaired and wrote off assets with a basis of $800,000. If the Company can reestablish mining operations at Relief Canyon it is possible that some of these assets could be utilized in such operations.

A summary of property, plant and equipment previously written off was as follows:

                           `                    Machinery
                                                    &       Development   Capitalized
                                    Buildings   Equipment   Costs          Interest      Total
                                    ---------   ---------   -----------   -----------   --------
          Relief Canyon Mine        $ 215,510   $ 277,307   $   261,742   $  45,441     $800,000

All office furniture and equipment has been fully depreciated as of January 31, 2006.

NOTE 6 - NOTES PAYABLE TO RELATED PARTIES AND INDIVIDUALS

Unsecured notes payable to individuals and related parties consist of the following at January 31, 2006:

Loans from officers:
  Convertible notes payable                                     $ 209,251
      The notes bear interest at 8% per year.
      In October 2004, the Company consolidated the amounts owed to the Chief Executive Officer and the Chief Financial Officer referred to in Note 10 (excluding accrued interest payable) into new convertible notes payable due September 30, 2005. The notes and any interest accrued on the new notes are convertible into common shares of the Company at a conversion price of $0.15 per share. On July 31, 2005 the Chief Executive Officer converted his note payable and accrued interest payable on all of his notes payable into 12,326,231 common shares of Newgold. In connection with the loans, warrants to purchase 5,798,140 and 1,395,007 shares of common stock have been issued to the Chief Executive Officer and the Chief Financial Officer, respectively.

  Term notes payable                                            $  24,844
      The notes bear  interest at 8% per year.
      The notes are due October 31, 2006 and January 31, 2007. Newgold is not in default with respect to these loans. In connection with the loans, warrants to purchase 141,540 shares of common stock have been issued. The warrants have been valued using the Black-Scholes option pricing model (see Note 8). The warrants were issued at $0.15 per share and expire in five years from the date of issuance.

Loan from individual.                                           $ 176,500
      The note bears interest at 8% per year.

      The note is currently due. The Company is in default with respect to this loan.

Other non-interest bearing advances                                47,039
                                                               -----------
      Total notes payable to individuals and related parties    $ 457,634
                                                               ===========

Interest expense was $941,347, $614,672 and $2,409,037 for the years ended January 31, 2006 and 2005, and the period from January 1, 1995 to January 31, 2006, respectively.

NOTE 7 - CONVERTIBLE DEBENTURE

On January 27, 2006, Newgold entered into a Securities Purchase Agreement (the "Purchase Agreement") and other agreements in connection with the private placement of a convertible debenture, in the principal amount of $1,000,000 and bearing interest at 8% per annum (the "Debenture"). The Debenture was funded $600,000 on January 27, 2006, with additional fundings due as follows: $200,000 upon the filing of a resale registration statement with the SEC and $200,000 upon the registration statement being declared effective by the SEC. Of the $600,000 funded on January 27, 2006, $77,500 was paid for various loan fees and closing costs. The Debenture is due and payable on January 27, 2009 unless it is converted into shares of Newgold Common Stock or is repaid prior to its expiration date. The conversion rate is adjustable and at any conversion date, will be the lower of $0.2626 per share or 95% of the Market Conversion Price.

In conjunction with the Purchase Agreement, Newgold entered into an Investor Registration Rights Agreement (the "Registration Rights Agreement"). The Registration Rights Agreement requires Newgold to register at least 24,050,025 shares of our Common Stock to cover the conversion of the Debenture (assuming conversion prices substantially below $0.2626) and 2,500,000 shares of our Common Stock issuable upon conversion of warrants (the "Warrants") granted to the Debenture holder. Newgold is required to keep this Registration Statement effective until the Debenture has been fully converted, repaid, or becomes due and the Warrants have been fully exercised or expire. Both the Debenture and the Warrants are currently convertible or exercisable, respectively.

In conjunction with the Purchase Agreement, Newgold entered into a Security Agreement (the "Security Agreement"). The Security Agreement creates a secured interest in favor of the Debenture holder in our mining interest and assets in the Relief Canyon Mine property. This security interest was created by recordation of a Memorandum of Security Agreement filed in Pershing County, Nevada on February 14, 2006. Consequently, should a default occur under the Debenture, the Debenture holder could take over or sell all of our interests, business and assets associated with the Relief Canyon Mine.

The transaction, to the extent that it is to be satisfied with common stock of the Company, would normally be included as equity obligations. However, in the instant case, due to the indeterminate number of shares which might be issued under the embedded convertible note debt conversion feature, the Company is required to record a liability for the fair value of the detachable warrants and the embedded convertible feature of the note payable (included in the liabilities as a "derivative liability").

The accompanying financial statements comply with current requirements relating to warrants and embedded conversion features as described in FAS 133, EITF 98-5, 00-19, and 00-27, and APB 14 as follows:

         o The Company allocated the proceeds received between convertible debt and the detachable warrants based upon the relative fair market values on the date the proceeds were received.

         o Subsequent to the initial recording, the change in the fair value of the detachable warrants, determined under the Black-Scholes option pricing formula, and the change in the fair value of the embedded derivative in the conversion feature of the convertible debentures are recorded as adjustments to the liabilities at January 31, 2006.

         o $37,418 of expense relating to the change in the fair value of the Company's stock reflected in the change in the fair value of the warrants and derivatives (noted above) is included as other income (expense).

         o    Accreted interest of $2,740 as of January 31, 2006.




        The following table summarizes the various components of the convertible notes as of January 31, 2006:

                Derivative liabilities                 $      637,417
                Convertible debenture                         600,000
                Unamortized discount                         (597,260)
                Deferred financing costs                      (77,500)
                                                      ----------------
                Total convertible debt
                 and financing costs                   $      562,657
                                                      ================

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Except for the advance royalty and rent payments noted below, the Company is not obligated under any capital leases or non-cancelable operating lease with initial or remaining lease terms in excess of one year as of January 31, 2005. However, minimum annual royalty payments are required to retain the lease rights to the Company's properties.

Relief Canyon Mine
------------------
The Company purchased the Relief Canyon Mine from J.D. Welsh Associates (Welsh) in January 1995. The mine consisted of 39 claims and a lease for access to an additional 800 acres contiguous to the claims. During 1997, the Company staked an additional 402 claims. Subsequent to January 31, 1998, the Company reduced the total claims to 50 (approximately 1,000 acres). The annual payment to maintain these claims is $5,000. As part of the original purchase of Relief Canyon Mine, Welsh assigned the lease from Santa Fe Gold Corporation (Santa Fe) to the Company. The lease granted Santa Fe the sole right of approval of transfer to any subsequent owner of the Relief Canyon Mine. Santa Fe had accepted lease and minimum royalty payments from the Company, but has declined to approve the transfer. Due to Welsh's inability to transfer the Santa Fe lease, the original purchase price of $500,000 for Relief Canyon Mine was reduced by $50,000 in 1996 to $450,000.

Subsequent to January 31, 1998, the lease was terminated by Santa Fe. Management believes loss of the Santa Fe lease will have no material adverse affect on the remaining operations of the mine operation or the financial position of the Company.

During 1996, Repadre Capital Corporation ("Repadre") purchased for $500,000 a net smelter return royalty (Repadre Royalty). Repadre was to receive a 1.5% royalty from production at each of the Relief Canyon Mine and Mission Mines. In July 1997, an additional $300,000 was paid by Repadre for an additional 1% royalty from the Relief Canyon Mine. In October, 1997, when the Mission Mine lease was terminated, Repadre exercised its option to transfer the Repadre Royalty solely to the Relief Canyon Mine resulting in a total 4% royalty. The total amount received of $800,000 has been recorded as deferred revenue in the accompanying financial statements.

Crescent Red Caps Joint Venture
-------------------------------
Newgold is the owner of a 22.22% joint venture interest and is the operator of the Crescent Red Caps Joint Venture ("Crescent Red Caps"). The remaining 77.78% interest is held by ASDi LLC, a California limited liability company owned by A. Scott Dockter, Chairman and CEO of Newgold. Additionally, Newgold, by making expenditures over the next three years aggregating $2,700,000, will end up with a 66.66% overall interest in the joint venture. Newgold will then have the opportunity to purchase the remaining joint venture interest held by Mr. Dockter based on the results of the exploration work contemplated by these additional expenditures.

The Company acquired its 22.22% in the joint venture by issuing to ASDi LLC 2,500,000 shares of its restricted common stock and a warrant to purchase 2,500,000 shares of its common stock at a price of $0.40. The warrant has a term of three years. The common stock was valued at $0.20 per share for a total of $500,000. The fair market value of the warrants was calculated to be $359,522 as determined by the methodology described in Note 9. The Company recorded this investment as a loss form the joint venture of $859,522 for the year ended January 31, 2006.

The properties are subject to two leases which include approximately 135 unpatented mining claims and cover approximately 2700 acres. All gold, silver and other mineral production by Crescent Red Caps is subject to a 3% net smelter return ("NSR") royalty payable to the lessors except for barite which is subject to a 10% royalty on ore produced from claims covered by the leases.

Litigation
----------
On February 4, 2000, a complaint was filed against the Company by Sun G. Wong in the Superior Court of Sacramento County, California (Case No. 00AS00690). In the complaint, Mr. Wong claims that he was held liable as a guarantor of Newgold in a claim brought by Don Christianson in a breach of contract action against Newgold. Despite the fact that Newgold settled the action with Mr. Christianson through the issuance of 350,000 shares of Newgold common stock, Mr. Wong, nevertheless, paid $60,000 to a third party claiming to hold Mr. Christianson's judgment pursuant to Mr. Wong's guaranty agreement. Similarly, Mr. Wong alleges that he was held liable as a guarantor for a debt of $200,000 owed by Newgold to Roger Primm with regard to money borrowed by Newgold. Mr. Primm filed suit against the Company which was settled through the issuance of 300,000 shares of Newgold common stock. Nevertheless, Mr. Wong alleges that he remains liable to a third party claiming to hold Mr. Primm's judgment for up to $200,000 pursuant to his guaranty of such debt of Mr. Primm.

On December 29, 2000, the superior court entered a default judgment against Newgold in the amount of $400,553 with regard to the Christianson judgment and an additional $212,500 in regard to the Primm judgment against Mr. Wong. The Company believes that Mr. Wong was not obligated to pay any sums pursuant to his guarantees with regard to the Christianson and Primm judgments against Newgold and, as a result, Mr. Wong should not have any recourse against the Company for reimbursement. Should Mr. Wong seek to assert these judgments against the

Company, the Company cannot predict the outcome of any such action or the amount of expenses that would be ultimately incurred in defending any such claims. The Company is currently negotiating a settlement with Mr. Wong; however there is no assurance that an acceptable settlement will be consummated.

The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate dispositions of these matters will not have a material adverse effect on the Company's financial position, results or operations or liquidity.

NOTE 9 - SHAREHOLDERS' DEFICIT

The following common stock transactions occurred during the period from January 1, 1995 to January 31, 2006:

Common Stock
------------
In January 1996 3,800,000 shares were issued for the purchase of rights to the Washington Gulch property. The site was acquired from a former officer of the Company. The property consists of a mill site located in Montana. The value of the common stock issued on the property was recorded at the cash value of the net monetary assets received which amounted to $181,000.

In June, 1996 the Company exchanged several "net profits interests" for shares of common stock of the Company. A net profit interest is a royalty based on the profit remaining after recapture of certain operating, capital and other costs as defined by agreement. Net profits interests sold for $442,037 were repurchased for 1,431,642 shares of common stock.

In October 1996 the Company issued 1,000,000 shares, valued at $1 per share, to Casmyn Corp. as partial consideration for the repurchase of their 50% interest in the Relief Canyon Mine.

In November 1996, the Company sold 100,000 shares in exchange for $100,000 in cash to Repadre Capital Corporation.

In November 1996, Newgold, Inc. of Nevada (Old Newgold) was merged into Warehouse Auto Centers, Inc. (WAC), a public company, which had previously filed an involuntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of New York. Pursuant to the plan of reorganization and merger (the Plan), (i) WAC which was the surviving corporation for legal purposes, changed its name to Newgold, Inc. (the Company), (ii) the outstanding shares of Old Newgold were converted into the right to receive an aggregate of 12,000,000 shares or approximately 69% of the post merger outstanding common stock of the Company, (iii) each outstanding share of WAC was converted into the right to receive 1/65 share of the common stock of the Company, for an aggregate of 51,034 shares or less than 1% of the post merger outstanding common stock, (iv) unsecured trade debts and other unsecured pre-petition liabilities were paid in full via the issuance of one share of the Company's stock for each $42 of debt, for an aggregate of 63,374 shares or less than 1% of the post merger outstanding common stock, and (v) post petition 1 share of stock for each $1 of debt, for an aggregate of 191,301 shares or approximately 1% of the post merger outstanding common stock. The Plan also required an amendment to the Company's capital structure to increase the number of shares authorized to 50,000,000 and to reduce the corresponding par value to $.001.

In connection with the Plan, the Company raised $4,707,000 of cash through the issuance of convertible debtor certificates. Shortly after confirmation of the Plan, the debtor certificates were exchanged for 5,135,130 shares of common stock (including 428,130 shares issued in lieu of paying cash for underwriter's fees) of the Company representing approximately 29% of the post merger outstanding common stock.

In the bankruptcy reorganization of WAC, all creditors were issued stock in settlement of accounts payable. During fiscal 1998 post petition creditors had the option of receiving cash in lieu of stock. Five creditors returned 25,242 shares to the Company, resulting in a charge to stockholders' deficit of $25,242.

In May 1997, the Company issued 12,500 shares to a note holder in payment of a $5,000 note, which had originally been issued in exchange for an agreement to defer filing a judgment for collection of the $200,000 note.

The Company's stock was approved by NASD for trading on July 7, 1997. On May 27, 1997, the investors in the WAC bankruptcy reorganization, which had been approved by the court on November 21, 1996, were issued a ten-percent bonus of 470,700 shares for the delay in trading. An additional 42,814 shares issued to the investment bankers for a total of 513,514 shares. A total of $205,000 was credited to stockholders' deficit for the transaction.

In October 1997 Repadre Capital Corp. exercised warrants to purchase 200,000 shares 1997 at $1.00 per share.

The employment contract for the corporate counsel stipulated the Company would pay the rent for a law office. In March 1998, the Company issued 15,000 shares in lieu of cash for six months rent. General and administrative expense was charged $6,000 for the rent. The corporate counsel's office was subsequently relocated to the Company's headquarters.

In April 1998, the Company closed a Regulation S offering for 5,480,000 shares to raise $548,000 at $.10 per share. In connection with this offering 136,977 shares were issued as commission to brokers.

As an alternative to gold mining, the Board of Directors approved an exploration program for a calcium bentonite mine located in southern California. In payment of a purchase option on the mine, the Company issued 150,000 shares of stock to the mine owner in May 1998. The Company charged $55,500 to exploration expense for the option. After completing the due diligence on the mine property, the Company abandoned development of the mine in August 1998.

On June 8, 1999 the Board of Directors approved a three-for-two stock split, effected in the form of a 50% stock dividend, payable to stockholders of record on June 10, 1999.

In January 2000 the Board of Directors, agreed that various creditors of the Company would settle their debt through conversion of the debt into equity by issuing stock at a price of $0.40 per share. In total, $1,282,271 of debt was converted into 3,205,674 shares of stock. $477,977 or 1,194,943 shares were for amounts owed to the Chairman of the Company; $328,733 or 821,833 shares were for amounts owed to two directors and $475,561 or 1,188,898 shares were for amounts owed to other shareholders.

In February 2000, the Company closed a private placement offering or 1,196,000 shares to raise $598,000 at $.50 per share. Additionally, a warrant was issued with each share to purchase an additional share of common stock at $1 per share. The warrants expired four years from the original date of closing. In connection with this offering $60,000 were paid as commission to brokers in the form of 120,000 shares of common stock and were accounted for as offering costs. Due to the registration of the shares not being completed, as a penalty the Company issued an additional 239,200 to the investors in August 2000.

In April 2000, the Company issued 78,271 shares of common stock in exchange for services related to an Internet interview and broadcast with the Chairman and Chief Executive Officer of the Company..

In April 2000, a $200,000 note payable and a $250,000 judgment payable were settled and paid off in full by a shareholder of the company. The total balances due including interest and legal fees had grown to approximately $650,000 at the time of settlement. The shareholder has received an additional 1,000,000 shares of stock as reimbursement for the payment of these amounts on behalf of the Company.

In October 2000 the Company issued 600,000 shares of common stock to an investor for $67,000.

In February 2001 the Company issued 2,500,000 shares of common stock to an investor for $150,000.

In January 2003 warrants to purchase 550,000 shares of common stock were exercised at a price of $0.10 per share. The original exercise price was $1.00 however the investors and the Company renegotiated the exercise price to $0.10 per share.

In February 2003 warrants to purchase 200,000 shares of common stock were exercised at a price of $0.10 per share. The original exercise price was $1.00 however the investor and the Company renegotiated the exercise price to $0.10 per share.

In January 2005 the Company issued 671,667 shares of commons stock at a price of $0.15 per share to four investors for total proceeds of $100,750. Additionally, 671,667 warrants to purchase common stock at a price of $0.30 per share were issued to the investors. The warrants expire three years from the date of issuance.

In March 2005 a Special Meeting of Shareholders of Newgold was held for the purpose of amending the Articles of Incorporation to affect an increase in the authorized shares of common stock issuable to 250,000,000 shares. At the meeting the proposal was approved by the shareholders, with a total of 31,392,611 shares voting in favor of the amendment, 411,711 voting against the amendment and 10,207 shares abstained from voting.

In February 2005 Newgold issued 500,000 shares of common stock at a price of $0.15 per share to an investor for total proceeds of $75,000. Additionally, 500,000 warrants to purchase common stock at a price of $0.30 per share were issued to the investor. The warrants expire three years from the date of issuance.

In April 2005 Newgold issued 2,000,000 shares of common stock at a price of $0.25 per share to investors for total proceeds of $500,000. Additionally, 1,000,000 warrants to purchase common stock at a price of $0.50 per share were issued to the investors. The warrants expire three years from the date of issuance.

In July 2005 Newgold issued 12,326,231 shares of common stock at a price of $0.15 per share to the Chief Executive Officer according to the terms of existing notes payable to the officer. The issuance resulted in the repayment of principal and interest totaling $1,848,935.

In January 2006 Newgold issued 2,500,000 shares of common stock at a price of $0.20 per share to ASDi LLC, an entity controlled and managed by the Chief Executive Officer in exchange for a 22.22% interest in a newly formed entity, Crescent Red Caps Joint Venture (see Note 8). Additionally, 2,500,000 warrants to purchase common stock at a price of $0.40 per share were issued to ASDi LLC. The warrants expire three years from the date of issuance.

In January 2006 Newgold issued 2,500,000 shares of common stock at a price of $0.20 per share to an investor for total proceeds of $500,000. Additionally, 2,500,000 warrants to purchase common stock at a price of $0.40 per share were issued to the investor. The warrants expire three years from the date of issuance.

Warrants
--------
Newgold has issued common stock warrants to officers of Newgold as part of certain financing transactions (see Note 6). Newgold has also issued warrants as part of the issuance of a convertible debt transaction (see Note 7). Newgold has also issued warrants as part of the issuance of common stock (see this Note 9).

The fair market value of these warrants issued during the years ended January 31, 2006 and 2005 was determined to be $1,365,758 and $1,176,766, respectively, and was calculated under the Black-Scholes option pricing model with the following assumptions used:

                                                      2006              2005
                                                  -------------    -------------
                  Expected life                    3 - 4 years      5 years
                  Risk free interest rate          3.77%-4.49%      3.3%-3.71%
                  Volatility                       134%             348%
                  Expected dividend yield          None             None

The fair value of these warrants is being amortized to interest expense over one and three years, the original life of the loans. Total amortization expense for the years ended January 31, 2006 and 2005 and the period from January 1, 1995 to January 31, 2006 was approximately $777,642, $443,682 and $1,274,257, respectively.

The following table presents warrant activity through January 31, 2006:

                                               Number of Shares     Weighted Average
                                                                     Exercise Price
-------------------------------------------   -------------------- --------------------
Outstanding at January 31, 2000                                 -   $                -
  Granted                                               3,746,000                 0.55
  Exercised                                                     -                    -
  Canceled or expired                                           -                    -
-------------------------------------------   -------------------- --------------------
Outstanding at January 31, 2001 and 2002                3,746,000                 0.55
  Granted                                                 452,463                 0.15
  Exercised                                              (550,000)               (0.10)
  Canceled or expired                                           -                    -
-------------------------------------------   -------------------- --------------------
Outstanding at January 31, 2003                         3,648,463                 0.43
  Granted                                               1,265,766                 0.15

                                               Number of Shares     Weighted Average
                                                                     Exercise Price
-------------------------------------------   -------------------- --------------------
  Exercised                                              (200,000)               (0.10)
  Canceled or expired                                    (996,000)               (1.00)
-------------------------------------------   -------------------- --------------------
Outstanding at January 31, 2004                         3,718,229                 0.15
  Granted                                               8,006,354                 0.16
  Exercised                                                     -                    -
  Canceled or expired                                           -                    -
-------------------------------------------   -------------------- --------------------
Outstanding at January 31, 2005                        11,724,583                 0.16
  Granted                                               9,050,000                 0.37
  Exercised                                                     -                    -
  Canceled or expired                                           -                    -
-------------------------------------------   -------------------- --------------------
Outstanding at January 31, 2006                        20,774,583   $             0.25
                                              ==================== ====================
Exercisable at January 31, 2006
                                                       20,774,583   $             0.25
Weighted average remaining contractual term             36 months

NOTE 10 - INCOME TAXES

As of January 31, 2006, the Company had net operating loss carry-forwards of approximately $11,145,241 available to reduce future Federal taxable income which, if not used, will expire at various dates through January 31, 2026. Due to changes in the ownership of the Company, the utilization of these loss carry-forwards may be subject to substantial annual limitations. Deferred tax assets (liabilities) are comprised of the following at January 31, 2006:

        Deferred Tax Assets
            Net Operating Loss Carry-forwards                 $      4,774,409
            Contribution Carryover                                      16,029
            Accrued Interest Payable                                    58,498
            Accrued Payroll                                            237,651
            Accrued Payroll Tax                                        162,720
            AmortizationDiffBook/Tax                                   552,469
            AccruedAccountsPayable                                      88,250
            Capital Loss Difference                                    120,416
            Stock compensation                                           6,722
            Other                                                          272
        Less valuation allowance                                    (5,595,336)
                                                             ------------------
        Total Deferred Tax Assets                                      422,100
                                                             ------------------
        Deferred Tax Liability
            State Taxes                                               (422,100)
                                                             ------------------
        Total Deferred Tax Liabilities                                (422,100)
                                                             ------------------

            NET DEFERRED TAX ASSETS                           $              -
                                                             ==================

The net change in the total valuation allowance for the year ended January 31, 2006 was $816,412. The valuation allowance is provided to reduce the deferred tax asset to a level which, more likely than not, will be realized.

The expected Federal income tax benefit, computed based on the Company's pre-tax losses at January 31, 2006 and the statutory Federal income tax rate, is reconciled to the actual tax benefit reflected in the accompanying financial statements as follows:

                                                          2006         2005
                                                       ------------ ------------
        Statutory regular federal income benefit rate       34.00%       34.00%
        State taxes                                          8.84%        8.84%
        Change in valuation allowance                     (42.84)%     (42.84)%
                                                       ------------ ------------
              Total                                          0.00%        0.00%
                                                       ============ ============

Previous to June 21, 1996, the stockholder of the Company elected under Internal Revenue Code Section 1362 to have the Company taxed as an S Corporation. As such, all Federal and substantially all State income tax attributes passed through the Company directly to the stockholder until that date. Additionally, the Company has not filed any tax returns since 1996.

NOTE 11 - RELATED PARTY TRANSACTIONS

Loans from officers
-------------------
During prior periods, the Chief Financial Officer and Secretary of Newgold loaned Newgold an aggregate of $209,251. As of January 31, 2006 the net principal balance owing to him was $209,251 and accrued interest payable was $22,692. See Note 6.

During the 2006 fiscal year, the President of Newgold, Scott Dockter, had loaned Newgold an aggregate of $5,000. As of January 31, 2006 the net principal balance owing to him was $24,844 and accrued interest payable was $33,023. See Note 6. In July 2005 a convertible promissory note with a balance of $1,402,742 and additional accrued interest of $446,193 due to Mr. Dockter was converted into 12,326,231 shares of Newgold common stock. As of January 31, 2005, Mr. Dockter had loaned Newgold a total of $24,845 and accrued interest of $32,023. In addition to the outstanding note payable, Mr. Dockter has been issued Warrants to purchase up to 12,157,909 shares of Newgold's Common Stock at exercise prices ranging from $0.15/share to $0.40/share.

On January 25, 2006, Newgold entered into a joint venture with ASDi, LLC to develop two Nevada mining properties known as the Red Caps Project and Crescent Valley Project. The Red Caps consists of approximately 96 unpatented mining claims covering 1900 acres and the Crescent Valley consists of approximately 39 unpatented mining claims covering 750 acres. The Red Caps and Crescent Valley mining claims are currently owned by ASDi, LLC, which is owned and managed by A. Scott Dockter, Chairman and CEO of Newgold. The joint venture will be operated through a newly formed Nevada limited liability company called Crescent Red Caps, LLC. The terms of the joint venture provide for ASDi to contribute the Red Caps and Crescent Valley mining claims to the LLC in exchange for Newgold issuing 2.5 million shares of its Common Stock to ASDi. Additionally, 2,500,000 warrants to purchase common stock at a price of $0.40 per share were issued to ASDi LLC. The warrants expire three years from the date of issuance. Newgold will initially own a 22.22% interest in the LLC and ASDi will hold a 77.78% interest. By expending up to $1,350,000 on each project over the next three years, Newgold can increase its interest in the LLC to 66.66%. Thereafter, Newgold has the right to purchase the remaining interest in the LLC held by ASDi at a price to be determined by the results of the exploration work conducted. Newgold will be the Manager of the LLC.

Accrued Payroll and Expenses Owed to Officers
---------------------------------------------
As of January 31, 2006 Newgold owed the Chief Executive Officer and Chairman of Newgold $75,000 for back wages.

As of January 31, 2006 Newgold owed the Chief Financial Officer and Secretary of Newgold $102,057 for back wages and $2,500 for accrued expenses.

NOTE 12 - SUBSEQUENT EVENTS

In March 2006 Newgold issued 500,000 shares of common stock at a price of $0.20 per share to an investor for total proceeds of $100,000. Additionally, 500,000 warrants to purchase common stock at a price of $0.40 per share were issued to the investor. The warrants expire three years from the date of issuance.

In March 2006 $200,000 was funded per the terms of the Debenture  referred to in
Note 6. Of the $200,000 funded $20,000 was paid for various loan fees and closing costs. All of the original terms and conditions of the Debenture and related documents remain unchanged.

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                                                   BALANCE SHEET
                                                                  APRIL 30, 2006
--------------------------------------------------------------------------------

                                     ASSETS
                                   (restated)

CURRENT ASSETS
     Cash                                                           $   398,749
     Travel advance                                                       5,714
                                                                   -------------

              Total current assets                                      404,463

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation
     of $960                                                             50,525

OTHER ASSETS
     Restricted cash                                                    243,204
     Deferred reclamation costs                                         270,736
                                                                   -------------

              Total other assets                                        513,940
                                                                   -------------

                  TOTAL ASSETS                                      $   968,928
                                                                   =============

--------------------------------------------------------------------------------


                      LIABILITIES AND SHAREHOLDERS' DEFICIT
                                   (restated)

CURRENT LIABILITIES
     Accounts payable                                               $   657,010
     Accrued expenses                                                 1,246,731
     Accrued reclamation costs                                          270,736
     Notes payable due to individuals and officers                      452,634
                                                                   -------------

         Total current liabilities                                    2,627,111
                                                                   -------------

LONG-TERM LIABILITIES
     Convertible debenture and related derivative liabilities,
         net of unamortized discount of $646,293 and deferred
         financing costs of $89,375                                   1,096,258
     Deferred revenue                                                   800,000
                                                                   -------------

         Total long-term liabilities                                  1,896,258

              Total liabilities                                       4,523,369




                                      F-33
    The accompanying notes are an integral part of these financial statements

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
     Common stock, $0.001 par value
         250,000,000 shares authorized
         68,604,072 shares issued and outstanding                        68,604
     Additional paid in capital                                      16,101,566
     Deficit accumulated during the exploration stage               (19,724,611)
                                                                   -------------

              Total shareholders' deficit                            (3,554,441)
                                                                   -------------

                  TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT       $   968,928
                                                                   =============












































                                      F-34
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                                        STATEMENTS OF OPERATIONS
                              FOR THE THREE MONTHS ENDED APRIL 30, 2006 AND 2005
                       AND FOR THE PERIOD FROM JANUARY 1, 1995 TO APRIL 30, 2006
--------------------------------------------------------------------------------

                                                         For the Three Months Ended April 30,    For the Period
                                                         ------------------------------------    From January 1,
                                                               2006                              1995 to April
                                                            (restated)             2005             30, 2006
                                                         ---------------      ---------------    ---------------
NET SALES                                                 $           -        $           -      $           -

COST OF GOODS SOLD                                               69,510               29,000            372,341
                                                         ---------------      ---------------    ---------------

GROSS LOSS                                                      (69,510)             (29,000)          (372,341)

OPERATING EXPENSES                                             (247,729)            (202,880)       (14,159,737)
                                                         ---------------      ---------------    ---------------

LOSS FROM OPERATIONS                                           (317,239)            (231,880)       (14,532,078)
                                                         ---------------      ---------------    ---------------

OTHER INCOME (EXPENSE)
     Interest income                                                  -                    -             72,687
     Dividend income                                                  -                    -             30,188
     Other income                                                     -                    -              6,565
     Adjustments to fair value of derivatives                  (290,847)                   -           (328,265)
     Interest expense                                           (85,990)            (356,824)        (2,495,027)
     Loss from joint venture                                          -                    -           (859,522)
     Loss on sale of marketable securities                            -                    -           (281,063)
     Bad debt expense                                                 -                    -            (40,374)
     Loss on disposal of plant, property
      and equipment                                                   -                    -           (334,927)
     Loss on disposal of bond                                         -                    -            (21,000)
                                                         ---------------      ---------------    ---------------

         Total other income (expense)                          (376,837)            (356,824)        (4,250,738)
                                                         ---------------      ---------------    ---------------

NET LOSS                                                  $    (694,078)       $    (588,704)     $ (18,782,816)
                                                         ===============      ===============    ===============

BASIC AND DILUTED LOSS PER SHARE                          $       (0.01)       $       (0.01)
                                                         ===============      ===============

BASIC AND DILUTED WEIGHTED-AVERAGE
  SHARES OUTSTANDING                                         68,356,881           49,446,380
                                                         ===============      ===============




                                      F-35
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                                        STATEMENTS OF CASH FLOWS
                              FOR THE THREE MONTHS ENDED APRIL 30, 2006 AND 2005
                       AND FOR THE PERIOD FROM JANUARY 1, 1995 TO APRIL 30, 2006
--------------------------------------------------------------------------------

                                                                             For the Three Months Ended April 30,    For the Period
                                                                             ------------------------------------    From January 1,
                                                                                   2006                              1995 to April
                                                                                (restated)             2005             30, 2006
                                                                             ---------------      ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                       ($694,078)           ($588,704)      ($18,782,818)
   Adjustments to reconcile net loss to net cash
      used in operating activities
         Accretion of warrants issued as a debt discount                                  -              294,192          1,274,265
         Accretion of beneficial conversion                                               -               26,868            107,468
         Accretion of debt discount                                                  54,629                    -             57,369
         Adjustments to fair value of derivatives                                   290,847                    -            328,264
      Loss from joint venture                                                             -                    -            859,522
         Loss on sale of marketable securities                                            -                    -            281,063
         Depreciation and amortization                                                9,086                    -            133,243
         Loss on disposal of property, plant and equipment                                -                    -            334,927
         Impairment in value of property, plant and equipment                             -                    -            807,266
         Loss on disposal of bond                                                         -                    -             21,000
         Impairment in value of Relief Canyon Mine                                        -                    -          3,311,672
         Impairment in value of joint  investments                                        -                    -            490,000
         Bad debt                                                                         -                    -             40,374

























                                      F-36
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                                        STATEMENTS OF CASH FLOWS
                              FOR THE THREE MONTHS ENDED APRIL 30, 2006 AND 2005
                       AND FOR THE PERIOD FROM JANUARY 1, 1995 TO APRIL 30, 2006
--------------------------------------------------------------------------------

         Assigned value of stock and warrants exchanged for services                      -                    -            552,948
         Gain on write off of note payable                                                -                    -             (7,000)
         Judgment loss accrued                                                            -                    -            250,000
         (Increase) decrease in
            Restricted cash                                                               -                    -           (243,204)
            Travel advance                                                           (4,392)                (657)            (1,714)
            Deposits                                                                      -                    -              4,500
            Deferred reclamation costs                                                    -                    -           (194,742)
            Prepaid expenses                                                              -                    -             (2,900)
            Reclamation bonds                                                             -                    -            185,000
            Other assets                                                                  -                    -             (1,600)
         Increase (decrease) in
            Accounts payable                                                       (141,223)              30,000            376,050
            Accrued expenses                                                        (59,059)             (50,237)         1,904,515
                                                                             ---------------      ---------------    ---------------

               Net cash used by operating activities                               (544,188)            (348,538)        (7,914,532)
                                                                             ---------------      ---------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of marketable securities                                            -                    -             34,124
   Investment in marketable securities                                                    -                    -           (315,188)
   Advances from shareholder                                                              -                    -              7,436
   Contribution from joint venture partner                                                -                    -            775,000
   Purchase of joint venture partner interest                                             -                    -           (900,000)
   Capital expenditures                                                             (32,287)                   -         (3,002,993)




















                                      F-37
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                                        STATEMENTS OF CASH FLOWS
                              FOR THE THREE MONTHS ENDED APRIL 30, 2006 AND 2005
                       AND FOR THE PERIOD FROM JANUARY 1, 1995 TO APRIL 30, 2006
--------------------------------------------------------------------------------

   Proceeds from disposal of property, plant and equipment                                                     -            278,783
   Investments in joint ventures                                                          -                    -           (490,000)
   Note receivable                                                                        -                    -           (268,333)
   Repayment of note receivable                                                           -                    -            268,333
                                                                             ---------------      ---------------    ---------------

               Net cash used by investing activities                                (32,287)                   -         (3,612,838)
                                                                             ---------------      ---------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from the issuance of common stock                                       100,000              575,000          7,659,253
   Proceeds from notes payable                                                      180,000                    -          5,734,548
   Principal repayments of notes payable                                             (5,000)                   -         (2,042,706)
   Repayment of advances to affiliate                                                     -                    -           (231,663)
   Deferred revenue                                                                       -                    -            800,000

               Net cash provided by financing activities                            275,000              575,000         11,919,432
                                                                             ---------------      ---------------    ---------------

                  Net increase in cash                                             (301,476)             226,462            392,062

CASH, BEGINNING OF YEAR                                                             700,224               16,730              6,687
                                                                             ---------------      ---------------    ---------------

CASH, END OF YEAR                                                             $     398,749        $     243,192      $     398,749
                                                                             ===============      ===============    ===============






















                                      F-38
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                                        STATEMENTS OF CASH FLOWS
                              FOR THE THREE MONTHS ENDED APRIL 30, 2006 AND 2005
                       AND FOR THE PERIOD FROM JANUARY 1, 1995 TO APRIL 30, 2006
--------------------------------------------------------------------------------

SUPPLEMENTAL CASH FLOW INFORMATION FOR THE THREE MONTHS ENDED APRIL 30, 2006 AND 2005 AND JANUARY 1, 1995 THROUGH APRIL 30, 2006 AS FOLLOWS:

                                                                             For the Three Months Ended April 30,    For the Period
                                                                             ------------------------------------    From January 1,
                                                                                   2006                              1995 to April
                                                                                (restated)             2005             30, 2006
                                                                             ---------------      ---------------    ---------------


Cash paid for interest                                                        $                    $           -      $     161,107
Cash paid for income taxes                                                    $           -        $           -      $           -

Non Cash Investing and Financing Activities:
   Conversion of related party note payable to common
      stock,including interest payable of $446,193                            $           -        $           -      $   1,848,935







































                                      F-39
    The accompanying notes are an integral part of these financial statements

                                                                   NEWGOLD, INC.
                                                  (AN EXPLORATION STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                       FOR THE THREE MONTHS ENDED APRIL 30, 2006
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

NEWGOLD, Inc. has been in the business of acquiring, exploring, developing, and producing gold properties. Newgold had rights to mine properties in Nevada and Montana. Its primary focus was on the Relief Canyon mine located near Lovelock, Nevada, where it has performed development and exploratory drilling and was in the process of obtaining permits to allow operation of the Relief Canyon Mine. In December 1997, Newgold placed the Relief Canyon Mine on care and maintenance status. From mid-2001 until the beginning of 2003 Newgold was essentially inactive, only continuing with some of the care and maintenance at Relief Canyon, as provided for by a non-affiliate company owned by the Chairman and CEO of Newgold.

Newgold has embarked on a business strategy whereby it will invest in and/or manage gold mining and other mineral producing properties. Currently, Newgold's principal assets include various mineral leases associated with the Relief Canyon mine located near Lovelock, Nevada along with various items of mining equipment located at that site. Newgold's business will be to acquire, explore and, if warranted, develop various mining properties located in the state of Nevada. Newgold plans to carryout comprehensive exploration and development programs on its properties. While Newgold may fund and conduct these activities itself, Newgold's current plan is to outsource most of these activities through the use of various joint venture, royalty or partnership arrangements pursuant to which other companies would agree to finance and carryout the exploration and development programs on Newgold's mining properties. Consequently, Newgold's current plan will not require the hiring of significant amounts of mining employees but will require a smaller group of employees to monitor and/or supervise the mining and exploration activities of other entities in exchange for royalties or other revenue sharing arrangements.

Restatement
-----------

The Company restated its previously filed financial statements due to error in recording of derivative transactions. The effect on its previously reported financial statements is as follows:

                                     As Reported     Adjustment     As Restated
                                    -------------   ------------   -------------
Assets                                   968,928             -          968,928
Liabilities                            4,040,071        483,298       4,523,369
Shareholder's Deficit                 (3,071,145)      (483,296)     (3,554,441)
Net Loss                                (210,718)      (483,300)       (694,078)
EPS                                        (0.01)            -            (0.01)

NOTE 2 - GOING CONCERN

These financial statements have been prepared on a going concern basis. During the years ended January 31, 2006 and 2005 and the period from January 1, 1995 to January 31, 2006, Newgold incurred net losses of approximately $2,645,231, $1,278,140 and $18,088,740, respectively. In addition, Newgold had a total shareholders' deficit of $2,960,365 and was in the exploration stage since inception and through January 31, 2006. Information for the three months ended April 30, 2006 include a net loss of $694,078; negative cash flows from operations of $544,188 and an accumulated shareholders' deficit of $3,554,441. The Company's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. Since inception, the Company has satisfied its capital needs by issuing equity securities.

Management plans to continue to provide for its capital needs during the year ended January 31, 2007 by issuing equity securities or incurring additional debt financing, with the proceeds to be used to re-establish mining operations at Relief Canyon as well as improve its working capital position. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should Newgold be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------
These financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnotes normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to these rules and regulations. These consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in Newgold's Form 10-KSB, as filed with the SEC for the year ended January 31, 2006.

Exploration Stage Company
-------------------------
Effective January 1, 1995 (date of inception), the Company is considered an exploration stage Company as defined in SFAS No. 7. The Company's exploration stage activities consist of the development of several mining properties located in Nevada. Sources of financing for these exploration stage activities have been primarily debt and equity financing. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Cash and Cash Equivalents
-------------------------
For the purpose of the statements of cash flows, Newgold considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Restricted Cash
---------------
Restricted cash represents a certificate of deposit with Wells Fargo Bank to serve as collateral for a reclamation bond with the Nevada Department of Environmental Protection at the Relief Canyon Mine.

Deferred Reclamation Costs
--------------------------
In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations," which established a uniform methodology for accounting for estimated reclamation and abandonment costs. The statement was adopted February 1, 2003. The reclamation costs will be allocated to expense over the life of the related assets and will be adjusted for changes resulting from the passage of time and revisions to either the timing or amount of the original present value estimate.

Prior to adoption of SFAS No. 143, estimated future reclamation costs were based principally on legal and regulatory requirements. Such costs related to active mines were accrued and charged over the expected operating lives of the mines using the UOP method based on proven and probable reserves. Future remediation costs for inactive mines were accrued based on management's best estimate at the end of each period of the undiscounted costs expected to be incurred at a site. Such cost estimates included, where applicable, ongoing care, maintenance and monitoring costs. Changes in estimates at inactive mines were reflected in earnings in the period an estimate was revised.

Risks Associated with Gold Mining
---------------------------------
The business of gold mining is subject to certain types of risks, including environmental hazards, industrial accidents, and theft. Prior to suspending operations, Newgold carried insurance against certain property damage loss (including business interruption) and comprehensive general liability insurance. While Newgold maintained insurance consistent with industry practice, it is not possible to insure against all risks associated with the mining business, or prudent to assume that insurance will continue to be available at a reasonable cost. Newgold has not obtained environmental liability insurance because such coverage is not considered by management to be cost effective. Newgold currently carries no insurance on any of its properties due to the current status of the mine and Newgold's current financial condition.

Comprehensive Income
--------------------
Newgold utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale marketable securities. Comprehensive income is presented in Newgold's financial statements since Newgold did have unrealized gain (loss) from changes in equity from available-for-sale marketable securities.

Estimates
---------
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Share
--------------
Newgold utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

The following common stock equivalents were excluded from the calculation of diluted loss per share since their effect would have been anti-dilutive:

                                                 2006                 2005
                                            --------------       --------------
              Warrants                        21,274,583           13,224,583

Recent Accounting Pronouncements
--------------------------------
In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments", which amends SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities" and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. The Company is currently evaluating the impact this new Standard but believes that it will not have a material impact on the Company's financial position, results of operations, or cash flows.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("SFAS NO. 156"), which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement
(1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied. The Company does not believe that SFAS No. 156 will have a material impact on its financial position, results of operations or cash flows.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at April 30, 2006 was recorded at $51,485 and consisted of $32,286 of computer equipment and related software purchased during the quarter ended April 30, 2006 and $19,199 in additional monitoring wells that were installed at the Relief Canyon Mine during the year ended January 31, 2006.

Newgold had previously determined that the value of its fixed assets at the Relief Canyon Mine were permanently impaired and wrote off assets with a basis of $800,000. If Newgold can reestablish mining operations at Relief Canyon it is possible that some of these assets could be utilized in such operations.

A summary of property and equipment was as follows:

                                    `                 Machinery
                                                          &         Development    Capitalized
                                       Buildings      Equipment        Costs        Interest         Total
                                     -------------  -------------  -------------  -------------  -------------
         Relief Canyon Mine           $   215,510    $   277,307    $   261,742    $    45,441    $   800,000


NOTE 5 - NOTES PAYABLE TO RELATED PARTIES AND INDIVIDUALS

Unsecured notes payable to individuals and related parties consist of the following at April 30, 2006:

Loans from officers:
  Convertible note payable                                         $    209,251
      The note bears interest at 8% per year.
      In October 2004, Newgold consolidated the amounts owed to the Chief Executive Officer and the Chief Financial Officer referred to in Note 9 (excluding accrued interest payable) into new convertible notes payable due September 30, 2005. The notes and any interest accrued on the new notes are convertible into common shares of Newgold at a conversion price of $0.15 per share. On July 31, 2005 the Chief Executive Officer converted his note payable and accrued interest payable on all of his notes payable into 12,326,231 common shares of Newgold. In connection with the loans, warrants to purchase 5,798,140 and 1,395,007 shares of common stock have been issued to the Chief Executive Officer and the Chief Financial Officer, respectively.

  Term note payable                                                $     19,844
      The note bears interest at 8% per year.
      The  note is due  January  31,  2007  and is owed to the  Chief  Executive
      Officer. Newgold is not in default with respect to this loan. In connection with the loan, warrants to purchase 132,293 shares of common stock have been issued. The warrants have been valued using the Black-Scholes option pricing model (see Note 8). The warrants were issued at $0.15 per share and expire in five years from the date of issuance. These loans were paid off subsequent to April 30, 2006.

Loan from individual                                               $    176,500
      The note bears interest at 8% per year.
      The note is currently due. Newgold is in default with respect to this loan.

Other non-interest bearing advances                                      47,039
                                                                  --------------
      Total notes payable to individuals and related parties       $    452,634
                                                                  ==============

Interest expense was $85,990, $356,824 and $2,495,027 for the three months ended April 30, 2006 and 2005, and the period from January 1, 1995 to April 30, 2006, respectively.

NOTE 6 - CONVERTIBLE DEBENTURE

On January 27, 2006, Newgold entered into a Securities Purchase Agreement (the "Purchase Agreement") and other agreements in connection with the private placement of a convertible debenture, in the principal amount of $1,000,000 and bearing interest at 8% per annum (the "Debenture"). The Debenture was funded $600,000 on January 27, 2006, and $200,000 on March 2, 2006 with additional funding of $200,000 due upon the registration statement being declared effective by the SEC. Of the $600,000 funded on January 27, 2006, $77,500 was paid for various loan fees and closing costs. Of the $200,000 funded on March 2, 2006, $20,000 was paid for loan fees. The Debenture is due and payable on January 27, 2009 unless it is converted into shares of Newgold Common Stock or is repaid prior to its expiration date. The conversion rate is adjustable and at any conversion date, will be the lower of $0.2626 per share or 95% of the Market Conversion Price.

In conjunction with the Purchase Agreement, Newgold entered into an Investor Registration Rights Agreement (the "Registration Rights Agreement"). The Registration Rights Agreement requires Newgold to register at least 24,050,025 shares of our Common Stock to cover the conversion of the Debenture (assuming conversion prices substantially below $0.2626) and 2,500,000 shares of our Common Stock issuable upon conversion of warrants (the "Warrants") granted to the Debenture holder. Newgold is required to keep this Registration Statement effective until the Debenture has been fully converted, repaid, or becomes due and the Warrants have been fully exercised or expire. Both the Debenture and the Warrants are currently convertible or exercisable, respectively.

In conjunction with the Purchase Agreement, Newgold entered into a Security Agreement (the "Security Agreement"). The Security Agreement creates a secured interest in favor of the Debenture holder in our mining interest and assets in the Relief Canyon Mine property. This security interest was created by recordation of a Memorandum of Security Agreement filed in Pershing County, Nevada on February 14, 2006. Consequently, if a default occurred under the Debenture, the Debenture holder could take over or sell all of our interests, business and assets associated with the Relief Canyon Mine.

The transaction, to the extent that it is to be satisfied with common stock of the Company, would normally be included as equity obligations. However, in the instant case, due to the indeterminate number of shares which might be issued under the embedded convertible note debt conversion feature, the Company is required to record a liability for the fair value of the detachable warrants and the embedded convertible feature of the note payable (included in the liabilities as a "derivative liability").

The accompanying financial statements comply with current requirements relating to warrants and embedded conversion features as described in FAS 133, EITF 98-5, 00-19, and 00-27, and APB 14 as follows:

o The Company allocated the proceeds received between convertible debt and the detachable warrants based upon the relative fair market values on the date the proceeds were received.
o Subsequent to the initial recording, the change in the fair value of the detachable warrants, determined under the Black-Scholes option pricing formula, and the change in the fair value of the embedded derivative in the conversion feature of the convertible debentures are recorded as adjustments to the liabilities at January 31, 2006.
o $(290,847) of expense relating to the change in the fair value of the Company's stock reflected in the change in the fair value of the warrants and derivatives (noted above) is included as other income (expense).
o    Accreted interest of $54,629 as of April 30, 2006.

The following table summarizes the various components of the convertible notes as of April 30, 2006:

            Derivative liabilities                 $    1,031,926
            Convertible debenture                         800,000
            Unamortized discount                         (646,293)
            Deferred financing costs, net                 (89,375)
                                                  ----------------
            Total convertible debt
             and financing costs                   $    1,096,258
                                                  ================


NOTE 7 - COMMITMENTS AND CONTINGENCIES

Except for the advance royalty and rent payments noted below, Newgold is not obligated under any capital leases or non-cancelable operating lease with initial or remaining lease terms in excess of one year as of April 30, 2006. However, minimum annual royalty payments are required to retain the lease rights to Newgold's properties.

Relief Canyon Mine
------------------
Newgold purchased the Relief Canyon Mine from J.D. Welsh Associates ("Welsh") in January 1995. The mine consisted of 39 claims and a lease for access to an additional 800 acres contiguous to the claims. During 1997, Newgold staked an additional 402 claims. Subsequent to January 31, 1998, Newgold reduced the total claims to 50 (approximately 1,000 acres). The annual payment to maintain these claims is $5,000. As part of the original purchase of Relief Canyon Mine, Welsh assigned the lease from Santa Fe Gold Corporation (Santa Fe) to Newgold. The lease granted Santa Fe the sole right of approval of transfer to any subsequent owner of the Relief Canyon Mine. Santa Fe had accepted lease and minimum royalty payments from Newgold, but has declined to approve the transfer. Due to Welsh's inability to transfer the Santa Fe lease, the original purchase price of $500,000 for Relief Canyon Mine was reduced by $50,000 in 1996 to $450,000.

Subsequent to January 31, 1998, the lease was terminated by Santa Fe. Management believes loss of the Santa Fe lease will have no material adverse affect on the remaining operations of the mine operation or the financial position of Newgold.

During 1996, Repadre Capital Corporation ("Repadre") purchased for $500,000 a net smelter return royalty (Repadre Royalty). Repadre was to receive a 1.5% royalty from production at each of the Relief Canyon Mine and Mission Mines. In July 1997, an additional $300,000 was paid by Repadre for an additional 1% royalty from the Relief Canyon Mine. In October, 1997, when the Mission Mine lease was terminated, Repadre exercised its option to transfer the Repadre Royalty solely to the Relief Canyon Mine resulting in a total 4% royalty. The total amount received of $800,000 has been recorded as deferred revenue in the accompanying financial statements.

Crescent Red Caps Joint Venture
-------------------------------
Newgold is the owner of a 22.22% joint venture interest and is the operator of the Crescent Red Caps Joint Venture ("Crescent Red Caps"). The remaining 77.78% interest is held by ASDi LLC, a California limited liability company owned by A. Scott Dockter, Chairman and CEO of Newgold. Additionally, Newgold, by making expenditures over the next three years aggregating $2,700,000, will end up with a 66.66% overall interest in the joint venture. Newgold will then have the opportunity to purchase the remaining joint venture interest held by Mr. Dockter based on the results of the exploration work contemplated by these additional expenditures.

The Company acquired its 22.22% in the joint venture by issuing to ASDi LLC 2,500,000 shares of its restricted common stock and a warrant to purchase 2,500,000 shares of its common stock at a price of $0.40. The warrant has a term of three years. The common stock was valued at $0.20 per share for a total of $500,000. The fair market value of the warrants was calculated to be $359,522 as determined by the methodology described in Note 9. The Company recorded this investment as a loss form the joint venture of $859,522 for the year ended January 31, 2006.

The properties are subject to two leases which include approximately 135 unpatented mining claims and cover approximately 2700 acres. All gold, silver and other mineral production by Crescent Red Caps is subject to a 3% net smelter return ("NSR") royalty payable to the lessors except for barite which is subject to a 10% royalty on ore produced from claims covered by the leases.

Litigation
----------
On February 4, 2000, a complaint was filed against Newgold by Sun G. Wong in the Superior Court of Sacramento County, California (Case No. 00AS00690). In the complaint, Mr. Wong claims that he was held liable as a guarantor of Newgold in a claim brought by Don Christianson in a breach of contract action against Newgold. Despite the fact that Newgold settled the action with Mr. Christianson through the issuance of 350,000 shares of Newgold common stock, Mr. Wong, nevertheless, paid $60,000 to a third party claiming to hold Mr. Christianson's judgment pursuant to Mr. Wong's guaranty agreement. Similarly, Mr. Wong alleges that he was held liable as a guarantor for a debt of $200,000 owed by Newgold to Roger Primm with regard to money borrowed by Newgold. Mr. Primm filed suit against Newgold which was settled through the issuance of 300,000 shares of Newgold common stock. Nevertheless, Mr. Wong alleges that he remains liable to a third party claiming to hold Mr. Primm's judgment for up to $200,000 pursuant to his guaranty of such debt of Mr. Primm.

On December 29, 2000, the superior court entered a default judgment against Newgold in the amount of $400,553 with regard to the Christianson judgment and an additional $212,500 in regard to the Primm judgment against Mr. Wong. Newgold believes that Mr. Wong was not obligated to pay any sums pursuant to his guarantees with regard to the Christianson and Primm judgments against Newgold and, as a result, Mr. Wong should not have any recourse against Newgold for reimbursement. Should Mr. Wong seek to assert these judgments against Newgold, Newgold cannot predict the outcome of any such action or the amount of expenses that would be ultimately incurred in defending any such claims. Newgold is currently negotiating a settlement with Mr. Wong; however there is no assurance that an acceptable settlement will be consummated.

Newgold is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate dispositions of these matters will not have a material adverse effect on Newgold's financial position, results of operations or liquidity.

NOTE 8 - SHAREHOLDERS' DEFICIT

Common Stock
------------
In March 2006 Newgold issued 500,000 shares of common stock at a price of $0.20 per share to an investor for total proceeds of $100,000. Additionally, 500,000 warrants to purchase common stock at a price of $0.40 per share were issued to the investor. The warrants expire three years from the date of issuance.

Warrants
--------
Newgold has issued common stock warrants to officers of Newgold as part of certain financing transactions (see Note 5). Newgold has also issued warrants as part of the issuance of a convertible debt transaction (see Note 6). Newgold has also issued warrants as part of the issuance of common stock (see this Note 8).

The fair market value of warrants issued during the three months ended April 30, 2006 in conjunction with the issuance of common stock was determined to be $56,724 and was calculated under the Black-Scholes option pricing model with the following assumptions used:

         Expected life                                3 years
         Risk free interest rate                      4.78%
         Volatility                                   160.4%
         Expected dividend yield                      None

The fair value of these warrants has been recorded as both a debit and credit to additional paid in capital.

The following table presents warrant activity from January 31, 2006 through April 30, 2006:

                                                                    Weighted-
                                                                    Average
                                                  Number            Exercise
                                                 of Shares          Price
                                              --------------     --------------
         Outstanding, January 31, 2006           20,774,583       $       0.25
           Granted                                  500,000       $       0.40
                                              --------------     --------------
         Outstanding, April 30, 2006             21,274,583       $       0.25
                                              ==============     ==============
         Exercisable, April 30, 2006             21,274,583       $       0.25
                                              ==============     ==============


NOTE 9 - RELATED PARTY TRANSACTIONS

Loans from officers
-------------------
During the quarter ended April 30, 2006 the Company repaid $5,000 previously borrowed from the Chief Executive Officer. As of April 30, 2006 the net principal balance owing to the Chief Executive Officer and Chairman of Newgold was $19,844 and accrued interest payable was $33,430. See Note 5.

During prior periods, the Chief Financial Officer and Secretary of Newgold loaned Newgold an aggregate of $209,251. As of April 30, 2006 the net principal balance owing to him was $209,251 and accrued interest payable was $26,831. See
Note 5.

Joint venture with officer
--------------------------
On January 25, 2006, Newgold entered into a joint venture with ASDi, LLC to develop two Nevada mining properties known as the Red Caps Project and Crescent Valley Project. The Red Caps consists of approximately 96 unpatented mining claims covering 1900 acres and the Crescent Valley consists of approximately 39 unpatented mining claims covering 750 acres. The Red Caps and Crescent Valley mining claims are currently owned by ASDi, LLC, which is owned and managed by A. Scott Dockter, Chairman and CEO of Newgold. The joint venture will be operated through a newly formed Nevada limited liability company called Crescent Red Caps, LLC. The terms of the joint venture provide for ASDi to contribute the Red Caps and Crescent Valley mining claims to the LLC in exchange for Newgold issuing 2.5 million shares of its Common Stock to ASDi. Additionally, 2,500,000 warrants to purchase common stock at a price of $0.40 per share were issued to ASDi LLC. The warrants expire three years from the date of issuance. Newgold will initially own a 22.22% interest in the LLC and ASDi will hold a 77.78% interest. By expending up to $1,350,000 on each project over the next three years, Newgold can increase its interest in the LLC to 66.66%. Thereafter, Newgold has the right to purchase the remaining interest in the LLC held by ASDi at a price to be determined by the results of the exploration work conducted. Newgold will be the Manager of the LLC.

Accrued Payroll and Expenses Owed to Officers
---------------------------------------------
As of April 30, 2006 Newgold owed the Chief Financial Officer and Secretary of Newgold $34,000 for back wages.

NOTE 10 - SUBSEQUENT EVENTS

In May 2006 Newgold repaid the remaining term note payable of $19,844 to the Chief Executive Officer. The accrued interest remains outstanding. See Note 5.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.
              -----------------------------------------

Our Certificate of Incorporation provides that no director or officer of Newgold, Inc. (the "Company") shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except for (i) breach of director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) unlawful payment of dividends or unlawful stock purchase or redemption; or
(iv) any transaction from which the director derived an improper personal benefit. Our Bylaws provide, in pertinent part, that the Company shall indemnify any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or of any corporation which such person served as such at the request of the Company, against expenses reasonably incurred by, or imposed on, such person in connection with, or resulting from, the exercise of such action, suit, proceeding or appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such person was liable to the Company, or such other corporation, for negligence or misconduct in the performance of such person's duties as a director or officer of the Company. The determination of the rights of such indemnification and the amount thereof may be made, at the option of the person to be indemnified, by (i) order of the Court or administrative body or agency having jurisdiction over the matter for which indemnification is being sought;
(ii) resolution adopted by a majority of a quorum of our disinterested directors; (iii) if there is no such quorum, resolution adopted by a majority of the committee of stockholders and disinterested directors of the Company; (iv) resolution adopted by a majority of the quorum of directors entitled to vote at any meeting; or (v) order of any Court having jurisdiction over the Company. Such right of indemnification is not exclusive of any other right which such director or officer may have, and without limiting the generality of such statement, they are entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under the Company's Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of Newgold pursuant to the foregoing provisions, or otherwise, Newgold has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTIONS.
              --------------------------------------------

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, are as follows:

Registration Fee                                            $     948
Blue Sky Fees                                                     500
Printing                                                        1,000
Legal Fees and Expenses                                        30,000
Accounting Fees and Expenses                                   25,000
Miscellaneous                                                   1,552
                                                           -----------

         Total                                              $  59,000
                                                           ===========

ITEM 26.      RECENT SALES OF UNREGISTERED SECURITIES.
              ---------------------------------------

The following issuances of stock, warrants, and other equity securities were made without any public solicitation to a limited number of investors or related individuals or entities in separately negotiated transactions. Each investor represented to us that the securities were being acquired for investment purposes only and not with an intention to resell or distribute such securities. Each of the individuals or entities had access to information about our business and financial condition and was deemed capable of protecting their own interests. The stock, warrants and other securities were issued pursuant to the private placement exemption provided by Section 4(2) or Section 4(6) of the Securities Act. These are deemed to be "restricted securities" as defined in Rule 144 under the Securities Act and the warrant certificates and the stock certificates bear a legend limiting the resale thereof.

During  Newgold's  current  fiscal year ending  January 31, 2007,  it issued the
following   securities  pursuant  to  exemptions  from  registration  under  the
Securities Act:

         (a) In June 2006, Newgold issued 2,399,087 shares of restricted stock in conversion of $600,000 in principal of outstanding Secured Convertible Debentures held by Cornell Capital Partners.

         (b) In March 2006 Newgold issued 500,000 shares of restricted common stock at a price of $0.20 per share to an investor for total proceeds of $100,000. Additionally, 500,000 warrants to purchase common stock at a price of $0.40 per share were issued to the investor. The warrants expire three years from the date of issuance.

         (c) In March 2006 $200,000 was funded per the terms of the Debenture referred to in Note 7. Of the $200,000 funded $20,000 was paid for various loan fees and closing costs. All of the original terms and conditions of the Debenture and related documents remain unchanged.

During Newgold's fiscal year ended January 31, 2006, it issued the following securities pursuant to exemptions from registration under the Securities Act:

         (d) On January 27, 2006, Newgold entered into a Securities Purchase Agreement (the "Purchase Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement") in connection with a private placement of a convertible debenture, in the principal amount of $1,000,000 and bearing interest of 8% per annum (the "Debenture"). The Debenture will be funded
$600,000 at the closing, $200,000 upon the filing of a resale registration statement with the Securities and Exchange Commission and $200,000 upon the registration statement being declared effective. The Debenture is due and payable on January 27, 2009 unless it is converted into shares of the Company's common stock or is repaid prior to its expiration date. Additionally, pursuant to the Purchase Agreement, the investor was issued warrants (the "Warrants") to purchase an aggregate of 2,500,000 shares of Newgold common stock with 1,250,000 warrants exercisable at $0.20 per share and 1,250,000 warrants exercisable at $0.30 per share. The Warrants have a term of four years and are immediately exercisable.

         (e) On January 27, 2006 Newgold issued 2,500,000 shares of commons stock at a price of $0.20 per share to an investor for total proceeds of $500,000. Additionally, 2,500,000 warrants to purchase common stock at a price of $0.40 per share were issued to the investor. The warrants expire three years from the date of issuance. The shares were offered and sold exclusively to individuals residing or entities formed outside the United States and are not deemed to be "U.S. persons" as that term is defined under Regulation S. Each investor represented that it is purchasing such shares for its own account. Both the offer and the sale of the Newgold shares were made outside the United States and are deemed to be "offshore transactions" as that term is defined under Regulation S. The share certificate contains a legend indicating that such shares can only be transferred in compliance with the provisions of Regulation
S. In light of the foregoing, such sales were deemed exempt from registration pursuant to Regulation S of the 1933 Act. The shares are deemed to be "restricted securities" as defined in Rule 144 under the 1933 Act.

         (f) On January 25, 2006, Newgold entered into a joint venture with ASDi, LLC to develop two Nevada mining properties known as the Red Caps Project ("Red Caps") and Crescent Valley Project ("Crescent Valley"). The Red Caps and Crescent Valley mining claims are currently owned by ASDi, LLC which is owned and managed by A. Scott Dockter, Chairman and CEO of Newgold. The joint venture will be operated through a newly formed Nevada limited liability company called Crescent Red Caps, LLC. The terms of the joint venture provide for ASDi to contribute the Red Caps and Crescent Valley mining claims to the LLC in exchange for Newgold issuing 2.5 million shares of its common stock to ASDi. Newgold will initially own a 22.22% interest in the LLC and ASDi will hold a 77.78% interest. By expending up to $1,350,000 on each project over the next three years, Newgold can increase its interest in the LLC to 66.66%. Thereafter, Newgold has the right to purchase the remaining interest in the LLC held by ASDi at a price to be determined by the results of the exploration work conducted. Newgold will be the Manager of the LLC.

         During Newgold's fiscal year ended January 31, 2005, it issued the following equity securities pursuant to exemptions from registration under the Securities Act:

         (g) In April 2004, Newgold borrowed $9,650 from its President, Scott Dockter. The promissory note is not convertible into stock, is due on April
30,2005, and bears interest at 8% per year. In connection with the loans, warrants to purchase 64,333 shares of Newgold common stock have been issued. The warrants have been valued using the Black-Scholes option pricing model. The warrants were issued at $0.15 per share and expire in five years from the date of issuance.

         (h) In July 2004, Newgold borrowed $8,500 from its President, Scott Dockter. The promissory note is not convertible into stock, is due on July 31, 2005, and bears interest at 8% per year. In connection with the loans, warrants to purchase 56,667 shares of Newgold common stock have been issued. The warrants have been valued using the Black-Scholes option pricing model. The warrants were issued at $0.15 per share and expire in five years from the date of issuance.

         (i) In October 2004, Newgold borrowed $3,081 from its President, Scott Dockter. The promissory note is not convertible into stock, is due on in one year and bears interest at 8% per year. In conjunction with this loan, the President was issued warrants to purchase 20,540 shares of Newgold's common stock of $0.15 per share. In addition, new convertible promissory notes were issued to Scott Dockter, Newgold's CEO and James Kluber, Newgold's CFO in the principal amounts of $1,402,742 and $209,251, respectively. The notes bear interest at 8% per annum and are due September 30, 2005. In connection with the issuance of these notes, Newgold issued warrants to purchase 5,798,140 and 1,395,007 shares of common stock to its Chief Executive Officer and Chief Financial Officer, respectively.

         During Newgold's fiscal year ended January 31, 2004, it issued the following equity securities pursuant to exemptions from registration under the Securities Act:

         (j) In February 2003, one person exercised a warrant to purchase 200,000 shares of Newgold's common stock. The exercise price was $0.10/share.

ITEM 27.      EXHIBITS
              --------

         EXHIBIT NO.       DESCRIPTION OF EXHIBIT
         ----------        ----------------------
         2.1(4)            Plan of Reorganization and Merger Agreement, dated as
                           of July 23, 1999, between the Registrant and Business
                           Web, Inc.
         2.2(6)            First Amendment to Plan of Reorganization  and Merger
                           Agreement,  dated as of October 31, 1999, between the
                           Registrant and Business Web, Inc.
         2.3(7)            Termination Agreement, dated as of December 27, 1999,
                           between the Registrant and Business Web, Inc.
         3.1(2)            Certificate of Incorporation of the Registrant.
         3.2(1)            Certificate    of   Amendment   to   Certificate   of
                           Incorporation of the Registrant.
         3.3(2)            Bylaws of the Registrant
         4.1(9)            Convertible Debenture
         4.2.1(9)          Form of Warrant - $0.20 exercise price
         4.2.2(9)          Form of Warrant - $0.30 exercise price
         5.1(12)           Opinion of Counsel
         10.1(3)           Promissory Note between Newgold and A. Scott Dockter,
                           dated April 2, 1997, for the principal amount of $100,000.
         10.2(3)           Promissory Note between Newgold and A. Scott Dockter,
                           dated April 17, 1997, for the principal amount of $50,000.
         10.3(3)           Promissory Note between Newgold and A. Scott Dockter,
                           dated April 30, 1997, for the principal amount of $20,000.

         10.4(3)           Promissory Note between Newgold and A. Scott Dockter,
                           dated  May 30,  1997,  for the  principal  amount  of
                           $35,000
         10.5(5)           Promissory Note between Newgold and A. Scott Dockter,
                           dated December 24, 1998, for the principal  amount of
                           $24,000.
         10.6(7)           Warrant  to  Purchase   shares  of  Common  Stock  of
                           Business Web, Inc.
         10.7(9)           Securities  Purchase Agreement dated January 27, 2006
                           by and among Newgold and the investor named therein.
         10.8(9)           Registration  Rights Agreement dated January 27, 2006
                           by and among Newgold and the investor named therein.
         10.9(10)          Joint  Venture   Agreement  dated  January  25,  2006
                           between Newgold, Inc. and ASDi, LLC
         10.10(10)         Crescent Red Caps LLC - Operating Agreement
         10.11(11)         Employment  Agreement  for  A.  Scott  Dockter  dated
                           February 1, 2006
         10.12(11)         Employment   Agreement  for  James  W.  Kluber  dated
                           February 1, 2006
         10.13(12)         Pledge and Escrow Agreement dated January 27, 2006 by
                           and among Newgold and the investor named therein.
         14(8)             Code of Business Conduct and Ethics.
         23.1(12)          Consent  of Counsel  (incorporated  by  reference  to
                           Exhibit 5.1 of this filing)
         23.2(12)          Consent of Independent  Registered  Public Accounting
                           Firm

 --------------------

(1) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1996 filed with the omission on January 22, 1997.
(2) Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (File No. 33-49920) filed with the Commission on October 14, 1993.
(3) Incorporated by reference to Registrant's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1997 filed with the Commission on June 30, 1997.
(4) Incorporated by reference to Registrant's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1999 filed with the Commission on October 1, 1999.
(5) Incorporated by reference to Registrant's First Amendment to Annual Report on Form 10-KSB for the fiscal year ended January 31, 1999, filed with the Commission on October 20, 1999.
(6) Incorporated by reference to Registrant's Form 8-K filed with the Commission on November 2, 1999. (7) Incorporated by reference to Registrant's Annual Report on Form 10-KSB for the fiscal year ended January 31,
     2000 filed with the Commission on May 17, 2000.
(8) Incorporated by reference to Registrant's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2005 filed with the Commission on May 2, 2005
(9) Incorporated by reference to Registrant's Form 8-K filed with the Commission on February 2, 2006
(10) Incorporated by reference to Registrant's Form 8-K/A filed with Commission on February 27, 2006.
(11) Incorporated by reference to Registrant's Registration Statement on Form SB-2 (File No. 333-132218) filed with the Commission on March 6, 2006.
(12) Incorporated by reference to Registrant's Amended Registration Statement in Form SB-2 (File No. 333-132218) filed with the Commission on June 12, 2006.

ITEM 28.      UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

         (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

         (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Sacramento, State of California on July 12, 2006.


                                  NEWGOLD, INC.


By: /s/ A. Scott Dockter
   ----------------------------
Name: A. Scott Dockter
Title:  Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this amended registration statement was signed by the following persons in the capacities and on the dates stated:


----------------------------- ------------------------------- ------------------
SIGNATURES                    TITLE                           DATE
----------------------------- ------------------------------- ------------------
/s/ A. SCOTT DOCKTER
---------------------
A. Scott Dockter              Chief Executive Officer and     July 12, 2006
                              Director
----------------------------- ------------------------------- ------------------
/s/ James Kluber                                              July 12, 2006
---------------------         Principal Accounting Officer,
James Kluber                  Principal Financial Officer,
                              Secretary and Director
----------------------------- ------------------------------- ------------------